SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PRESSTEK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Presstek, Inc. (the “Company”)

(2)	Aggregate number of securities to which transaction applies: 37,525,228 shares of the Company’s common stock (which includes 100,000 shares of restricted common units)

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  37,525,228 shares of the Company’s common stock multiplied by the merger consideration of $0.50 per share

(4)	Proposed maximum aggregate value of transaction: $18,762,614

(5)	Total Fee Paid: $2,151

Total fee paid:
☒          Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRESSTEK, INC.
10 Glenville Street
Greenwich, Connecticut 06831
Telephone: (203) 769-8056

 October 1, 2012
Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Presstek, Inc., which we refer to as the Company, to be held on Wednesday, October 31, 2012, at 10:00 a.m., local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.

At the special meeting, you will be asked to approve the adoption of the Agreement and Plan of Merger, dated as of August 22, 2012, as it may be amended from time to time, which we refer to as the merger agreement, among MAI Holdings, Inc., a Delaware corporation,  which we refer to as Parent, and MAI Merger Corp., a direct wholly owned subsidiary of Parent, which we refer to as Purchaser, and the Company, pursuant to which Purchaser will be merged with and into the Company and the Company will continue as the surviving corporation.  We refer to this transaction as the merger.  Following the merger, the Company will be a wholly owned subsidiary of Parent.

We are also asking you to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and grant us the authority to vote your shares to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the adoption and approval of the merger agreement.

If the merger is completed, you will be entitled to receive $0.50 in cash, without interest, less any applicable withholding taxes, for each share of the Company’s common stock owned by you.

The board of directors of the Company has unanimously determined that the merger is fair to, and in the best interests of, the Company’s stockholders, approved and declared advisable the merger agreement and resolved to recommend that the stockholders adopt the merger agreement.  The board of directors made its recommendation after consultation with its independent legal and financial advisers and consideration of a number of factors.  The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” the approval, on an advisory basis, of the merger-related compensation for the Company’s named executive officers, and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon.

Your vote is very important.  Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet.  If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.  The failure to vote will have the same effect as a vote against approval of the proposal to adopt the merger agreement.

If your shares of common stock of the Company are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock of the Company without instructions from you.  You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of the Company’s common stock, following the procedures provided by your bank, brokerage firm or other nominee.  The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Company’s common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting against the proposal to adopt the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement.  We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.  You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Stanley E. Freimuth

Stanley E. Freimuth
Chairman, President and Chief Executive Officer

This proxy statement is dated October 1, 2012, and is first being mailed to the Company’s stockholders on or about October 1, 2012.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Presstek, Inc.
10 Glenville Street
Greenwich, Connecticut 06831
Telephone: (203) 769-8056

NOTICE OF SPECIAL MEETING

A special meeting of the stockholders of Presstek, Inc., which we refer to as the Company, will be held at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York, on Wednesday, October 31, 2012, at 10:00 a.m., local time, for the following purposes:

1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 22, 2012, as it may be amended from time to time, which we refer to as the merger agreement, among MAI Holdings, Inc., a Delaware corporation, which we refer to as Parent, MAI Merger Corp, a Delaware corporation and a direct wholly owned subsidiary of Parent, which we refer to as Purchaser, and the Company.  A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.	To consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers.

3.
To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

4.
To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

Only Stockholders of record at the close of business on September 20, 2012, the record date fixed by the board of directors for the special meeting, are entitled to notice of, and to vote at, such meeting.

The board of directors of the Company has unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the Agreement and Plan of Merger.  The Company’s board of directors made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors.  The board of directors of the Company recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, on an advisory basis, of the merger-related compensation for the Company’s named executive officers, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Company stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTAGE PAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET.  THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF AT THE SPECIAL MEETING BY WRITTEN NOTICE TO THE COMPANY, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

By Order of the Board of Directors,
/s/ James R. Van Horn
James R. Van Horn
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: October 1, 2012

Greenwich, Connecticut

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	1
SUMMARY	7
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	15
PARTIES TO THE MERGER	16
THE COMPANY	16
PARENT	16
PURCHASER	16
THE SPECIAL MEETING	16
TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING	16
RECORD DATE AND QUORUM	17
ATTENDANCE	17
VOTE REQUIRED	17
PROXIES AND REVOCATION	19
ADJOURNMENTS AND POSTPONEMENTS	19
ANTICIPATED DATE OF COMPLETION OF THE MERGER	20
RIGHTS OF STOCKHOLDERS WHO SEEK APPRAISAL	20
SOLICITATION OF PROXIES; PAYMENT OF SOLICITATION EXPENSES	20
QUESTIONS AND ADDITIONAL INFORMATION	20
THE MERGER	21
MERGER CONSIDERATION	21
BACKGROUND OF THE MERGER	21
REASONS FOR THE MERGER	28
RECOMMENDATION OF THE BOARD OF DIRECTORS	31
OPINION OF GCA SAVVIAN ADVISORS, LLC	31
COMPANY UNAUDITED PROSPECTIVE FINANCIAL INFORMATION	36
FINANCING OF THE MERGER	37
EFFECTIVE TIME OF MERGER	37
PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES	37
INTERESTS OF CERTAIN PERSONS IN THE MERGER	38
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	43
REGULATORY APPROVALS	45
LITIGATION RELATING TO THE MERGER	45
THE MERGER AGREEMENT	45
EXPLANATORY NOTE REGARDING THE MERGER AGREEMENT	45
EFFECTS OF THE MERGER; DIRECTORS AND OFFICERS; CERTIFICATE OF INCORPORATION; BYLAWS	46
CLOSING AND EFFECTIVE TIME OF THE MERGER	46
TREATMENT OF EQUITY INTERESTS	46
EXCHANGE AND PAYMENT PROCEDURES	47
NO FINANCING COVENANTS OR CONDITIONS	48
REPRESENTATIONS AND WARRANTIES	48
CONDUCT OF OUR BUSINESS PENDING THE MERGER	51
NO SOLICITATION OF OTHER OFFERS	52
STOCKHOLDERS MEETING	54
FILINGS; OTHER ACTIONS; NOTIFICATION	54
INVESTMENTS	55
CREDIT AGREEMENT	55
CONDITIONS TO THE MERGER	57
TERMINATION	58
TERMINATION FEE	58
EXPENSES	58
REMEDIES	59
INDEMNIFICATION; DIRECTORS’ AND OFFICERS’ INSURANCE	59
ACCESS	59
MODIFICATION OR AMENDMENT	60
VOTING AGREEMENT	61
MARKET PRICE OF COMMON STOCK	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	63
ADVISORY VOTE ON COMPENSATION	66
BACKGROUND; SHAREHOLDER RESOLUTION	66
APPRAISAL RIGHTS	66
DELISTING AND DEREGISTRATION OF COMMON STOCK	70
STOCKHOLDER PROPOSALS	70
WHERE YOU CAN FIND MORE INFORMATION	70

Annex A	Agreement and Plan of Merger, dated as of August 22, 2012, among, MAI Holdings, Inc., MAI Merger Corp. and Presstek, Inc.

Annex B	Opinion of GCA Savvian Advisors, LLC, dated August 22, 2012.

Annex C	Voting Agreement, dated as of August 22, 2012, by and among MAI Holdings, Inc., IAT Reinsurance Company Ltd. and related parties listed on Schedule I thereto.

Annex D	Section 262 of the General Corporation Law of the State of Delaware.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting.  These questions and answers may not address all questions that may be important to you as a stockholder of the Company.  Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.  You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 70.

Q.           Why am I receiving this document?

A.
Presstek, Inc., which we refer to as the Company, us, our or we, has agreed to be acquired by MAI Holdings, Inc., or Parent, pursuant to the terms of the merger agreement described in this proxy statement.  A copy of the merger agreement is attached to this proxy statement as Annex A.  The Company’s stockholders must vote to adopt the merger agreement before the transactions contemplated by the merger agreement can be completed, and the Company is holding a special meeting of its stockholders so that its stockholders may vote with respect to the adoption of the merger agreement.

You are receiving this proxy statement because you own shares of the Company’s common stock.  This proxy statement contains important information about the proposed transaction and the special meeting, and you should read it carefully.  The enclosed proxy statement allows you to vote your shares of the Company’s common stock without attending the special meeting in person.

Your vote is extremely important, and we encourage you to vote as soon as possible.  For more information on how to vote your shares of the Company’s common stock, please see the section of this proxy statement entitled “The Special Meeting” beginning on page 16.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement.  If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, MAI Holdings, Inc., or Purchaser, which is a direct wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation.  We refer to this transaction as the merger. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly-held corporation.  In addition, as a result of the merger, our common stock will be delisted from the Nasdaq Global Market, or Nasdaq, and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will no longer file periodic reports with the Securities and Exchange Commission, or SEC, on account of our common stock and you will no longer have any interest in our future earnings or growth.

Q.	What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive $0.50 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes, for each share of the Company’s common stock that you own, unless you properly exercise, and do not withdraw, your appraisal rights under the Delaware General Corporation Law, or the DGCL, with respect to such shares.  For example, if you own 100 shares of the Company’s common stock, you will receive $50.00 in cash in exchange for your shares of the Company’s common stock, less any applicable withholding taxes.  Upon consummation of the merger, you will not own any shares of the capital stock of the surviving corporation.

Q.	How does the merger consideration compare to the market price of the Company’s common stock prior to the announcement of the merger?

A.
The merger consideration represents a premium of 16.3% to the closing price of the Company’s common stock on August 22, 2012, the last trading day prior to the public announcement of the merger agreement, and a premium of 13.6% to closing price of the Company’s common stock 30 days prior to the announcement of the transaction on July 24, 2012. However, the merger consideration represents an 82% discount to the highest closing price in the last two years of $2.73 on March 10, 2011.

Q.           When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible.  Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed in the fourth quarter of 2012.  If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Q.	What happens if the merger is not completed?

A.
If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of the Company’s common stock in connection with the merger.  Instead, the Company will remain an independent public company and the common stock will continue to be listed and traded on Nasdaq.  Under specified circumstances, the Company may be required to reimburse Parent for its expenses or pay Parent a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement—Termination Fee” beginning on page 58.

Q.	Is the merger expected to be taxable to me?

A.
The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.  If you are a “U.S. holder,” as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and your adjusted tax basis in your shares of the Company’s common stock.  If you are a “non-U.S. holder,” as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” any gain that you realize generally will not be subject to U.S. federal income tax, subject to certain exceptions discussed in that section.  You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43, which provides a discussion of the U.S. federal income tax consequences of the merger for “U.S. holders” and “non-U.S. holders.” You should also consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Yes.  In considering the recommendation of the board of directors to vote in favor of the adoption of the merger agreement, you should be aware that the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.  The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company.  See “The Merger—Interests of Certain Persons in the Merger” beginning on page 38.

Q.	When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on Wednesday, October 31, 2012, at 10:00 a.m., local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.

Q.	What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on proposals to adopt the merger agreement, to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers, and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.	What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of our common stock, failing to submit a proxy or vote in person at the special meeting, abstaining from the vote or failing to provide your bank, broker or other nominee with instructions as to how to vote your shares will each have the same effect as a vote against the proposal to adopt the merger agreement.

Q.	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A.
Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

Abstaining will have the same effect as a vote against the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.  If your shares of common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee as to how to vote your shares of common stock, your shares of common stock will not be voted, and this will not have any effect on the proposal to adjourn the special meeting.

Q:	What vote of our stockholders is required to approve the merger-related compensation for the Company’s named executive officers?

A:
Approval, on an advisory basis, of the merger-related compensation for the Company’s named executive officers requires the affirmative vote of a majority of the holders of a majority of the shares of our common stock present, in person or represented by proxy, and entitled to vote on the matter at the special meeting, provided a quorum is present.  You may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to the merger-related compensation for the Company’s named executive officers, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it will have the same effect as if you vote against the proposal relating to the merger-related compensation.

Q.	How does the board of directors recommend that I vote?

A.
The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, on an advisory basis, of the merger-related compensation for the company’s named executive officers, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How many votes are already committed to be voted in favor of the adoption of the merger agreement?

A.
Pursuant to a voting agreement, dated as of August 22, 2012, between Parent and IAT Reinsurance Company Ltd. and related parties identified on Schedule I to the voting agreement, which we refer to as the voting agreement, IAT Reinsurance Company Ltd. and related parties identified on Schedule I to the voting agreement, who we refer to as significant stockholders, solely in their capacities as stockholders, agreed, among other things, to vote in favor of the proposal to adopt the merger agreement and granted Parent an irrevocable proxy to vote their shares in accordance with the foregoing.  See the section entitled “Voting Agreement” beginning on page 61 for more information.  As of September 20, 2012, the record date for the special meeting, the significant stockholders were entitled to vote a total of 9,187,055 shares, or approximately 24.5%, of the Company’s outstanding common stock.

Q.	Who can vote at the special meeting?

A.
Stockholders as of the close of business on the record date, September 20, 2012, are entitled to vote their shares of our common stock.  Each outstanding share of our common stock is entitled to one vote.  At the close of business on the record date, there were 37,425,228 shares of our common stock outstanding.  The Company has no other voting securities issued and outstanding.  Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the special meeting.  Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the special meeting and voting in person.

Q.	What is a quorum?

A.
A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Q.	How do I vote?

A.	If you are a stockholder of record as of the record date, you may vote your shares on matters presented at the special meeting in any of the following ways:

▪	You may vote by mail if you complete, sign and date the accompanying proxy card and return it as directed. Your shares will be voted confidentially and in accordance with your instructions;

▪	You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

▪
You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person.  At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting.  Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a beneficial owner of shares of our common stock as of the record date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.  Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone.

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner?”

A.
If your shares of our common stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered, with respect to those shares of common stock, the “stockholder of record.” In that case, this proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of our common stock held in street name.  In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those shares of common stock, the stockholder of record.  As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of common stock by following their instructions for voting.

Q.	If my shares of common stock are held in street name by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock of the Company if you instruct your bank, brokerage firm or other nominee as to how to vote.  You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of the Company’s common stock.  If you do not instruct your bank, brokerage firm or other nominee as to how to vote your shares of the Company’s common stock, your shares of the Company’s common stock will not be voted and that will be the same as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	What is a proxy?

A.
A proxy is your legal designation of another person, who is also referred to as a proxy, to vote your shares of common stock.  This written document describing the matters to be considered and voted on at the special meeting is called a proxy statement.  The document used to designate a proxy to vote your shares of stock is called a proxy card.

Q.	If a stockholder gives a proxy, how are the shares of common stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of common stock in the way that you indicate.  When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	Can I change or revoke my vote?

A.	Yes, you may revoke your proxy and change your vote at any time before the polls close at the special meeting by using any of the following methods:

▪	by signing another proxy with a later date;

▪	by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or

▪	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the special meeting or by voting in person at the special meeting.

Attendance at the special meeting will not automatically revoke a previously granted proxy

Q.	What happens if I do not vote or submit a proxy card, or do not instruct my bank, broker or other nominee as to how to vote, or abstain from voting?

A.
If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee as to how to vote, it will have the same effect as a vote cast against the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.  Abstaining will have the same effect as a vote against the proposal to adopt the merger agreement and the same effect as a vote against the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of our common stock in street name, or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special meeting.  These should each be voted and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of our common stock are voted.

Q.	What happens if I sell my shares of the Company’s common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is prior to both the date of the special meeting and the consummation of the merger. If you transfer your shares of common stock before the record date, you will not be entitled to vote at the special meeting and will not be entitled to receive the merger consideration.  If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.  The person to whom you transfer your shares of the Company’s common stock after the record date will not have a right to vote those shares at the special meeting.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.
This solicitation is being made by the board of directors of the Company.  The Company will bear all costs of soliciting proxies.  The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication.  In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.  Solicitation by the Company’s officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation.  The Company may retain a proxy solicitation firm to assist in the solicitation of proxies.  The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

Q.	What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting.  If you hold your shares of the Company’s common stock in your own name as the stockholder of record, please vote your shares of the Company’s common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by using the telephone number printed on your proxy card or by following the Internet voting instructions printed on your proxy card.  If you are a beneficial owner of shares of the Company’s common stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.
No.  You will receive a letter of transmittal shortly after the completion of the merger describing how you may exchange your shares of the Company’s common stock for the merger consideration.  If your shares of common stock are held in street name by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your street name shares of the Company’s common stock in exchange for the merger consideration.  Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of the Company’s common stock?

A.
Yes.  As a holder of the Company’s common stock, you are entitled to appraisal rights under the DGCL with respect to any or all of your shares of the Company’s common stock in connection with the merger if you take certain actions and meet certain conditions.  See “Appraisal Rights” beginning on page 66.

Q.	Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of the Company’s common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
877-777-5603
(Banks and brokers please call: 973-873-7780)
For media inquiries, please contact:

Presstek, Inc.
10 Glenville Street
Greenwich, Connecticut 06831
Telephone: (203) 769-8056
Attention:  James R. Van Horn

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that topic.  You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 70.

Parties to the Merger (Page 16)

Presstek, Inc., which we refer to as the Company, we, us or our, is a leading manufacturer and marketer of environmentally-friendly digital offset printing solutions. These products are engineered to provide a streamlined workflow that shortens the print cycle time, reduces overall production costs, and meets the market’s increasing demand for fast turnaround high quality short run color printing.  The Company’s products include DI® digital offset presses and printing plates, computer-to-plate, or CTP, systems, workflow solutions, chemistry-free printing plates, preheat and no preheat thermal CTP plates and a complete line of prepress and press room consumables.  The Company also offers a range of technical services for its customers.

MAI Holdings, Inc., which we refer to as Parent, a Delaware corporation headquartered in Chesterfield, Missouri, is an entity that was formed to hold 100% of the interest in Mark Andy, Inc. and performs no other business.   Mark Andy, Inc. is a designer of narrow and mid-web flexographic equipment and aftermarket products serving the label, packaging and specialty printing markets.

MAI Merger Corp., or Purchaser, a Delaware corporation, is a direct wholly owned subsidiary of Parent and was formed by Parent solely for purposes of entering into the merger agreement and completing the transactions contemplated by the merger agreement.  Upon completion of the merger, Purchaser will be merged with and into the Company and will cease to exist.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of August 22, 2012, as it may be amended from time to time, among Parent, Purchaser and the Company, as the merger agreement, and the merger of Purchaser with and into the Company pursuant to the merger agreement as the merger.

The Merger (Page 21)

The merger agreement provides that Purchaser will merge with and into the Company.  The Company will be the surviving corporation in the merger and will continue to do business following the merger, as a wholly owned subsidiary of Parent.  As a result of the merger, the Company will cease to be a publicly-traded company.  If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 21)

In the merger, each issued and outstanding share of our common stock, par value of one cent ($0.01) per share (except for shares owned by Parent or held by the Company in treasury, or any of their respective subsidiaries, shares owned by stockholders who properly exercise appraisal rights under the DGCL), will be cancelled and converted into the right to receive $0.50 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes.

The Special Meeting (Page 16)

Time, Place and Purpose of the Special Meeting (Page 16)

The special meeting will be held on Wednesday, October 31, 2012, starting at 10:00 a.m., local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.

At the special meeting, holders of our common stock will be asked to approve the proposal to adopt the merger agreement, and to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Record Date and Quorum (Page 17)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of the Company’s common stock as of the close of business on September 20, 2012, the record date for the special meeting, which we refer to as the record date.  You will have one vote for each share of common stock that you owned on the record date.  As of the record date, there were 37,425,228 shares of common stock outstanding and entitled to vote at the special meeting.  A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy at the special meeting constitutes a quorum for purposes of the special meeting.

Vote Required (Page 17)

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon.

Approval, on an advisory basis, of the merger-related compensation for the Company’s named executive officers requires the affirmative vote of a majority of the holders of a majority of the shares of our common stock present, in person or represented by proxy, and entitled to vote on the matter at the special meeting, provided a quorum is present.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

Concurrently with the execution and delivery of the merger agreement, IAT Reinsurance Company Ltd. and related parties set forth on Schedule I to the voting agreement, who we refer to as the significant stockholders, solely in their capacities as stockholders of the Company, entered into a voting agreement with Parent with respect to their respective shares of the Company’s common stock.  We refer to this agreement as the voting agreement.  The shares held by the significant stockholders constituted approximately 24.5% of the total issued and outstanding shares of Company’s common stock as of August 22, 2012.  Pursuant to the voting agreements, each significant stockholder (i) has agreed to vote, or cause to be voted, its shares of Company common stock in favor of the approval of the merger agreement and the transactions contemplated thereby, and (ii) has granted Parent an irrevocable proxy to vote their shares in accordance with the foregoing.

Proxies and Revocation (Page 19)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting.  If your shares of the Company’s common stock are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of the Company’s common stock using the instructions provided by your bank, broker or other nominee.  If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, broker or other nominee with instructions, as applicable, your shares of the Company’s common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote against the proposal to adopt the merger agreement, and your shares of common stock will not have any effect on the proposal to adjourn the special meeting.

You have the right to revoke a proxy, whether delivered by telephone, over the Internet or by mail, and change your vote at any time before the polls close at the special meeting (i) by signing another proxy with a later date, (ii) by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote, or (iii) if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the special meeting or by voting in person at the special meeting.  Attendance at the special meeting will not automatically revoke a previously granted proxy.

Background of the Merger (Page 21)

A description of the actions that led to the execution of the merger agreement, including our discussions with Parent, is included under the section entitled “The Merger—Background of the Merger” below, which begins on page 21.

Reasons for the Merger; Recommendation of the Board of Directors (Page 28)

Primarily as a result of the worldwide economic downturn beginning in 2008, we have experienced a significant decline in revenues and profitability. In order to address the steep decline in revenue and profitability in this difficult economic climate, we have reduced our operating expenses significantly.  We have implemented a series of restructuring plans and other measures in an effort to reduce our cost structure and stabilize the business.  However, despite these efforts we have been unable to achieve profitability in recent years, and there is no assurance as to when, or if, the Company will be able to return to profitability.  Our board of directors periodically reviews the Company’s condition (financial and otherwise), challenges facing the company both from within and outside the industry, business and financial prospects and other matters affecting the Company, with a view toward maximizing stockholder value.

In early 2011, management began to consider the prospects for improved financial performance if the Company partnered with other industry participants.  At a Board meeting held on June 2, 2011, the Board approved the engagement of GCA Savvian Advisors, LLC, which we refer to as GCA Savvian, to provide services in connection with the Company’s exploration of potential transactions that would result in a change in control of the Company.  Throughout the strategic process that commenced with the retention of GCA Savvian as the Company’s financial advisor and concluded with the execution of the definitive merger agreement, the Company, with the assistance of GCA Savvian, approached a total of 54 firms, including 31 strategic companies and 23 financial sponsors.  Of those parties approached, the Company’s management made a presentation to 11 of these firms, including three strategic and eight financial sponsors.  Of these 11 firms, five presented preliminary indications of interest, and two presented a final bid to acquire the Company.  Of these two firms that presented a final bid, one of them withdrew.

After careful consideration, the board of directors unanimously (i) determined that the merger and the transactions contemplated in the merger agreement are advisable and in the best interests of the Company’s stockholders, (ii) approved the execution, delivery and performance by the Company of the merger agreement and the transactions contemplated thereby, and (iii) directed that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and resolved to recommend that the Company’s stockholders adopt the merger agreement.  For the factors considered by the board of directors in reaching its decision to approve the merger agreement, please see the section entitled “The Merger—Reasons for the Merger” below, which begins on page 28.

The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of GCA Savvian (Page 31)

The Company retained GCA Savvian to act as its financial advisor in connection with certain potential strategic transactions involving the Company, including the merger. On August 22, 2012, GCA Savvian rendered its opinion to the Company’s board of directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, factors considered, and limitations on the review undertaken by GCA Savvian as set forth therein, the merger consideration of $0.50 per share of the Company’s common stock in cash to be received by the holders of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

GCA Savvian provided its opinion to the Company’s board of directors for the benefit and use of the Company’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. The opinion does not address the Company’s underlying business decision to enter into the merger, or the relative merits of the merger as compared to any other alternatives that may be available to the Company, and it does not constitute a recommendation to the Company, the Company’s board of directors or any committee thereof, its stockholders, or any other person as to any specific action or vote that should be taken in connection with the merger.

The full text of the written opinion that GCA Savvian delivered to the Company’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered, and limitations on the review undertaken by GCA Savvian, is attached as Annex B to this proxy statement. The Company encourages you to read the opinion carefully in its entirety.

Financing of the Merger (Page 37)

The merger is not subject to any financing condition.  We anticipate that the total funds needed to complete the merger will be approximately $21.0 million, which consists of the merger consideration and certain expenses. Parent has received and delivered to the Company an executed equity commitment letter from American Industrial Partners Capital Fund IV, L.P., which were refer to as AIP Capital, pursuant to which AIP Capital has committed to provide to Parent up to $30,000,000 at the time of the consummation of the merger, subject to the satisfaction of certain conditions.  In certain circumstances, AIP Capital may allocate all or a portion of its commitment to its affiliates.  Parent has informed us that it has no reason to believe the equity financing will not be made available to Parent and Purchaser and that, assuming the satisfaction of the terms of the merger agreement and the equity financing is funded in accordance with its conditions, Parent and Purchaser will have sufficient funds to pay the aggregate merger consideration.

Interests of Certain Persons in the Merger (Page 38)

When considering the recommendation by the board of directors, you should be aware that our officers and directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company.  These interests include the following:

▪	the vesting and distribution with respect to all restricted stock units or restricted stock awards , as applicable, held by our executive officers;

▪
the payment of severance to our executive officers if a termination of employment were to occur in connection with the merger, including a voluntary termination by such officers within a certain period of time;

▪
on February 13, 2012 the Company awarded Mr. James R. Van Horn a retention bonus of $50,000, subject to the requirement that in the event that he left the Company voluntarily before March 15, 2013, the net after-tax amount of the bonus would be repaid to the Company.  Under terms of the bonus, his repayment obligation terminates upon completion of the Merger.

▪
from and after the effective time, our present and former executive officers and directors are indemnified against any and all losses in connection with any action arising out of the fact that such person is or was a director or officer of the Company at or prior to the effective time, including any such losses arising out of or pertaining to the merger agreement or the transactions contemplated thereby.  The surviving corporation is also required under the merger agreement to maintain in its organizational documents for a period of six years after the effective time, provisions with respect to the exculpation and indemnification of the current and former directors and executive officers of the Company that are the same as those currently set forth in the Company’s certificate of incorporation; and

▪	the interests of the Company’s executive officers in continuing their roles with the Company after the merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 43)

The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.  Stockholders who are U.S. holders and who exchange their shares of common stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their shares of common stock.  Stockholders who are non-U.S. holders and who realize gain on the exchange of their shares of the Company’s common stock in the merger generally will not be subject to U.S. federal income tax on the realized gain, subject to certain exceptions.  You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43, which provides a discussion of tax consequences of the merger for “U.S. holders” and “non-U.S. holders” as defined in that discussion.  You should consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Litigation Relating to the Merger (Page 45)

Two putative class action lawsuits relating to the merger have been filed in the Superior Court, Judicial District of Stamford, Connecticut. The complaints, which purport to be brought as class action on behalf of all of the Company’s public stockholders, excluding the defendants and their affiliates, allege the Company’s directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement by means of an unfair process and for inadequate consideration. The complaints further allege that the Company, Parent and Purchaser aided and abetted the alleged breaches by the Company’s directors. The complaints seek various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms. The defendants believe that the complaints are without merit and intend to defend the actions vigorously.

The Merger Agreement (Page 45)

Treatment of Equity Interests (Page 46)

▪
Common Stock.  At the effective time of the merger, or the effective time, each issued and outstanding share of the Company’s common stock (except for shares held by Parent, shares held by the Company in treasury, or any of their respective subsidiaries, shares held by stockholders who properly exercise appraisal rights under the DGCL) will be cancelled and converted into the right to receive the merger consideration of $0.50 in cash, without interest, less any applicable withholding taxes.

▪
Employee Stock Options.  At the effective time, the Company will terminate the Company’s stock incentive plans, and each outstanding option to purchase shares of the common stock of the Company granted under a Company equity plan that is outstanding and unexercised, whether or not vested or exercisable, will become fully vested and exercisable.  In addition, as of the effective time, the Company will also cancel each outstanding and unexercised stock option granted under the Company equity plans.  Each holder of an applicable option will receive a per share amount in cash equal to the excess, if any, of the per share merger consideration over the applicable per share exercise price of such stock option, less any applicable withholding taxes.  As of August 22, 2012, the exercise prices of all outstanding stock options were higher than the per share merger consideration.

▪
Restricted Stock Units.  At the effective time, each issued and outstanding restricted stock unit and restricted stock award granted under the Company equity plans will become fully vested and distributable upon the merger, and any outstanding restricted stock award shall be canceled and converted to the right to receive the merger consideration in respect of each share underlying the canceled vested restricted stock award.  No restricted stock awards were outstanding and 100,000 restricted stock units were outstanding on August 22, 2012.

No Solicitation of Other Offers (Page 52)

The merger agreement contains detailed provisions that restrict the Company, its subsidiaries and their respective directors, officers, employees, consultants, financial advisers, accountants, legal counsel, investment bankers and other agents, advisors and representatives of the Company, which we refer to as representatives, from soliciting, initiating or encouraging, or taking any other action designed to facilitate, the submission of any other competing proposal (as defined in the merger agreement).  The merger agreement also restricts the Company, its subsidiaries and their respective representatives from participating in any  negotiations regarding, or furnish to any person any material nonpublic information with respect to, any other competing proposal unless such competing proposal is or could reasonably be expected to lead to a superior proposal (as defined in the merger agreement).  The merger agreement does not, however, prohibit the board of directors from considering, recommending to the Company’s stockholders and entering into an alternative transaction with a third party if specified conditions are met, including that the alternative transaction constitutes a superior proposal and subject to, in certain cases, the payment to Parent of a termination fee.

Conditions to the Merger (Page 55)

The respective obligations of the Company, Parent and Purchaser to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, the accuracy of the representations and warranties of the parties (subject to certain materiality qualifications), the absence of any legal restrictions on the consummation of the merger and material compliance by the parties with their respective covenants and agreements under the merger agreement.

In addition the obligations of Parent and Purchaser to consummate the merger are subject to the condition that no Company material adverse effect (as defined in the merger agreement) shall have occurred or existed following August 22, 2012 that is continuing at the effective time of the Merger, and that dissenting shares with respect to which appraisal rights have been properly demanded shall not exceed 7% of the outstanding shares of common stock of the Company.

Termination of the Merger Agreement (Page 57)

The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by the Company’s stockholders, by mutual written consent of the Company and Parent.

The merger agreement may also be terminated at any time prior to the completion of the merger, notwithstanding the adoption of the merger agreement by the Company’s stockholders, by either the Company or Parent if:

▪
the merger is not completed on or before December 31, 2012, which date, we refer to as the outside date, except that this right to terminate the merger agreement will not be available to any party whose failure to comply with the merger agreement results in the failure of the merger to be completed by that date;

▪
any final, non-appealable governmental order, decree or ruling, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or other transactions contemplated by the merger agreement, has been issued by any court of competent jurisdiction or any other governmental entity of competent jurisdiction, except that the right to terminate under this provision shall not be available to any party who failed to comply with its obligation under the merger agreement to use reasonable best efforts to prevent such order, decree or ruling or if the issuance of such final non-appealable order, decree or ruling was primarily due to the breach in any respect of such party of its obligations under the merger agreement; or

▪	the Company’s stockholders fail to adopt the merger agreement at the special meeting of the Company’s stockholders or any adjournment or postponement thereof.

Parent may terminate the merger agreement if:

▪
the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to Parent’s and Purchaser’s obligation to close to be satisfied and such breach is not cured or curable within twenty business days after receipt of notice of the breach, except that this right to terminate the merger agreement will not be available if Parent or Purchaser is then in material breach of any representation, warranty, covenant or agreement in the merger agreement; or

▪
our board of directors or any committee thereof makes a change of recommendation (as defined in the merger agreement), failed to include the Company board recommendation (as defined in the merger agreement) in the proxy statement or the Company materially breaches the non-solicitation provisions contained in the merger agreement.

The Company may terminate the merger agreement if:

▪
Parent or Purchaser has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to the Company’s obligation to close to be satisfied and is not cured or curable within twenty (20) business days after receipt of notice of such breach, except that this right to terminate the merger agreement will not be available if the Company is then in material breach of any representation, warranty, covenant or agreement in the merger agreement; or

▪
Prior to the receipt of the requisite stockholder vote and concurrently with such termination, the Company enters into a definitive agreement providing for a superior proposal, provided that prior to or simultaneously with the entry into such definitive agreement, the Company has paid to Parent the termination fee and expenses described below.

In the event that the merger agreement is terminated as described above, the merger agreement will (subject to certain exceptions) become void, and there will be no liability under the merger agreement on the part of any party to the merger agreement, except for the parties’ obligations with respect to expense reimbursement described below under “—Expenses” and except that no party will be relieved from liability for any material breach of its covenants or agreements set forth in the merger agreement or fraud prior to the date of such termination.

Termination Fee (Page 58)

The Company has agreed to pay Parent a termination fee of $1.5 million, which amount represents approximately 8.0% of the equity value of the transaction or 4.9% of the enterprise value (based on merger consideration multiplied by outstanding shares of common stock, plus outstanding debt as of the date of the merger agreement) of the transaction, if the merger agreement is terminated under any of the following circumstances:

(i)
Parent terminates the merger agreement because the Company board of directors or any committee thereof makes a change of recommendation, failed to include the Company board recommendation in the proxy statement or the Company materially breaches the non-solicitation provisions in the merger agreement;

(ii)	the Company terminates the merger agreement prior to the receipt of the requisite stockholder vote, because it enters into a definitive agreement providing for a superior proposal;

(iii)
Parent or the Company terminates the merger agreement because the effective time of the merger shall not have occurred before the outside date of December 31, 2012 or the Company’s stockholders fail to adopt the merger agreement at the special meeting of the Company’s stockholders or any adjournment thereof; and

prior to the time of such termination a competing proposal shall have been publicly announced with respect to the Company and not withdrawn prior to the special meeting or prior to the termination if there has not been no special meeting; and

within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to  a transaction contemplated by a competing proposal and thereafter such competing proposal is consummated, in each case, whether or not such competing proposal was the same as the one announced prior to the termination of the agreement (provided that all references to 20% in the definition of “competing proposal” shall be replaced with 50%).

However, with respect to clause (iii), the termination fee payable to Parent shall be reduced by the amount of any expenses that are in excess of $500,000 and have been already paid to Parent upon the termination of the merger agreement as described in the section titled “Expenses” below.

The termination fee will be payable by the Company to Parent no later than five business days following such termination.

Expenses (Page 58)

The merger agreement provides that the Company reimburse Parent for its expenses, up to a maximum of $500,000, if the merger agreement is terminated as a result of clauses (i) or (ii) above. Further, the Company will reimburse Parent for expenses up to $950,000 if either party terminates the merger agreement under circumstances that the termination fee described above will not be payable, that is as a result of the Company’s stockholders failure to adopt the merger agreement at the special meeting of the Company’s stockholders or if Parent terminates the merger agreement because of an uncured or incurable breach of any representation, warranty, covenant or agreement in the merger agreement by the Company that would cause the failure of the related conditions to Parent’s obligation to close under the merger agreement, provided Parent is not itself in material breach of any of its representations, warranties, covenants or agreements in the merger agreement.

The expenses will be payable in cash no later than 10 business days after demand thereof following the occurrence of the termination event giving rise to the payment obligation described in the foregoing paragraph.

Remedies (Page59)

If Parent is entitled to terminate the merger agreement and receive a termination fee from the Company, Parent’s receipt of such termination fee and reimbursement of $500,000 of expenses, if applicable, will be the sole and exclusive remedy of Parent and Purchaser against the Company, regardless of the circumstances of such termination.

The parties are entitled to specific performance of the terms of the merger agreement in addition to any other remedy at law or in equity.

Assignment (Page 59)

The merger agreement may not be assigned by any of the parties to the merger agreement (whether by operation of law or otherwise) without the prior written consent of the other parties, except that (A) Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (a) Parent, (b) Parent and one or more direct or indirect wholly-owned subsidiaries of Parent, or (c) one or more direct or indirect wholly-owned subsidiaries of Parent and (B) Parent may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more entities affiliated with AIP Capital.

Market Price of Common Stock (Page 63)

The closing price of the common stock on the Nasdaq, on August 22, 2012 the last trading day prior to the public announcement of the execution of the merger agreement, was $0.42 per share of common stock.  On September 28, 2012, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on the Nasdaq was $0.49 per share of common stock.  You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 66)

Stockholders are entitled to appraisal rights under the DGCL with respect to any or all of their shares of the Company’s common stock in connection with the merger, provided they meet all of the conditions set forth in Section 262 of the DGCL.  This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation.  The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before a vote is taken on the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must hold your shares continuously through the effective time and otherwise comply with Section 262 of the DGCL.  Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights.  See “Appraisal Rights” beginning on page 66 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement.  If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.  In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisers promptly.

Delisting and Deregistration of Common Stock (Page 70)

If the merger is completed, the Company’s common stock will be delisted from the Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  As such, we would no longer file periodic reports with the SEC on account of our common stock.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company.  Such forward-looking statements are not guarantees of future events.  Actual results may differ, even materially, from those contemplated by the forward-looking statements due to, among others, the following factors:

▪	the stockholders of the Company may not adopt the merger agreement;

▪	litigation in respect of the merger could delay or prevent the closing of the merger;

▪
the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

▪	the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived;

▪	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

▪
developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or

▪	the “risk factors” and other factors referred to in the Company’s reports filed with or furnished to the SEC.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings “Risk Factors” and that is otherwise disclosed in our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 27, 2012, and each quarterly report on Form 10-Q filed thereafter (see “Where You Can Find More Information” beginning on page 70).

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.  Except as required by law, we undertake no obligation to update any of these forward-looking statements.

PARTIES TO THE MERGER

 The Company

Presstek, Inc.
10 Glenville Street
Greenwich, Connecticut 06831
Telephone: (203) 769-8056

The Company is a Delaware corporation which maintains its principal executive offices in Greenwich, Connecticut.  The Company was organized as a Delaware corporation in 1987. The Company is a leading manufacturer and marketer of environmentally-friendly digital offset printing solutions. These products are engineered to provide a streamlined workflow that shortens the print cycle time, reduces overall production costs, and meets the market’s increasing demand for fast turnaround high quality short run color printing.  The Company’s products include DI® digital offset presses and printing plates, computer-to-plate, or CTP, systems, workflow solutions, chemistry-free printing plates, preheat and no preheat thermal CTP plates and a complete line of prepress and press room consumables.  The Company also offers a range of technical services for its customers.

For more information about the Company, please visit the Company’s website at http://www.presstek.com.  The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.  See also “Where You Can Find More Information” beginning on page 70.  The Company’s common stock is publicly traded on the Nasdaq under the symbol “PRST”

 Parent

MAI Holdings, Inc.
18081 Chesterfield Airport Road
Chesterfield, MO 63005
(636) 532-4433

Parent is a Delaware corporation with its principal financial office in Chesterfield, Missouri.  Parent was formed to hold 100% of the interest in Mark Andy, Inc. and performs no other business.  Mark Andy, Inc. is a manufacturer of narrow web printing equipment and accessories. Mark Andy, Inc. is a designer of narrow and mid-web flexographic equipment and aftermarket products serving the label, packaging and specialty printing markets.

 Purchaser

MAI Merger Corp.
18081 Chesterfield Airport Road
Chesterfield, MO 63005
(636) 532-4433

Purchaser is a Delaware corporation and a direct wholly owned subsidiary of Parent that was formed by Parent solely for purposes of entering into the merger agreement and completing the transactions contemplated by the merger agreement.  Purchaser has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement.  At the effective time of the merger, Purchaser will merge with and into the Company and will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

THE SPECIAL MEETING

 Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on Wednesday, October 31, 2012, starting at 10:00 a.m., local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York, or at any postponement or adjournment thereof.  At the special meeting, holders of our common stock will be asked to approve the proposal to adopt the merger agreement, to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement.  We encourage you to read the merger agreement carefully in its entirety.

 Record Date and Quorum

We have fixed the close of business on September 20, 2012 as the record date for the special meeting, and only holders of record of our common stock on the record date are entitled to vote at the special meeting.  You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on the record date.  On the record date, there were 37,425,228 shares of common stock outstanding and entitled to vote.  Each share of common stock entitles its holder to one vote on all matters properly brought before the special meeting.

A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.  Shares of our common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an “abstention” from voting, as well as “broker non-votes” (as described below), will be counted for purposes of establishing a quorum.  A quorum is necessary to transact business at the special meeting.  Once a share of common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting.  However, if a new record date is set for the adjourned special meeting, a new quorum will have to be established.  In the event that a quorum is not present at the special meeting, the stockholders who are present in person or represented by proxy may be asked to vote as to whether the special meeting will be adjourned or postponed to solicit additional proxies.

 Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting.  To gain admittance, you must present valid photo identification, such as a driver’s license or passport.  If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of common stock and valid photo identification.  If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

 Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.  For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote against the proposal to adopt the merger agreement, and will count for the purpose of determining whether a quorum is present.  If you fail to submit a proxy or to vote in person at the special meeting, it will have the same effect as a vote against the proposal to adopt the merger agreement.

If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered, with respect to those shares of common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of the Company’s common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in street name.  In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record.  As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares by following their instructions for voting.

Under the rules of the Nasdaq, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners.  However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters.  The proposal to adopt the merger agreement is considered a non-routine proposal and, as a result, brokers are not empowered to vote shares of common stock absent specific instructions from the beneficial owner of such shares of the Company’s common stock.  We generally refer to situations where brokers have not received such specific instructions from beneficial owners of the Company’s common stock as broker non-votes.  These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote against the proposal to adopt the merger agreement.

The proposals to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.  For the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of the Company’s common stock are present at the special meeting but are not voted with respect to this proposal, or if you have given a proxy and abstained on either of these proposals, this will have the same effect as if you voted against the proposal.  If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of the Company’s common stock not voted will have no effect on the proposals to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you are a stockholder of record, you may vote your shares of the Company’s common stock on matters presented at the special meeting in any of the following ways:

▪	You may vote by mail if you complete, sign and date the accompanying proxy card and return it as directed. Your shares will be voted confidentially and in accordance with your instructions;

▪	You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

▪
You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person.  At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting.  Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a beneficial owner of shares of our common stock as of the record date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.  Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone.  If you choose to vote by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins.  Please do not send in your stock certificates with your proxy card.  When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of common stock in the way that you indicate.  When completing the Internet or telephone voting processes or the proxy card, you may specify whether your shares of the Company’s common stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Special Meeting, please contact:
                                                                        Alliance Advisors, LLC
                                                               200 Broadacres Drive, 3rd Floor
                                                                       Bloomfield, NJ 07003
                                                                             877-777-5603
                                                    (Banks and brokers please call: 973-873-7780)

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK PROMPTLY.  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET.  STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Concurrently with the execution and delivery of the merger agreement, IAT Reinsurance Company Ltd. and related parties listed on Schedule I of the voting agreement, who we refer to as the significant stockholders, solely in their capacities as stockholders of the Company, entered into a voting agreement with Parent with respect to their shares of Company common stock.  We refer to this agreement as the voting agreement.  Such shares constituted approximately 24.5% of the total issued and outstanding shares of Company common stock as of August 22, 2012.  Pursuant to the voting agreements, the significant stockholders each has agreed to vote, or cause to be voted, these shares (together with any shares of Company common stock acquired by them on or after August 22, 2012) in favor of the approval of the merger agreement and the transactions contemplated thereby and any adjournment of the stockholder meeting in order to solicit additional favorable votes and has granted Parent an irrevocable proxy to vote their shares in accordance with the foregoing.

In the voting agreements, the significant stockholders have agreed not to, on or after August 22, 2012, among other things:

▪
enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition, sale, assignment, transfer or other disposition of its shares or beneficial ownership thereof;

▪
 use reasonable best efforts not to solicit, initiate, knowingly facilitate or knowingly take any action designed to encourage or facilitate any inquiries regarding or the making of any  proposal or offer that constitutes, or may reasonably be expected to constitute, a competing proposal; or

▪
use reasonable best efforts not to enter into or participate in any discussions with, or furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the property, books or records of the Company or its subsidiaries to, any person that, to the knowledge of such significant stockholder, is seeking to make, or has made, a competing proposal; provided, however, that such significant stockholder may participate in discussions or negotiations with any person regarding a competing proposal or superior proposal if at that time the Company is permitted to engage, and is engaging in discussions or negotiations with such person in accordance with the terms of the merger agreement.

 Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting.  If your shares of the Company’s common stock are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee, on how to vote your shares of the Company’s common stock using the instructions provided by your bank, broker or other nominee.  If you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, broker or other nominee, with instructions, as applicable, your shares of the Company’s common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote against the proposal to adopt the merger agreement.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary before the special meeting begins, or by attending the special meeting and voting in person.  Attendance at the special meeting will not automatically revoke a previously granted proxy.

 Adjournments and Postponements

Any adjournment or postponement of the special meeting may be made from time to time by approval of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.  If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to adopt the merger agreement, then the Company’s stockholders may be asked to vote on a proposal to adjourn or postpone the special meeting so as to permit further solicitation of proxies.  Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

 Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible.  Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed in the fourth quarter of 2012.  If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

 Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under the DGCL with respect to any or all of their shares of the Company’s common stock in connection with the merger. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation.  The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before a vote is taken on the merger agreement, you must not vote in favor of the proposal to adopt the merger agreement and you must hold your shares continuously through the effective time and otherwise comply with Section 262 of the DGCL.  Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights.  See “Appraisal Rights” beginning on page 66 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement.  If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.  In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisers.

 Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Alliance Advisors to assist in the solicitation of proxies for the special meeting.  The Company estimates that it will pay Alliance Advisors a fee of approximately $6,500, plus reasonable out of pocket expenses.  The Company will reimburse Alliance Advisors for reasonable out-of-pocket expenses and will indemnify Alliance Advisors and its affiliates against certain claims, liabilities, losses, damages and expenses.  The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common stock and in obtaining voting instructions from those owners.  Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person.  Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

 Questions and Additional Information

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Special Meeting, please contact:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
877-777-5603
  (Banks and brokers please call: 973-873-7780)

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A.  You should read the entire merger agreement carefully because it is the legal document that governs the merger.

The merger agreement provides that Purchaser will merge with and into the Company.  The Company will be the surviving corporation in the merger and will continue to do business following the merger as a subsidiary of Parent.  As a result of the merger, the Company will cease to be a publicly traded company.  You will not own any shares of the capital stock of the surviving corporation.

 Merger Consideration

In the merger, each issued and outstanding share of the Company’s common stock (other than shares of the Company’s common stock held by Parent, shares held by the Company in treasury or shares held by any of their respective subsidiaries, shares of the Company’s common stock held by stockholders who properly exercise appraisal rights under the DGCL) will, at the effective time, be cancelled and converted into the right to receive the merger consideration of $0.50 in cash, without interest, less any applicable withholding taxes.

 Background of the Merger

Primarily as a result of the worldwide economic downturn beginning in 2008, we have experienced a significant decline in revenues and profitability. During this period, both the level of printing activity and the number of printing establishments in the markets that we serve have been reduced substantially.  As a result, there have been fewer potential customers available to purchase our printing presses and consumables and less printing work being done to justify the purchase of presses and consumables by the remaining market participants.  Because of the economic uncertainty, many printers have been unwilling to make large capital investments such as purchasing a new press, and those that are willing to make such purchases have often found it difficult to obtain financing for such purchases due to a lack of credit availability in the market.  We believe that these factors led to a 77% decline in equipment revenue from 2007 through 2011.  Since our other sources of revenue, consumables and service, are heavily dependent upon our equipment sales, we have experienced a significant decline in these areas as well.  Overall, from 2007 through 2011, our total revenue declined by 51%.  We incurred net losses of $49.9 million, $10.6 million and $12.4 million in fiscal 2009, 2010 and 2011, respectively.

In order to address the steep decline in revenue and profitability in this difficult economic climate, we have reduced our operating expenses significantly.  We have implemented a series of restructuring plans and other measures in an effort to reduce our cost structure and stabilize the business.  However, despite these efforts we have been unable to achieve profitability in recent years, and there is no assurance as to when, or if, the Company will be able to return to profitability.

Our board of directors periodically reviews the Company’s condition (financial and otherwise), challenges facing the company both from within and outside the industry, business and financial prospects and other matters affecting the Company, with a view toward maximizing stockholder value.

Despite the financial difficulties that we have faced during the past several years, we have continued to update our product portfolio to remain competitive.  We have introduced several new products over the last three years designed to address our strategy of providing product offerings to larger customers in addition to our traditional base of smaller printers.  Among these new products has been our 75DI digital offset press as well as two Computer-to-Plate printing plate offerings that are designed for larger print shops, which have all met strong and positive customer reviews.  With the addition of these products, we believe that we now possess a broad and highly competitive product portfolio.  However, our financial condition has made it difficult to fund the marketing and sales efforts necessary to capitalize on this attractive product portfolio and we believe that it would be difficult for the Company to capitalize on our updated product offerings given our significant reduction in operating expenses.

In early 2011, management began to consider the prospects for improved financial performance if the Company partnered with other industry participants.  In February 2011, Jeffrey Jacobson, the former Chairman, President and CEO of the company and Jeffrey Cook, the former EVP, Chief Financial Officer and Treasurer of the Company, traveled to Asia to meet with potential business partners to explore possible strategic partnerships.

At its meeting on March 2, 2011, the Board discussed the Company’s business prospects and whether the Company should engage in a formal process to explore its strategic alternatives, including investments in the Company and the sale of the Company.  The Board requested that management contact investment banking firms in order to identify a firm to represent the Company in such a process.  At its meeting on May 5, 2011, the Board received presentations from GCA Savvian and one other investment banking firm regarding their respective qualifications and certain strategic alternatives that may be available to the

Company.  At a Board meeting held on June 2, 2011, the Board approved the engagement of GCA Savvian to provide services in connection with the Company’s exploration of potential transactions that would result in a change in control of the Company.  The GCA Savvian engagement letter was executed on June 6, 2011.  In making the decision to retain GCA Savvian as the Company’s financial advisor, the Board considered GCA Savvian’s experience, qualifications and reputation.  The Board also considered GCA Savvian’s experience in working with companies in Asia, as the Board considered it to be likely that some prospects for a potential transaction with the Company would be headquartered in Asia.

On May 9, 2011, the Company reported financial and operating results for the first quarter ended April 2, 2011.  In the first quarter ended April 2, 2011, the Company reported total revenue of $31.9 million, a decline of 7.6% from the amount reported in the first quarter of 2010, and a net loss of $1.5 million in the first quarter ended April 2, 2011 compared to a net loss of $0.6 million in the comparable period in fiscal 2010.

During June 2011, management consulted with representatives of GCA Savvian to identify potential candidates to acquire the Company and also reviewed with GCA Savvian conversations management previously had held with companies with which the Company could form a strategic partnership.  Management and representatives of GCA Savvian identified large strategic companies headquartered in the United States, Asia and Europe as well as a select group of financial sponsor candidates that might view the Company as a strategic acquisition.

On June 24, 2011, the Company was removed from the Russell 3000 Index and placed in the Russell Microcap Index due to the reduction in the Company’s market capitalization.

From July 6, 2011 to August 15, 2011, GCA Savvian, at the direction of management, contacted a total of fourteen large strategic companies that were considered potential candidates to acquire the Company.  Three of the companies are based in the United States, eight are based in Asia and three are based in Europe.  In addition, during this period, GCA Savvian, at the direction of management, contacted three financial sponsors to consider an acquisition or strategic transaction with the Company, based upon the Company’s potential synergies with their portfolio companies.

Management delivered presentations to several of the entities contacted by representatives of GCA Savvian on behalf of the Company.  None of the strategic companies or financial sponsors contacted during this period showed an interest in pursuing a transaction with the Company.  In connection with these presentations, management provided financial forecasts regarding the Company’s operations through 2015, based upon a number of assumptions and qualifications.

On August 4, 2011, the Company retained as a consultant a former printing industry executive in China to assist the Company in identifying potential strategic acquirers located in China and to assist in making introductions to Chinese companies.

At its meetings on August 4, 2011 and September 21, 2011, the board of directors discussed with representatives of GCA Savvian and management the status of the strategic process.  As a result of the share price decline between July 2011 and late September of 2011, at the request of the Company, representatives of GCA Savvian contacted several strategic parties in the U.S., Japan, China and Europe that were previously contacted to see if they might have an interest in acquiring the Company at these lower valuation levels.  All of the companies that were contacted for a second time responded that, notwithstanding the lower valuation levels, they were not interested in pursuing further discussions with the Company.

On August 10, 2011 the Company reported financial results for the second quarter of 2011.  In the quarter, the Company reported total revenue of $31.4 million, a comparable level with the amount reported in the second quarter of 2010. During the second quarter of 2011, the Company incurred a net loss from continuing operations of $1.7 million, or $0.05 per share, compared to a net loss from continuing operations of $1.8 million, or $0.05 per share, in the second quarter of 2010.

On August 24, 2011 the Company entered into an amendment to its credit agreement with PNC Bank, N.A.  The primary purposes of the amendment were to (i) eliminate an availability block of $2.0 million through January 31, 2012, (ii) to allow certain restructuring charges to not be counted when calculating the Company’s EBITDA and fixed charge coverage ratio covenant, and (iii) to provide for an early termination fee to be paid to the lenders in the event that the agreement was terminated prior to the last day of the term on March 5, 2013.

At its meeting on October 13, 2011, the Board received an update and also was briefed on the presentation made to potential partners and discussed the next steps in exploring strategic alternatives for the Company.  The Board directed representatives of GCA Savvian and management to continue identifying and contacting possible candidates regarding a strategic transaction with the Company.

On October 23, 2011, the Company received a notice from Nasdaq indicating that the Company had fallen out of compliance with Nasdaq’s Listing Rules due to the fact that the Company’s common stock had failed to maintain a minimum bid price of at least $1.00 per share for a period of thirty consecutive business days.  The Company was provided 180 days, until April 23, 2012, to regain compliance with the minimum bid price requirement.

On October 24, 2011, management and representatives of GCA Savvian met with a privately held industry participant with revenues similar to those of the Company (Company A) and its investment banker for the purpose of exploring a possible business combination.  The parties expressed a joint interest in a business combination, and agreed to exchange financial and other information over the following weeks.

On October 31, 2011, management, with the assistance of representatives of GCA Savvian, made a presentation to a U.S. based strategic company.  That company determined not to pursue a transaction.

At its meeting held on November 3, 2011, the board of directors discussed with management and representatives of GCA Savvian the recent contacts and activities in the strategic process.  Due to the Company’s lack of success in generating interest among larger strategic companies and financial sponsors during the July to October 2011 timeframe, the Board decided to approach a broader group of financial sponsor candidates and some smaller strategic companies not included in the initial group initially contacted.

On November 15, 2011, the Company announced financial results for the third quarter of 2011. The Company reported total revenue decline of 14.4% from the third quarter of 2010, and an operating loss of $4.7 million in the quarter, compared to an operating loss of $1.3 million reported in the 2010 third quarter. The Company also announced an $11.2 million profit improvement program, which was intended to return the Company to positive adjusted Earnings Before Interest, Taxes and Depreciation (EBITDA) in 2012.  This profit improvement program was largely focused on cost reductions achieved primarily through reductions in the Company’s workforce.

The Company’s common stock, as quoted by Nasdaq, had declined from $1.60 on June 6, 2011to $0.76 on the date of the announcement of third quarter results, November 15, 2011.  In light of this stock price decline, GCA Savvian advised the Board that a possible acquisition of the Company may appeal to a broader group of financial sponsors and the Board directed GCA Savvian to pursue that approach.  As a result from October 2011 through January 2012, on behalf of the Company, GCA Savvian made contact with a number of additional financial sponsors as well as smaller strategic companies to determine whether there was interest in obtaining further information about the Company and exploring a possible transaction.  The parties contacted in this phase of the process included firms located in the United States, China, India, Japan and Europe.

On December 15, 2011, the board of directors met to review the Company’s budget for 2012, which at that time reflected modest and reduced revenue growth compared to earlier projections. The board also discussed the status of the ongoing strategic process and the challenges facing the Company to improve its financial performance.

On December 19, 2011, the Company met with a smaller private equity firm based in the United States to discuss a possible acquisition of the Company.  Following this meeting and the exchange of information, the firm elected not to pursue an acquisition of the Company.

On January 4, 2012, representatives of GCA Savvian met with management to discuss an additional list of private equity firms, including those private equity firms specializing in the acquisition of distressed assets and companies.

On January 6, 2012, at the direction of management, representatives of GCA Savvian met with a private equity firm (PE Firm A) to discuss a possible acquisition of the Company.  PE Firm A expressed an interest in a possible acquisition of the Company.

On January 17, 2012, management and representatives of GCA Savvian met in person with PE Firm A at the offices of PE Firm A to make a formal presentation about the Company.  PE Firm A expressed interest in obtaining further information about the Company.  In a conversation held on January 19, 2012, PE Firm A advised GCA Savvian of its continuing interest in the Company and advised that it would prepare additional information requests.

On January 26, 2012, the board of directors held a meeting, at which management provided an update on the status of the ongoing strategic process and on the recent meeting held by management and representatives of GCA Savvian with PE Firm A.

On February 1, 2012, the Company announced that Jeffrey Jacobson, the Company’s Chairman, President and Chief Executive Officer, as well as Jeffrey Cook, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, would be leaving the Company to accept positions with different companies.  Stanley E. Freimuth was appointed Chairman, President and Chief Executive Officer, effective February 13, 2012.  Mr. Freimuth had been a director of the Company since 2009.  Arnon Dror was appointed Vice President, Chief Financial Officer and Treasurer, effective February 9, 2012.

On February 7, 2012 the Company entered into an amendment to its credit agreement with PNC Bank, N.A.  The primary purposes of the amendment were to (i) provide for a gradual reinstatement of the $2.0 million availability block that was set to be reinstated entirely on January 31, 2012, (ii) to allow certain additional restructuring charges to not be counted when calculating the Company’s EBITDA and fixed charge coverage ratio covenant, and (iii) to amend the Company’s fixed charge coverage ratio covenant from 1.00:1.00 to 1.25:1.00, effective with the first fiscal quarter of 2012.

On February 10, 2012, representatives of GCA Savvian had a follow-up discussion with PE Firm A, which continued to express a high level of interest in pursuing an acquisition of the Company.  Throughout February 2012, representatives of GCA Savvian continued to have discussions with PE Firm A.

On February 16, 2012, based on GCA Savvian’s suggestion to the management that AIP could be a potential acquiror of the Company, management directed GCA Savvian to approach AIP, after which GCA Savvian contacted AIP to determine whether AIP had an interest in considering a transaction with the Company.  AIP indicated preliminary interest, and between February 17 and February 24, 2012, AIP was provided with introductory information about the Company.   AIP did not have any prior contact with management with respect to the potential sale process.

On February 21, 2012, management of the Company and representatives of GCA Savvian met with a private equity firm (PE Firm B) to make a presentation about the Company.

On February 22, 2012, management of the Company and representatives of GCA Savvian met with a private equity firm (PE Firm C) to make a presentation about the Company.  Management continued these discussions on February 23, 2012.

On March 2, 2012 AIP executed a non-disclosure agreement with the Company and, at the direction of management, GCA Savvian began to provide AIP with detailed financial and other information about the Company.

In March 2012, representatives of GCA Savvian continued to have discussions on behalf of the Company with PE Firm A, PE Firm B and PE Firm C.  In addition, during the month, representatives of GCA Savvian spoke, on behalf of the Company, with two private equity firms which, following preliminary discussions, decided not to pursue a transaction with the Company.

At its meeting held on March 14, 2012, the board of directors discussed with management and GCA Savvian the recent contacts and activities in the strategic process.  The Board directed management and GCA Savvian to continue to pursue these strategic transactions.

On March 15, 2012, the Company reported financial results for the fourth quarter 2011.  In the quarter, the Company reported total revenue of $29.8 million compared to $31.1 million in the fourth quarter of 2010, and adjusted EBITDA of negative $0.9 million compared to a positive $0.6 million in the prior year fourth quarter.  For fiscal 2011, the Company reported total revenue of $120 million compared to $128.6 million for 2010, and adjusted EBITDA of negative $1.4 million compared to $4.0 million for the prior year.

On March 21, 2012, at the direction of Management, representatives of GCA Savvian provided introductory information to a strategic company located in China (Company B).  The initial contact for Company B was made by the consultant hired by the Company in August 2011 to assist with making introductions to potential strategic partners located in China.  Follow up conversations occurred on March 30, 2012 and on April 3, 2012.

Having proceeded through an extensive due diligence phase with PE Firm A, PE Firm B and PE Firm C, at the direction of Management, representatives of GCA Savvian requested the three firms to provide the Company, by April 2, 2012, with preliminary indications of their interest in acquiring the Company, including the principal terms under which it would be willing to acquire the Company.

On March 26, 2012 management and representatives of GCA Savvian met with representatives of AIP at the Company’s Hudson, New Hampshire facility.  Management made a presentation on the Company and provided a facility tour to AIP.  Later that day, AIP traveled to the Company’s South Hadley, Massachusetts manufacturing facility for a tour.  A follow up conversation between GCA Savvian and AIP occurred on March 30, 2012.

On April 2, 2012, the Company received preliminary indications of interest from PE Firm A, PE Firm B and PE Firm C.  PE Firm A indicated that it would be willing to acquire the Company for a per share price in the range of $0.57 to $0.62, subject to confirmatory due diligence and the Company’s agreement to enter into an exclusivity agreement through May 30, 2012.  PE Firm B indicated that it would be willing to acquire the Company for a per share price of $0.77, subject to confirmatory due diligence and a forty-five day period of exclusivity.  PE Firm C indicated that it would be willing to acquire the Company for a per share price of $0.21, subject to confirmatory due diligence.  The closing price of the Company’s common stock on April 2, 2012 was $0.58.Also on April 2, 2012, GCA Savvian and the Company received an email communication from AIP indicating its continuing interest in the Company.  Following a review of these indications of interest, after consultation with management, and in consideration of the fact that there were two indications of interest at a significantly higher value, GCA Savvian, at the direction of management, advised PE Firm C that the Company would not be pursuing a transaction with it.  The determination to discontinue discussions with PE Firm C regarding a potential transaction was later reviewed and ratified by the board of directors.

On April 3 and 4, 2012, management met with the management of Company A.  The parties concluded that in light of the Company’s low stock price and the need for third-party financing for a combination of the Company with Company A, the combination of the two companies was not feasible.  The managements of the two companies discussed the possibility of a marketing and sales joint venture that could be mutually beneficial.

On April 6, 2012, each of PE Firm A and PE Firm B expressed to representatives of GCA Savvian their continuing interest in an acquisition of the Company.

Also on April 6, 2012, PE Firm A, PE Firm B and PE Firm C were each provided with access to a data site that had been established by the Company to provide extensive information about the Company for due diligence purposes.

On April 9, 2012, management, with the assistance of representatives of GCA Savvian, made a presentation to Company B and its financial advisors.

Also on April 9, 2012, AIP made its second visit to the Company’s Hudson, New Hampshire facility.  Executives of AIP as well as AIP’s portfolio company, Mark Andy, Inc. attended.  The parties held extensive conversations with Company management about the Company’s business and prospects.  AIP requested certain product information and sample materials for review and testing.”

On April 13, 2012, the chief executive officer of Company B visited the Company’s Hudson, New Hampshire and South Hadley, Massachusetts facilities.  Later that day, management of the Company made a presentation to the CEO of Company B.  The Company provided Company B with access to the Company’s data site.  The Company also provided AIP with access to the Company’s data site.

At its meeting held on April 16, 2012 the board of directors discussed with management and representatives of GCA Savvian the recent contacts and activities in the strategic process and directed management to continue exploring these potential transactions.

On April 16, 2012, the Company sent to Company A a draft term sheet for a potential sales and marketing joint venture for the distribution of a single CTP product line.

On April 17, 2012, AIP advised GCA Savvian that it remained interested in the possibility of acquiring the Company and that it was engaging counsel to conduct due diligence.

In the second half of April 2012 and early May 2012, representatives of GCA Savvian and management continued to have conversations and in person meetings with AIP, Company B, PE Firm A, and PE Firm B.  Topics covered on these calls included preliminary first quarter 2012 results, recent developments, expectations for the upcoming worldwide trade show, drupa 2012, and other matters.

On April 20, 2012, the Company transferred the listing of its common stock from the NASDAQ National Market to the Nasdaq Capital Market.  By transferring to the Nasdaq Capital Market, the Company was provided an additional 180 days, to October 22, 2012, within which to satisfy the minimum bid price requirement of $1.00 per share, subject to the requirement that the Company seek a reverse stock split if it is otherwise unable to regain compliance by the extended compliance date.

On April 23, 2012, the Company received an indication of interest from Company B.  The indication of interest set forth two options.  The first option reflected a willingness to purchase the Company for a price of no more than $0.99 per share.  The alternative proposal was for Company B to invest in the Company by acquiring 30% - 40% of the fully diluted outstanding shares of the Company at a per share price of no more than $0.65 and obtain from the Company a two-year option to acquire the remaining shares at no more than $0.99 per share.  Company B’s indication of interest was subject to certain conditions, including extensive due diligence.

On April 27, 2012, management and representatives of GCA Savvian held telephonic meetings with each of AIP, PE Firm A and PE Firm B to provide an update on preliminary first quarter 2012 financial results for the Company prepared by the Company’s management, to update them on recent business developments, and to provide information concerning recent sales activities.  The representatives of GCA Savvian, on behalf of the Company, presented to API, PE Firm A and PE Firm B revised forecasted financial information, which generally reflected a reduction in financial performance levels from the levels previously shared with the parties.  The previous forecasts had been prepared by the former management of the Company who departed in February 2012, and the then current management believed that some of the assumptions underlying the previous assumptions were no longer realistic.

On May 2, 2012, AIP submitted a non-binding indication of interest in acquiring the Company.  AIP indicated a per share purchase price of $0.80, subject to significant additional due diligence.

From May 3, 2012 through May 16, 2012, the Company participated in the largest industry show in the world, drupa 2012, held in Dusseldorf, Germany.  At drupa, management met with several firms that the Company had contacted during its strategic process, including PE Firm A and Company B.

At its meeting held on May 11, 2012, the board of directors discussed with management and GCA Savvian recent contacts and activities in the strategic process. The board authorized management and GCA Savvian to solicit final bids from AIP, PE Firm A, PE Firm B and Company B.  The board also reviewed a revised 2012 financial forecast prepared by management.
On May 15, 2012, at the direction of the Board, representatives of GCA Savvian sent to AIP, PE Firm A, PE Firm B and Company B final bid instruction letters, requesting final bids as well as a draft merger agreement.

On May 17, 2012, representatives of GCA Savvian had a follow-up call, on behalf of the Company, with PE Firm A, which indicated that it would likely not submit a final bid, and if it did bid, the proposed price per share would likely be below the then current market price per share.  On May 17, 2012 the closing per share price of the Company’s common stock was $0.64.

On May 17, 2012, a representative of GCA Savvian had a follow-up call, on behalf of the Company, with Company B, which indicated that due to uncertainty about the state of the economy and other concerns, Company B had decided to withdraw from the process.

On May 18, 2012, representatives of GCA Savvian had a follow-up call, on behalf of the Company, with AIP. AIP indicated that it had elected not to submit a final bid for the Company.  AIP indicated that if it was to pursue the acquisition of the Company, it would be at a price point well below its initial indication of $0.80 and would likely be at or around the level of $0.50 per share.

On May 22, 2012, the managements of the Company and Company A met to discuss the possible marketing and sales joint venture.  The parties reviewed prospective financial information for such a joint venture, based upon certain assumptions.

On May 23, 2012, representatives of GCA Savvian received, on behalf of the Company, a bid letter from PE Firm B.  The proposal submitted by PE Firm B indicated a purchase price of $0.77 per share, subject to confirmatory due diligence during a 30-day period of exclusivity.

On May 25, 2012, representatives of GCA Savvian had a call on behalf of the Company with PE Firm B for the purpose of clarifying certain aspects of its bid including timing and logistics.

On May 30, 2012 the board of directors met with representatives of GCA Savvian and the Board’s legal advisors, McDermott, Will & Emery, LLP (“MWE”) to consider the bid submitted by PE Firm B.  Representatives of GCA Savvian reported that PE Firm B had subsequently advised GCA Savvian, among other things, that in the preparation of its bid it failed to take into consideration certain transaction-related expenses, including potential payments to certain executives in the event that their employment was terminated following a change-in-control.  Following the consideration of this information, the Board instructed GCA Savvian and management to follow-up with PE Firm B to clarify its offer for the acquisition of the Company.  MWE provided the board with advice on the board’s fiduciary duties when considering the sale of the Company.  The Board also reviewed and discussed, as a strategic alternative, the prospect of raising additional equity capital through issuance of additional shares of common stock in a rights offering.  Representatives of GCA Savvian presented an overview of the rights offering process, and addressed various issues to be taken into consideration by the Board in determining whether this was a desirable alternative.

On June 5, 2012 and June 7, 2012, management and representatives of GCA Savvian had discussions with PE Firm B for the purpose of having PE Firm B finalize its offer for the Company.

On June 8, 2012, the Company received a revised proposal from PE Firm B for the acquisition of the Company.  The revised proposal indicated a purchase price per share of $0.67.  The closing price of the Company’s common stock on June 8, 2012 was $0.51. PE Firm B requested a 30-day exclusivity period to perform additional due diligence.  The proposal also indicated that PE Firm B intended to discuss with Stanley E. Freimuth, the Company’s Chairman, President and CEO, as well as Arnon Dror, the Company’s Vice President, Chief Financial Officer and Treasurer, the terms of their continued retention following an acquisition.  The retention of these two executives was expressed as a key assumption in the proposal.  In conversations with representatives of GCA Savvian, PE Firm B indicated that it would expect to reduce its proposed offering price by the value of any severance payments to these two executives if they were not retained.  Also on this date, PE Firm B discussed with Messrs. Freimuth and Dror the general terms of employment that it offered to executives of its portfolio companies.

On June 11, 2012, representatives of GCA Savvian had a call on behalf of the Company with AIP for the purpose of determining its interest in re-joining the bid process.  During this call, AIP advised that it would be willing to re-engage in the process if the price range previously indicated by AIP to GCA Savvian during their call on May 18, 2012 would be competitive.

On June 11, 2012, management of the Company and Company A had additional discussions about the potential joint venture between the parties.

At the Company’s Annual Stockholder’s Meeting on June 12, 2012, stockholders of the Company approved a proposal to authorize the board of directors to declare a reverse stock split in the range of 1-for-2 up to 1-for-15 in its discretion at any time up to the date of the 2013 Annual Meeting of Stockholders.  In order to remain on Nasdaq, the Company believed that it would need to effect a reverse stock split to increase it’s per share trading price of its common stock.

On June 12, 2012, the Company’s board of directors met with representatives of GCA Savvian and MWE, and considered the most recent proposal from PE Firm B.  In considering the proposal, the Board determined that in light of the indication of PE Firm B that it would reduce the proposed purchase price by the amount that would be paid to Messrs. Freimuth and Dror if the firm was unable to negotiate the terms of their continued employment, the Board still was unable to take action on a specific financial offer for the Company.  The Board determined to provide PE Firm B with an exclusivity period of ten days, during which it was expected to provide a final definitive financial offer to acquire the Company.  The Board instructed GCA Savvian to advise PE Firm B that in finalizing its offer, it should assume that contractual severance payments to Messrs. Freimuth and Dror might be made and therefore should be taken into consideration when making a financial proposal.

On June 14, 2012, the Company executed a 10-day exclusivity agreement with PE Firm B, with the exclusivity period to expire at midnight on June 27, 2012.  Also on June 14 and June 15, 2012, a team from PE Firm B visited the Company’s facility in Hudson, New Hampshire and met with members of the Company’s leadership team.

On June 19, 2012 and June 26, 2012, representatives of GCA Savvian had follow-up calls on behalf of the Company with PE Firm B to address outstanding questions.  GCA Savvian made clear to PE Firm B that the Company expected a clear, detained and well-defined proposal at the end of the exclusivity period.

On June 22, 2012, the Company was removed from the Russell Microcap Index due to the trading price of the common stock.

On June 29, 2012, representatives of GCA Savvian had a call on behalf of the Company with PE Firm B, which indicated that its valuation of the Company was significantly below its previous offer and that a price that was “at market” would be a premium to PE Firm B’s valuation of the Company. The closing price of the Company’s common stock on June 29, 2012 was $0.48.  PE Firm B advised that it would withdraw from the process.

On July 2, 2012, representatives of GCA Savvian, at the direction of management, asked AIP if it would be interested in re-engaging in the processing.  AIP advised that it would be interested in re-engaging in the process.  On July 11, 2012, AIP visited the Company’s facility in Des Plaines, Illinois.  On July 13, 2012, management and AIP held a call in which management provided a business update and responded to diligence questions from AIP.

On July 10, 2012, the Company was contacted by its industry consultant in China, who advised that he had been in contact with a Chinese company (Company C) that was interested in obtaining information with the view toward a possible transaction with the Company.  At the direction of Management, GCA Savvian sent preliminary information to Company C.

On July 16, 2012, AIP submitted a proposed letter of intent to acquire the Company for $0.50 per share in cash.  AIP requested an exclusivity period of thirty days to perform due diligence which could be automatically extended for an additional 15-day period.  The proposal also set forth (a) a proposed termination fee, to be included in a definitive agreement in the event that the Company terminated the agreement to take a higher and better offer, of $1.5 million, and (b) a condition that management must remain with the Company following the acquisition.  On July 17, 2012, representatives of GCA Savvian, on behalf of the Company, confirmed the details of the proposal and logistics related to additional diligence.

On July 18, 2012, management of the Company and Company A discussed the status of the review of a potential joint venture between the parties.  The parties concluded that, based upon financial projections, the joint venture did not provide adequate returns.  The parties ended their discussions.

On July 19, 2012, the Company’s board of directors met with representatives of GCA Savvian and MWE to consider and discuss the AIP proposal.  Mr. Freimuth reviewed with the Board his view of the Company’s potential business opportunities as well as the execution risks associated with capitalizing on these opportunities and returning the Company to profitability. After discussing the AIP proposal with representatives of GCA Savvian and a review of GCA Savvian’s follow-up conversations with AIP, and upon consultation with MWE, the Board directed GCA Savvian to convey to AIP that the Board was willing to accept AIP’s proposal and enter into an exclusivity period, subject to the removal of the 15-day exclusivity extension and removal of the requirement that management must remain with the Company post-merger.  The Board also directed GCA Savvian to attempt to increase in the per share offer price and a reduction in the termination fee.  The Board authorized management, following this discussion with AIP, to execute the proposed offer letter on terms no less favorable than those presented by AIP, subject to the requirement that the provision requiring that management remain with the Company post-merger must be removed.

On July 19, 2012, representatives of GCA Savvian had a call with AIP and conveyed the requests and direction of the Board.  AIP rejected an increase in the offer price or reduction of the proposed termination fee, but otherwise accepted the Board’s requested changes to the letter of intent.

On July 20, 2012, the Company executed the revised letter of intent with AIP.  The Company then informed Company C that it was unable to continue conversations with it.

Between July 23, 2012 and August 22, 2012, AIP engaged in detailed due diligence.  AIP retained third party advisor firms to perform due diligence with respect to each firm’s particular area of expertise, including accounting and finance, tax, human resources and benefits, environmental, technology, insurance and legal.  During this period, management provided to GCA Savvian an updated 2012, 2013 and 2014 financial forecast prepared by management, which reflected a slightly greater decline in 2012 revenues (compared to 2011) than projected in the spring, and significant revenue growth in 2013 and 2014 although lesser, absolute projected revenue in 2013 and 2014 than had been forecasted earlier in mid-2011.  The updated financials are summarized under the heading “Company Unaudited Prospective Financial Information” in this proxy statement. The Company provided additional information to AIP’s retained experts during this process. In addition, during this period the Company and AIP, working with their respective counsel, exchanged several drafts of the proposed merger agreement and related documentation, including a voting agreement with certain significant stockholders.  AIP had made it a condition to reaching a merger agreement with the Company that certain significant stockholders agree to vote their shares in favor of the merger agreement and the merger.  On August 3, 2012, the Company’s management reached out to Peter Kellogg, the beneficial owner of the common stock held of record by such significant stockholders.  In the telephone call with Mr. Kellogg, he expressed a willingness to enter into a voting agreement, subject to certain conditions.

On August 22, 2012, the Company’s board of directors met with representatives of GCA Savvian and MWE to review the terms of the proposed merger agreement and to receive a presentation by GCA Savvian regarding its financial analyses with respect to the proposed merger consideration.  At this meeting, GCA Savvian rendered its opinion to the board of directors to the effect that, as of August 22, 2012 and based upon and subject to the various assumptions made, procedures followed, factors considered, and limitations on the review undertaken by GCA Savvian as set forth therein, the merger consideration of $0.50 per share of the Company’s common stock in cash to be received by the holders of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.  Following these presentations and deliberations by the Board, the Board unanimously  approved the merger agreement and the recommendation by the board of the merger agreement and the merger to stockholders at a special meeting to be called for the purpose of considering the merger agreement and the merger.  The merger agreement and related agreements were executed and delivered by the parties during the evening of August 22, 2012.

Throughout the strategic process that commenced with the retention of GCA Savvian on June 6, 2011 as the Company’s financial advisor and concluded with the execution of the definitive merger agreement, the Company, with the assistance of GCA Savvian, approached a total of 54 firms, including 31 strategic companies and 23 financial sponsors.  Of those parties approached, the Company’s management made a presentation to 11 of these firms, including three strategic and eight financial sponsors.  Of these 11 firms, five presented preliminary indications of interest, and two presented a final bid to acquire the Company.  Of these two firms that presented a final bid, one of them withdrew.

On the morning of August 23, 2012, the Company issued a press release announcing the execution of the merger agreement.

 Reasons for the Merger

In evaluating the merger agreement and the merger, the board of directors consulted with our senior management team and our outside legal and financial advisers and considered a number of factors weighing in favor of the merger, including, among others, the material factors set forth below (the order in which the following factors appear does not reflect any relative significance).

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The Company’s Business and Prospects.  The board of directors believes that the merger maximizes value to the Company’s stockholders and is a more attractive option for the Company’s stockholders than any other reasonably available option, including continuing to operate the Company on an independent, stand-alone basis.  In making this determination, the board of directors considered, on a historical and prospective basis, the Company’s business, results of operation (including, among other things, trends in the graphic communications and printing industry), earnings, financial condition, and the market price and insignificant trading volume with respect to, the Company’s common stock.  The fact that the Company is a smaller company that is experiencing significant financial challenges and a low stock price is a factor in the decisions of potential customers that decline to do business with the Company out of concern over the Company’s future viability.  The board of directors also considered that the Company’s financial recovery would likely require an overall recovery of the economy, as well as the success of the Company’s product portfolio.  In light of the Company’s declining traditional consumables portfolio, such a financial recovery would be heavily dependent upon the sale of the Company’s digital offset presses, and the sales of these presses has been significantly and negatively impacted by a lack of capital necessary to deploy the necessary resources to enhance the probability of success.
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The Company’s challenges as a smaller independent company.  The board of directors also considered the risks and benefits associated with the Company’s efforts and plans to conduct its business as an independent, stand-alone public company as compared to the risks and benefits associated with the merger.  The board considered that operating as a relatively small, stand-alone public company, the Company faces a number of negative pressures.  The cost of operating as a public company negatively impacts the Company’s profitability.  The Company’s small market capitalization limits the Company’s ability to weather market downturns or to grow significantly.  As a smaller company, negative events can have a relatively larger impact on the Company.

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The Impact of Difficult Economic Conditions.  The board of directors considered the Company’s prospects as an independent public company in light of current difficult economic conditions in the United States and in Europe.  The board considered the anticipated continuation of the economic downturn that began in 2008, which will likely result in our continuing inability to increase revenue to a significant degree or to generate net income.  The board of directors concluded that there were significant risks associated with deferring the decision to sell the Company, particularly in light of the current outlook for the economy and its impact on the Company.

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The Potentially Negative Effect on the Common Stock of a Reverse Stock Split or a Delisting by NASDAQ.  The board of directors considered the fact that the Company is currently out of compliance with the Listing Rules of NASDAQ due to the fact that the Company’s common stock has traded below $1.00 per share for a prolonged period of time.  The Company currently has until October 22, 2012 to regain compliance with this minimum bid price rule.  The Company can regain compliance with the Listing Rules by declaring a reverse stock split, which was authorized by stockholders at the Annual Meeting on June 12, 2012.  The board considered statistics that indicate that the market capitalization of companies that declare a reverse stock split, on average, decreases over time.  If the Company fails to regains compliance by October 22, 2012 and fails to declare a reverse stock split, the Company’s common stock will be subject to a delisting process by NASDAQ.

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GCA Savvian’s Opinion. The board of directors considered the opinion of GCA Savvian rendered to the Company’s board of directors to the effect that, as of August 22, 2012, and based upon and subject to the various assumptions made, procedures followed, factors considered, and limitations on the review undertaken by GCA Savvian as set forth therein, the merger consideration of $0.50 per share of the Company’s common stock in cash to be received by the holders of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of GCA Savvian” beginning on page 31.

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Cash Premium.  The board of directors considered that the merger consideration represented a premium of 16.3% to the closing price of the Company’s common stock on August 22, 2012, the last trading day prior to the announcement of the execution of the merger agreement, an 11.6% premium to the 30-day average closing price of the Company’s common stock for the period ended on August 22, 2012 and a 13.6% premium to the closing price 30 days prior to the announcement of the execution of the merger agreement.  The board of directors also considered the fact that the merger consideration will be paid entirely in cash, which will provide liquidity and certainty of value to the Company’s stockholders.

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The Lack of Viable Options. The board of directors considers the sale of the Company to be the best available option.  While the Company could continue as a stand-alone company, its financial recovery is not assured and the Company faces many significant financial and operating challenges.  While the Company could seek to obtain capital through an offering of common stock, such an effort, even if successful, would not assure the financial recovery of the Company, would be costly and would likely be dilutive to the Company’s existing stockholders.

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The Low Likelihood that a Third Party Would Propose an Acquisition at a Higher Price.  The board of directors discussed third parties most likely to be interested in acquiring the Company, including parties that had made non-binding acquisition proposals in the past.  In light of the extensive process conducted by the Company with the assistance of its financial advisor and the number of firms that were approached during the process (a total of 54 firms, including 31 strategic companies and 23 financial sponsors), the board concluded that the likelihood that any of such parties would make an all-cash offer on better terms than those proposed by Parent was low.

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The Ability of the Board of Directors to Change its Recommendation and Terminate the Merger Agreement and that the “Break-Up” Fee Was Not Preclusive.  The board of directors considered the fact that the merger agreement allows the Company to respond to unsolicited competing proposals, to change or withdraw its recommendation to the Company’s stockholders with respect to the adoption of the merger agreement and to terminate the merger agreement to enter into an alternative agreement relating to a superior proposal, subject, in certain situations, to the payment to Parent of a $1.5 million “break-up” fee plus expenses of up to $500,000.  The board considered that the provisions in the merger agreement in their reasonable judgment would not preclude other interested third parties from submitting a competing offer for the Company.  The board of directors also considered the size of the “break-up” fee and related expenses and determined that it was reasonable in light of the benefits of the merger and would not, in the directors’ reasonable judgment, preclude other interested third parties from making a competing offer for the Company.
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The High Likelihood that the Transaction with Parent will be Completed.  The board of directors considered Parent’s financial condition and the relatively limited conditions to the closing of the merger, including the fact that the merger agreement does not contain any financing contingency, and determined that, in its judgment and assuming adoption of the merger agreement by the Company’s stockholders, there is a high likelihood that the proposed transaction with Parent will be completed.  The board of directors further considered Parent’s record in successfully completing acquisitions of other companies.

▪
Stockholder Approval and Appraisal Rights.  The board of directors considered the fact that the merger is subject to the approval of the Company’s stockholders, who therefore have the option to reject the merger by voting against the proposal to adopt the merger agreement as described in this proxy statement.  The board of directors also considered the fact that the total number of shares of the Company’s common stock that would be subject to voting agreements would represent only 24.5% of the Company’s outstanding common stock.  In addition, the board of directors considered the fact that the Company’s stockholders will have the right to demand appraisal of their shares in accordance with the procedures established by Delaware law.  See the section entitled “Appraisal Rights” beginning on page 72.

▪
The Terms of the Merger Agreement.  The board of directors considered all of the terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form of the merger consideration and the structure of the termination rights, and the fact that the merger agreement was negotiated between two sophisticated parties in an arm’s-length negotiation.

The board of directors also considered, among others, the following potentially negative factors in determining whether to approve the merger agreement (the order in which the following factors appear does not reflect any relative significance).

▪
That the Merger Consideration Represents a Significant Discount to the Price at which the Company’s Common Stock has Traded in Recent Years.  The board of directors considered that the merger consideration represents  an 82% discount to the highest closing price in the last two years of $2.73 on March 10, 2011.

▪
The Interests of Certain Individuals in the Merger. The board of directors considered that the Company’s officers and directors have interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders, including the vesting of all unvested restricted stock units and the payment of severance to the Company’s executive officers in the event they choose to terminate employment following the merger, and the interests of the Company’s directors and officers in being entitled to continued indemnification and insurance coverage from the surviving corporation under the merger agreement.

▪
The No Solicitation, “Break-up” Fee and Expense Reimbursement Provisions.  The board of directors considered the restrictions contained in the merger agreement on the Company’s ability to solicit competing proposals from third parties, the absence of a “go shop” provision in the merger agreement that would have permitted the Company to solicit competing proposals from third parties for a period of time after the execution of the merger agreement and the possibility that the $1.5 million “break-up” fee and related expense reimbursements may discourage an interested third party from submitting a competing, higher proposal to acquire the Company.

▪
The Risk that the Merger will be Delayed or will not be Completed.  The board of directors considered the risk that the merger will be delayed or will not be completed, including the risk that the affirmative vote of the Company’s stockholders may not be obtained, as well as the potential loss of value to the Company’s stockholders and the potential negative impact on the operations and prospects of the Company if the merger were delayed or were not completed for any reason.

▪
The Significant Costs Involved.  The board of directors considered the significant costs involved in connection with negotiating the merger agreement and completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger. If the merger is not consummated, the Company may be required to bear such costs and expenses.

▪
The Potential Impact of the Announcement of the Merger Agreement.  The board of directors considered the risk that the pendency of the merger could adversely affect the relationship of the Company and its subsidiaries with their respective employees, customers, dealers and others with whom they have business dealings.

▪
The Interests of the Company’s Stockholders in the Future of the Company.  The board of directors considered the fact that, following the merger, the Company’s public stockholders will cease to participate in any future financial performance of the Company or benefit from any future increase in the Company’s value.

▪
The Discount to the Company’s Book Value Reflected by the Merger Consideration.  The board of directors considered the fact that the merger consideration represented a discount of approximately 50.3% to the book value per share of the Company’s common stock as of June 30, 2012.

The above discussion of the information and factors considered by the board of directors includes the principal information and factors, both positive and negative, considered by the board of directors in its evaluation of the merger agreement and the merger. The above discussion is not intended to be exhaustive and may not include all of the information and factors considered by the board of directors.  After considering the above factors, the board of directors concluded that, in the aggregate, the positive factors relating to the merger agreement and merger significantly outweighed the potential negative factors.

In view of the variety of factors considered in connection with its evaluation, and the complexity of these matters, the board of directors did not quantify or assign relative or specific weights to the factors considered in reaching its conclusion, nor did it consider it practical to do so.  Rather, the board of directors made its recommendation based on the totality of the information presented to and considered by it and the investigations it conducted.  In addition, individual directors may have given different weights to different factors.

It should be noted that this explanation of the reasoning of the board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 17 of this proxy statement

 Recommendation of the Board of Directors

The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 Opinion of GCA Savvian

The Company retained GCA Savvian to act as its financial advisor in connection with certain potential strategic transactions involving the Company, including the merger. On August 22, 2012, GCA Savvian rendered its opinion to the Company’s board of directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, factors considered, and limitations on the review undertaken by GCA Savvian as set forth therein, the merger consideration of $0.50 per share of the Company’s common stock in cash to be received by the holders of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion that GCA Savvian delivered to the Company’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered, and limitations on the review undertaken by GCA Savvian, is attached as Annex B to this proxy statement. The Company encourages you to read the opinion carefully in its entirety. The following summary of the GCA Savvian opinion has been included in this proxy statement, which is qualified in its entirety by reference to the full text of the opinion attached as Annex B.

GCA Savvian provided its opinion to the Company’s board of directors for the benefit and use of the Company’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. The GCA Savvian opinion was approved by a fairness committee of GCA Savvian.

The opinion addresses only whether the merger consideration of $0.50 per share of the Company’s common stock in cash to be received by the holders of the Company’s common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders. The opinion does not address the Company’s underlying business decision to enter into the merger, or the relative merits of the merger as compared to any other alternatives that may be available to the Company, and it does not constitute a recommendation to the Company, the Company’s board of directors or any committee thereof, its stockholders, or any other person as to any specific action or vote that should be taken in connection with the merger. GCA Savvian was not asked to, nor has it, offered any opinion as to the material terms of the merger agreement or the structure of the merger. Further, the opinion does not address the fairness of the amount or nature of, or any other aspect relating to, any compensation to any of the Company’s officers, directors or employees, or class of such persons, including, without limitation, in relation to the merger consideration.

For purposes of its opinion, GCA Savvian:

(i)	reviewed the draft of the merger agreement dated August 21, 2012 and certain related documents;

(ii)	reviewed certain publicly available financial statements and other information;

(iii)	reviewed certain internal financial statements, other financial and operating data, and other information concerning the Company, prepared by the management of the Company;

(iv)
reviewed certain financial projections relating to the Company prepared by the management of the Company for calendar years 2012, 2013 and 2014 only, having been advised by management of the Company that it did not prepare any financial projections beyond such period;

(v)
discussed the past and current operations, financial condition and the prospects of the Company with the management of the Company and the Company’s board of directors, including the challenges confronting the Company’s current business model and the risks and uncertainties of achieving the financial forecasts described in clause (iv) above;

(vi)	reviewed the recent reported closing prices and trading activity for the Company’s common stock;

(vii)
reviewed the financial performance of the Company and the share trading price history and valuation multiples for the Company’s common stock and compared them with those of certain other publicly-traded companies that it deemed relevant;

(viii)	compared the proposed financial terms of the merger with the financial terms, to the extent publicly available, of certain transactions that it deemed relevant;

(ix)	contacted certain parties on behalf of the Company regarding their interest with respect to a possible acquisition of all or a portion of the Company and considered the results of those efforts;

(x)	participated in discussions and negotiations among representatives of the Company and Parent and their respective legal and financial advisors with respect to the merger; and

(xi)	performed such other analyses and considered such other factors as it deemed appropriate.

In preparing its opinion, GCA Savvian assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. GCA Savvian did not undertake any responsibility for the accuracy, completeness or independent verification of such information. With respect to the financial projections of the Company, GCA Savvian assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. GCA Savvian relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company from the date of the most recent financial statements provided to GCA Savvian, and that there was no information or any facts that would make any of the information reviewed by GCA Savvian incomplete or misleading. In addition, GCA Savvian assumed that the merger will be consummated in accordance with the terms set forth in the draft merger agreement (without any amendments or modifications thereto), without waiver by any party of any material rights thereunder, that the representations and warranties contained in the merger agreement made by the parties thereto are true and correct in all respects material to GCA Savvian’s analysis, and that the merger agreement executed by the parties thereto does not differ in any material respect from the last draft reviewed by it. GCA Savvian also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent, the Purchaser or on the expected benefits of the merger in any way material to GCA Savvian’s analysis. GCA Savvian’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to GCA Savvian as of, the date of its opinion. GCA Savvian assumes no responsibility to update or revise its opinion based upon events or circumstances occurring or becoming known to it after the date of its opinion.

GCA Savvian did not make any independent investigation of any legal, accounting or tax matters affecting the Company or the merger, and it assumed the correctness of all legal, accounting and tax advice given to the Company and the Company’s board of directors. GCA Savvian was not asked to prepare, nor has it prepared, a formal appraisal of any of the assets, liabilities or securities of the Company, nor has GCA Savvian been furnished with any such appraisals, and its opinion should not be construed as such. GCA Savvian took into account its experience in transactions that it believes to be generally comparable or relevant, as well as its experience in securities valuation in general.

The following represents a brief summary of the material financial analyses performed by GCA Savvian in connection with providing its opinion to the Company’s board of directors. Some of the summaries of financial analyses performed by GCA Savvian include information presented in tabular format. In order to fully understand the financial analyses performed by GCA

Savvian, the Company’s stockholders should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by GCA Savvian.

Transaction Overview

Based upon the approximately 37.5 million shares of the Company’s common stock that were outstanding as of August 21, 2012 on a fully diluted basis, GCA Savvian noted that the merger consideration of $0.50 per share of the Company’s common stock implied an equity value of approximately $18.7 million.  After adding indebtedness and subtracting cash and cash equivalents as provided by the Company’s management as of June 30, 2012, resulting in a net debt amount of approximately $7.4 million, GCA Savvian noted that the merger consideration of $0.50 per share of the Company’s common stock implied an enterprise value of approximately $26.1 million.  GCA Savvian also noted that the merger consideration of $0.50 per share of the Company’s common stock represented a:

•	premium of approximately 10.1% over the closing price per share of the Company’s common stock on August 21, 2012 of $0.45,

•	premium of approximately 10.4% over the average closing price per share of the Company’s common stock, or Average Price, for the 5-trading day period ending August 21, 2012 of approximately $0.45,

•	premium of approximately 7.3% over the Average Price for the 10-trading day period ending August 21, 2012 of approximately $0.47,

•	premium of approximately 14.9% over the Average Price for the 20-trading day period ending August 21, 2012 of approximately $0.44,

•	premium of approximately 11.5% over the Average Price for the 30-trading day period ending August 21, 2012 of approximately $0.45,

•	premium of approximately 6.6% over the Average Price for the 60-trading day period ending August 21, 2012 of approximately $0.47, and

•	discount of approximately 7.2% over the Average Price for the 90-trading day period ending August 21, 2012 of approximately $0.54.

GCA Savvian noted that the trading volume of the Company’s common stock is low relative to market averages and has decreased over time, which calls into question the validity of its market price as an indicator of value.

Historical Trading Analysis

In its analysis, GCA Savvian reviewed the price trading history of shares of the Company’s common stock for the last twelve months ending August 21, 2012 separately and in relation to the Standard & Poor’s 400 Index, the Russell 3000 Index and a composite index consisting of the following companies having operations serving commercial printing markets with equipment and related supplies, referred to as the “Selected Comparable Companies”:

•	Agfa-Gevaert N.V.,

•	Dainippon Screen Mfg. Co., Ltd.,

•	FUJIFILM Holdings Corporation,

•	Heidelberger Druckmaschinen AG,

•	Koenig & Bauer AG.

•	Ricoh Company, Ltd. and

•	Ryobi Ltd.

This analysis showed that during the last twelve months ending August 21, 2012, the trading price of shares of the Company’s common stock declined approximately 65.3%, the Standard & Poor’s 400 Index rose approximately 23.5%, the Russell 3000 Index rose approximately 25.8% and the composite index consisting of the Selected Comparable Companies declined approximately 19.0%.

Comparable Company Analysis

Based on public and other available information and the Company forecasts provided by the Company’s management, GCA Savvian derived and compared multiples for the Company and the Selected Comparable Companies of

•	enterprise value to estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for calendar year 2012, or CY2012E EBITDA, which is referred to below as “EV/CY2012E EBITDA”,

•	enterprise value to EBITDA for calendar year 2013, or CY2013E EBITDA, which is referred to below as “EV/CY2013E EBITDA”, and

•	equity value to book value, which is referred to below as “Price/Book Value”,

in each case, based on the closing prices of common shares as of August 21, 2012.

The following table sets forth the low, high, mean and median trading multiples of EV/CY2012E EBITDA, EV/CY2013E EBITDA and Price/Book Value for the Selected Comparable Companies, based on the closing prices of common shares as of August 21, 2011:

Metric	Low		High		Mean		Median
EV/CY2012E EBITDA	1.7	x	11.8	x	5.2	x	3.9	x
EV/CY2013E EBITDA	1.4	x	6.8	x	3.8	x	3.2	x
Price/Book Value	0.2	x	1.4	x	0.6	x	0.4	x

Using the reference ranges for the benchmarks set forth below and the Company’s Adjusted EBITDA (as described in the section titled “Company Unaudited Prospective Financial Information”) for calendar year 2012, Adjusted EBITDA for calendar year 2013 and book value, GCA Savvian determined implied enterprise values for the Company, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value.  This analysis indicated the ranges of implied values per share of the Company’s common stock, on a fully diluted basis, set forth opposite the relevant metrics below, compared, in each case, to the merger consideration of $0.50 per share of the Company’s common stock:

Metric	Reference Range	Implied Price Values
EV/CY2012E EBITDA	3.5x - 6.0x	$0.01 - $0.15
EV/CY2013E EBITDA	3.0x - 4.5x	$(0.03) - $0.05
Price/Book Value	0.3x - 0.5x	$0.30 - $0.50

No company utilized in the comparable company analysis is identical to the Company.  In evaluating the Selected Comparable Companies, GCA Savvian made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s and GCA Savvian’s control.  Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Comparable Transactions Analysis

Based on public and other available information and the Company forecasts provided by the Company’s management, GCA Savvian calculated the multiples of enterprise value to last-twelve-months, or LTM, EBITDA and next-twelve-months, or NTM, EBITDA, referred to below as EV/LTM EBITDA and EV/NTM EBITDA, respectively, for the following acquisitions of companies having operations serving commercial printing markets with equipment and related supplies:

Announcement Date	Acquiror	Target
12/23/2011	Forsyth Capital Investors, LLC	Baldwin Technology Company, Inc.
11/19/2009	Canon Inc.	Oce N.V.
4/14/2005	Electronics for Imaging, Inc.	VUTEk, Inc.
1/30/2005	Eastman Kodak Company	Creo Inc.

The following table sets forth the low and high multiples of EV/LTM EBITDA and EV/NTM EBITDA for these transactions:

Metric	Low		High
EV/LTM EBITDA	5.3	x	22.6	x
EV/NTM EBITDA	5.4	x	15.1	x

Due to the limited number of comparable acquisitions, GCA Savvian used a reference range of the low and high observed multiples set forth above to the Company’s LTM Adjusted EBITDA and NTM Adjusted EBITDA, in each case, based on an assumed transaction date of September 30, 2012, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value.  This analysis indicated the ranges of implied values per share of the Company’s common stock, on a fully diluted basis, set forth opposite the relevant metrics below, compared, in each case, to the merger consideration of $0.50 per share of the Company’s common stock:

Metric	Multiple Range	Implied Price Values
EV/LTM EBITDA	5.3x - 22.6x	$(0.05) - $0.45
EV/NTM EBITDA	5.4x - 15.1x	$0.04 - $0.47

No company or transaction used in the comparable transactions analyses is identical to the Company or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies and transactions to which the Company and the merger, respectively, are being compared.

Discounted Cash Flow Analysis

GCA Savvian performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows of the Company, based on an assumed transaction date of September 30, 2012 through the calendar year ending December 31, 2014 using the Company forecasts provided by the Company’s management, discount rates ranging from 9.0% to 15.0%, which were based on a weighted average cost of capital analysis, and Adjusted EBITDA exit multiples ranging from 4.0x to 6.0x.  This analysis indicated a range of implied values per share of the Company’s common stock, on a fully diluted basis, of ($0.02) to $0.16, compared to the merger consideration of $0.50 per share of the Company’s common stock.

Present Value of Future Stock Price Analysis

GCA Savvian performed an analysis of the implied present value per share of the Company’s common stock based on the Company’s projected future equity value using the Company forecasts provided by the Company’s management. To calculate the discounted equity value, GCA Savvian used the estimated Adjusted EBITDA for calendar year 2014, multiplied that metric by the multiple range of 4.0x to 6.0x, subtracted the Company’s net debt, and then discounted the result by the Company’s estimated cost of equity of 14% to 20% from December 31, 2014 to the assumed transaction date of September 30, 2012. This analysis indicated a range of implied values per share of the Company’s common stock of ($0.07) to $0.05, compared to the merger consideration of $0.50 per share of the Company’s common stock.

Miscellaneous

The foregoing description is only a summary of the analyses and examinations that GCA Savvian deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by GCA Savvian. The preparation of a fairness opinion necessarily is a complex process involving subjective judgment and is not necessarily susceptible to partial analysis or summary description. GCA Savvian believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Company’s board of directors. In addition, GCA Savvian may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of GCA Savvian with respect to the actual value of the Company.

In performing its analyses, GCA Savvian made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by GCA Savvian are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by GCA Savvian with respect to its opinion and were provided to the Company’s board of directors in connection with the delivery of its opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, GCA Savvian’s opinion and presentation were among the many factors the Company’s board of directors took into consideration in making its determination to approve, and to recommend that the Company’s stockholders to vote in favor of the adoption of the merger agreement, and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration. The Company determined the consideration its stockholders would receive in the transaction through negotiations with Parent. GCA Savvian did not recommend any specific price to the Company’s board of directors or state that any specific price constituted the only appropriate price.

GCA Savvian has acted as financial advisor to the Company’s board of directors in connection with the merger and its opinion and will receive aggregate fees in the amount of $1.5 million for its services, of which $500,000 was payable upon delivery of the opinion and $1 million is contingent upon the successful completion of the merger. In addition, the Company has agreed to reimburse GCA Savvian’s expenses and indemnify it against certain liabilities arising out of its engagement.

Except as described above, in the two years prior to August 22, 2012, GCA Savvian has not provided financial advisory or financing services to the Company other than pursuant to GCA Savvian’s engagement in respect of a possible acquisition transaction, or for Parent or its affiliates. GCA Savvian may seek to provide such services to the Company and certain affiliates of Parent in the future and would expect to receive fees for such services.

 Company Unaudited Prospective Financial Information

The Company does not, as a matter of course, prepare public financial projections about the Company’s future financial performance, earnings or other results, except that senior management of the Company prepares estimates of financial results for the remainder of the current year and the next one or two succeeding year(s) solely as information for Company management to conduct budget and capital planning and to evaluate various strategic or business opportunities and as information for the board of directors.  The Company does not, as a matter of course, disclose forward-looking information about the Company’s future financial performance, earnings or other results, except that the Company has previously disclosed guidance related to revenue levels and the expectation of the Company’s ability to generate positive Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”).  However, the Company is including this prospective financial information in this proxy statement to provide its stockholders access to certain non-public unaudited forward-looking financial information that was made available to the Company’s board of directors and the Company’s financial advisor in connection with the merger.  Parent was made aware of the prospective financial information but did not receive the information.  The projections reflect the updated forecasts prepared by the Company’s management on July 23, 2012 and relied upon by GCA Savvian in performing its financial analysis and rendering its opinion to the Company’s board of directors, as the previous forecasts were outdated and inaccurate given the decline in operating results of, and options for, the Company as previously noted in the “Background to the merger” section.  The inclusion of this information in this proxy statement should not be regarded as an indication that the Company, the board of directors, the Company’s financial advisor or any other recipient of this information considered, or now considers, such information to be reliable predictions of future results, and they should not be relied upon as such.

The prospective financial information is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond the Company’s control, including estimates and assumptions regarding general economic conditions.  Important factors that may affect actual results and cause this information not to be accurate include, but are not limited to general economic trends, include risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, competition, market acceptance of the Company’s products and other factors described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 15 of this proxy statement and also described in the “Risk Factors” sections of our annual report on Form 10-K for the year ended December 31, 2011 and the quarterly reports on Form 10-Q thereafter.  In addition, the prospective financial information does not reflect any events that could affect the Company’s prospects, changes in general business or economic conditions or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared.  The prospective financial information also covers multiple years and by its nature becomes subject to greater uncertainty with each successive year. There can be no assurance that the prospective financial information is or will be accurate or that the Company’s future financial results will not vary, even materially, from this information.  None of the Company, its affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the prospective financial information to reflect circumstances existing or arising after the date such information were generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error.

Set forth below is a summary of selected unaudited prospective financial information for the fiscal year ending 2012 through 2014.  This summary reflects the most recent information that was prepared by the Company’s management.

(dollars in millions)	2012	2013	2014
Revenues	$115.6	$138.8	$160.2
Gross Profit	$31.0	$31.9	$35.3
Gross Margin	26.8%	23.0%	22.0%
Operating Income	$(2.4)	$(2.6)	$(0.8)
Net Income	$(4.1)	$(3.4)	$(1.8)
Adjusted EBITDA(1)	$2.2	$2.1	$3.4
Unlevered Free Cash Flow (2)	$0.0	$(2.1)	$(1.7)

(1)  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, noncash portion of equity-based compensation and restructuring and other non-recurring charges (credits).
(2)  Unlevered free cash flow was derived by GCA Savvian based upon forecasts that were prepared by the Company’s management as Adjusted EBITDA less capital expenditures, changes in net working capital and taxes..

The prospective financial information should be read together with the historical financial statements of the Company, which have been filed with the SEC.  See “Where You Can Find More Information” on page 69.  The prospective financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the Public Company Accounting and Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  Neither our independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or given any form of assurance on the prospective financial information or their achievability, and  accordingly assume no responsibility for them.  The report of the Company’s independent registered public accounting firm incorporated into this proxy statement by reference relates to the Company’s historical financial information.  It does not extend to the prospective financial information and should not be read to do so.

There can be no assurance that any prospective financial information will be, or are likely to be, realized, or that the assumptions on which they are based will prove to be, or are likely to be, correct.  You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the proposal to adopt the merger agreement.

 Financing of the Merger

The merger is not subject to any financing condition.  We anticipate that the total funds needed to complete the merger will be approximately $21.0 million, which consists of the merger consideration and certain expenses.  Parent has received and delivered to the Company an executed equity commitment letter from American Industrial Partners Capital Fund IV, L.P., which were refer to as AIP Capital, pursuant to which AIP Capital has committed to provide to Parent up to $30,000,000 at the time of the consummation of the merger.  Parent has informed us that it has no reason to believe the equity financing will not be made available to Parent and Purchaser and that, assuming the satisfaction of the terms of the merger agreement and the equity financing is funded in accordance with its conditions, Parent and Purchaser will have sufficient funds to pay the aggregate merger consideration.

 Effective Time of Merger

The closing of the merger is expected to take place no later than the second business day following the date on which the last of the conditions to the closing of the merger (described under “The Merger Agreement—Conditions to the Merger”) has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or written waiver of those conditions).

The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and Parent may agree and specify in the certificate of merger).

 Payment of Merger Consideration and Surrender of Stock Certificates

Each record holder of shares of our common stock (other than shares of the Company’s common stock held by Parent, shares held by the Company in treasury or shares held by any of their respective subsidiaries, and shares of the Company’s common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will receive shortly after the completion of the merger a letter of transmittal describing how such holder may exchange shares of the Company’s common stock for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent.  If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent.  If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.  With respect to shares of our common stock held by The Depository Trust Company, or DTC, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of shares of our common stock held of record by DTC immediately prior to the effective time, multiplied by the per share merger consideration.  DTC will then appropriately credit the accounts of the holders of our common stock that is held by DTC.

 Interests of Certain Persons in the Merger

In considering the recommendation of the board of directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and officers have interests in the merger that are different from, or in addition to, those of our stockholders generally.  The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company.  For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Restricted Stock and Stock Options

Our compensation committee has granted long-term equity compensation awards, consisting of restricted stock units and stock options, under the Company’s 2008 Omnibus Incentive Plan, as Amended and Restated, the Company’s 2003 Stock Option and Incentive Plan and the Company’s 1998 Stock Incentive Plan, which we refer to as the Company incentive plans.  As of August 22, 2012, 3,767,214 shares of common stock were subject to outstanding awards of restricted stock units and options.  At the effective time, the Company will terminate the Company incentive plans.

At the effective time of the merger, each restricted stock unit issued and outstanding and subject to forfeiture will become fully vested and will be entitled to receive the merger consideration with respect thereto, without interest, less any applicable withholding taxes.

At the effective time, each outstanding option to purchase shares of the common stock of the Company granted under a Company incentive plan that is outstanding and unexercised, whether or not vested or exercisable, shall become fully vested and exercisable.  The Company will also cancel each outstanding and unexercised stock option granted under the Company incentive plans.  Each holder of a stock option of the Company that is outstanding and unexercised immediately prior to the effective time and that has an exercise price per share of common stock of the Company that is less than the per-share consideration being paid in the merger agreement will be entitled to be paid by the Company, a per share amount in cash equal to the excess, if any, of the per share merger consideration over the applicable per share exercise price of such stock option, less any applicable withholding taxes.  Parent will provide the Company with sufficient cash to pay the aggregate amount of such payments promptly after the effective time, and promptly thereafter the Company will make such payments.

The following table sets forth the numbers of restricted shares of the Company’s common stock and options to purchase the Company’s common stock held by the Company’s directors and executive officers as of the date of this proxy statement, including the amounts to which such directors and officers will be entitled at the effective time with respect to the acceleration of vesting of such restricted stock and stock options:

Name	Number of Restricted Stock Units	Resulting Consideration	Number of Stock Options	Resulting Consideration
Edward E. Barr	0	0	106,866	0
Daniel S. Ebenstein	0	0	255,178	0
Stanley E. Freimuth Steven N. Rappaport Donald C. Waite, III Arnon Dror James R. Van Horn	100,00 0 0 0 0	$50,000 0 0 0 0	150,015 261,697 292,827 84,375 304,380	0 0 0 0 0
None of the outstanding options have an exercise price that is greater than the per share merger consideration.  Each of the persons listed in the above table will also receive the merger consideration in respect of the shares of the Company’s common stock beneficially owned by them.  See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 64 below for more information.

In addition, as described below in this proxy statement under the heading “Employment Agreements” we provide executive officers benefits in the event of a change in control and employment termination other than for cause under employment and severance agreements, stock grant agreements accompanying individual grants, and/or benefit plans available to employees generally. The amount the Company will pay under these arrangements is determined under the terms of the individual arrangements.

Employment Agreements

The following are summaries of the Company’s employment agreements with its executive officers.  Upon completion of the merger, each executive officer will be entitled to terminate his employment and receive certain severance amounts.

Agreement with Stanley E. Freimuth.  On February 1, 2012, we entered into an employment agreement with Mr. Freimuth. The employment agreement became effective as of February 13, 2012 and continues for a period of three years with automatic renewal for successive twelve month periods. Under the employment agreement, Mr. Freimuth serves as our President and Chief Executive Officer and performs such duties as are traditionally associated with such positions. The employment agreement provides for Mr. Freimuth to receive an annual base salary of $450,000.  The target annual bonus for Mr. Freimuth is 100% of his base salary, with the bonus to be determined at the discretion of the Company board of directors, with a minimum bonus of $50,000 guaranteed for 2012.  We granted Mr. Freimuth options for 100,000 shares of the Company’s common stock at a price per share equal to$0.54, which was the closing price of the common stock on February 13, 2012, annually vesting ratably over a three-year period and subject to continued employment.  These options accelerate in the event of a change of control (as defined below).  We also granted Mr. Freimuth an award of 100,000 shares of restricted common stock on February 13, 2012, annually vesting ratably over a three-year period and subject to continued employment.  This restricted stock award accelerates in the event of a change of control (as defined below).

In the absence of a change of control, in the event of voluntary termination without good reason (as defined below) or if terminated for cause (as defined below), Mr. Freimuth will not receive a severance payment.  If (i) the Company terminates Mr. Freimuth without cause, (ii) Mr. Freimuth’s employment is terminated due to death or permanent disability, or (iii) Mr. Freimuth terminates his employment for good reason in the absence of a change of control, he is entitled to 18 months’ salary, paid over an 18-month period, as well as Company contributions toward Mr. Freimuth’s COBRA costs, should he elect to participate in such COBRA program.  In the event of such a termination, Mr. Freimuth’s options and restricted stock also accelerate.  In the event of a change of control and a subsequent termination of employment within 18 months either involuntarily without cause or voluntarily for good reason (as defined below), Mr. Freimuth is entitled to a lump sum payment equal to 2.99 times average cash compensation received during the term of the agreement (base salary, target bonuses and discretionary bonuses; compensation earned during partial years will be annualized).

“Good Reason” as used in Mr. Freimuth’s employment agreement means any of the following: (i) any material diminution in duties, title, authority or reporting line; (ii) a reduction in or failure to pay compensation when due; (iii) a change in control; (iv) benefits under any employee benefit or welfare plan are reduced to less (subject to Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees under any employee benefit or welfare plan; (v) reassignment, without employee’s consent, to a principal work place which is more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

“Cause” as used in Mr. Freimuth’s employment agreement means any of the following: (i) conviction of a felony, (ii) theft from the Company, (iii) breach of fiduciary duty involving personal profit, and/or (iv) sustained and continuous conduct which adversely affects the reputation of the Company.

A “Change in Control”, as used in Mr. Freimuth’s employment agreement, shall be deemed to have taken place (A) if as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company within twelve months before such transaction shall cease to constitute a majority of the Company’s board of directors or any successor entity; (B) the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned beneficially by persons other than the shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such merger, consolidation or other reorganization; (C) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

Agreement with Arnon Dror.  On January 30, 2012, we entered into an employment arrangement with Mr. Dror, consisting of an employment offer letter and a severance commitment letter. Under the arrangement, Mr. Dror serves as our Vice President, Chief Financial Officer and Treasurer and performs such duties as are traditionally associated with such positions. Mr. Dror receives an annual base salary of $225,000.  The target annual bonus for Mr. Dror is 50% of his base salary, with the bonus to be determined at the discretion of the Company board of directors, with a minimum bonus of $25,000 guaranteed for 2012.  We granted Mr. Dror options for 84,375 shares of the Company’s common stock at a price per share equal to $0.59, vesting in full on March 15, 2013.  The options accelerate in the event of a change of control (as defined below).  Under the terms of Mr. Dror’s severance commitment letter, in the event of voluntary termination without good reason (as defined below) or if terminated for cause (as defined below), in either case, without a change of control, Mr. Dror will not receive a severance payment.  If (i) the Company terminates Mr. Dror without cause or (ii) Mr. Dror terminates his employment for good reason in the absence of a change of control, he is entitled to 12 months’ salary, paid over a 12-month period.  In the event of a change of control and a subsequent termination of employment within 18 months either involuntarily by the Company without cause or voluntarily by Mr. Dror for good reason, Mr. Dror is entitled to a lump sum payment equal to two times base salary.

“Good Reason” as used in Mr. Dror’s severance commitment letter means any of the following: (i) any material diminution in duties, title, authority or reporting line; (ii) a reduction in or failure to pay compensation when due, except as agreed by Mr. Dror in writing; (iii) a change in control; (iv) the reduction of any employee benefits or welfare plans to less (subject to Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees under any employee benefit or welfare plan; (v) reassignment, without employee’s consent, to a principal work place which is more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

“Cause” as used in Mr. Dror’s severance commitment letter means any of the following: (i) conviction of a felony, (ii) theft from the Company, (iii) breach of fiduciary duty involving personal profit, and/or (iv) sustained and continuous conduct which adversely affects the reputation of the Company.

A “Change in Control”, as used in Mr. Dror’s severance commitment letter, shall be deemed to have taken place (A) if as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company within twelve months before such transaction shall cease to constitute a majority of the Company’s board of directors or any successor entity; (B) the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned beneficially by persons other than the shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such merger, consolidation or other reorganization; (C) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

Agreement with James R. Van Horn.  On September 30, 2010 we entered into an employment agreement with Mr. James R. Van Horn.  Under the employment agreement, Mr. Van Horn serves as our Senior Vice President, Chief Administrative Officer, General Counsel and Secretary and performs such duties as are traditionally associated with such positions. The employment agreement provides for Mr. Van Horn to receive an annual base salary of $293,000, which is reviewed annually.  The base salary cannot be decreased without Mr. Van Horn’s consent. As part of a Company-wide cost-cutting program, Mr. Van Horn agreed to an amendment to his employment agreement to reduce his base salary by five percent, to $278,350, subject to the automatic restoration of his previous salary in the event of a change in control.  The agreement provides for a three-year term of employment for Mr. Van Horn commencing on the effective date and ending on September 29, 2013, unless terminated sooner in accordance with the provisions thereof, and allows for renegotiation and extension of the employment term as long as either the Company or Mr. Van Horn does not notify the other party of the decision not to extend the agreement by March 30, 2013.  If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Van Horn’s employment will terminate as of September 29, 2013. The agreement provides that Mr. Van Horn is eligible to receive an annual discretionary bonus targeted at 50% of his annual base salary.  The target bonus will be paid based on Mr. Van Horn’s and the Company’s achievement of certain goals and objectives to be established by the Company board of directors or the compensation committee in their sole discretion.  No such bonus will be payable to Mr. Van Horn with respect to any year during which his employment is terminated, regardless of the manner of such termination.  Pursuant to the agreement and in accordance with the terms of the Company’s 2003 Stock Option and Incentive Plan, the Company amended the per share exercise price of a stock option grant for 75,000 shares of our common stock provided to Mr. Van Horn on October 23, 2007 to $2.19, being the per share price equal to the closing price of a share of our common stock on the effective date.  All other terms and conditions of this stock option grant remain unchanged.  Mr. Van Horn is also entitled to participate in any plan or arrangement of the Company relating to stock options, stock purchases, pension, thrift, profit sharing benefits, other benefits under qualified or nonqualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Company in its sole discretion may adopt and elect to make available to employees.

If Mr. Van Horn’s employment is terminated by the Company without cause (as defined below), by him for good reason (as defined below), due to his death or disability, or if either the Company or Mr. Van Horn provides the other party with notice of the decision not to extend the employment term by March 30, 2013, Mr. Van Horn shall be entitled to full vesting of all outstanding unvested stock options, restricted stock and other equity awards.  If his employment terminates for any of the above reasons (other than due to death or disability), Mr. Van Horn shall also be entitled to one year of his then annual base salary, payable in equal monthly installments over a 12-month period following employment termination.

If Mr. Van Horn’s employment is terminated by the Company without cause or by him for good reason in connection with, or within the one and a half year period following, a change in control (as defined below), in lieu of the severance payments described above, he will be entitled to lump sum cash payment equal to three times his then annual base salary, which payment shall be made in a manner consistent with the provisions of Section 409A of the Internal Revenue Code.  In addition, upon the occurrence of a change in control, all stock options held by Mr. Van Horn will vest in full.

“Cause” as used in Mr. Van Horn’s employment agreement means any of the following: (i) conviction of a felony or theft from the Company; (ii) breach of fiduciary duty involving personal profit; or (iii) sustained and continuous conduct which adversely affects the Company’s reputation.

“Good Reason” as used in Mr. Van Horn’s employment agreement means any of the following, without Mr. Van Horn’s consent: (i) any material diminution in his duties, title, authority or reporting line; (ii) a reduction in or failure to pay compensation when due; (iii) a change in control (as defined below); (iv) a reduction in his benefits under any of the Company’s benefit plans to less (subject to the Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees, except if initiated by Mr. Van Horn or approved in his capacity as a Board member (if then applicable); or (v) a relocation without consent to a principal work place that is more than more than 50 miles from the Company’s executive offices in Greenwich, Connecticut.

A “Change in Control” as used in Mr. Van Horn’s employment agreement means any of the following: (i) individuals who constitute the members of the Board within 12 months before any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination thereof, cease to constitute a majority of the Board as a result of or in connection with such transaction or event; (ii) the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such transaction is owned beneficially by persons other than shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such transaction; or (iii) the sale, transfer or disposition of all or substantially all of the Company’s assets.

On February 13, 2012 the Company awarded Mr. Van Horn a retention bonus of $50,000, subject to the requirement that in the event that he left the Company voluntarily before March 15, 2013, the net after-tax amount of the bonus would be repaid to the Company.  Under terms of the bonus, Mr. Van Horn’s repayment obligation terminates upon completion of the Merger.

Estimated Severance/Merger-Related Compenssation

The following table and the related footnotes present information about the compensation payable to the executive officers of the Company in connection with the Merger. The compensation shown in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the Merger. The Company’s named executive officers for fiscal year 2011 were Jeffrey Jacobson, Jeffrey Cook and James Van Horn.  Messrs. Jacobson and Cook resigned from the Company in February 2012, and will not receive any merger-related compensation.  While Stanley E. Freimuth and Arnon Dror were not named executive offcers of the Company in fiscal 2011, the Company believes that they would be named executive officers of the Company for fiscal 2012 if the Merger is not completed.  Such compensation is subject to a nonbinding advisory vote of the stockholders of the Company at the Special Meeting, as described in this proxy statement under “Advisory Vote on Compensation.” The cash and perquisites/benefits disclosure provided by this table is quantified assuming that the Merger closed, and that each individual’s service was terminated without cause or such individual resigned with good reason, on September 15, 2012, the latest practicable date prior to the filing of this proxy statement. The equity disclosure provided by this table is quantified assuming that the Merger closed on September 15, 2012. None of our executive officers are entitled to any pension or non-qualified deferred compensation benefits enhancements, tax reimbursement payments, or any other form of compensation that is based on or otherwise related to the Merger.

Executive Officers(1)	Estimated Severance($)	Equity($)	Perquisites/ Benefits(2)	Total($)
Stanley E. Freimuth	1,345,500(3)	50,000(4)	17,802	1,413,302
Arnon Dror	450,000(5)	--	--	450,000
James R. Van Horn	879,000(6)	--	24,570	903,570

(1) The Company’s named executive officers for fiscal year 2011 were Jeffrey Jacobson, Jeffrey Cook and James Van Horn.  Messrs. Jacobson and Cook resigned from the Company in February 2012, and will not receive any merger-related compensation.  While Stanley E. Freimuth and Arnon Dror were not named executive offcers of the Company in fiscal 2011, the Company believes that they would be named executive officers of the Company for fiscal 2012 if the Merger is not completed.
(2)  Represents the Company’s cost of continuation of medical benefits for executive and his family for 18-month period following termination of employment, subject to executive’s continuation of employee contribution rate.
(3)  Represents a payment equal to 2.99 the executive officer’s base salary in the event that the executive officer terminates his employment after the completion of the merger.
(4)  Reflects the vesting of 100,000 shares of restricted common stock upon a change of control.
(5)  Represents a payment equal to two times the executive officer’s base salary in the event that the executive officer terminates his employment after the completion of the merger.
(6)  Represents a payment equal to three times the executive officer’s base salary in the event that the executive officer terminates his employment after the completion of the merger.

None of the members of our board of directors will continue as members of the board of directors following the merger.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, Parent will, or will cause the surviving corporation to, honor and fulfill in all respects the obligations of the Company to the fullest extent permissible under applicable law, under the Company governing documents (as defined in the merger agreement), the organizational documents of the Company subsidiaries or indemnification agreements in effect on August 22, 2012 to the individuals covered by such Company governing documents, organizational documents of the Company Subsidiaries or indemnification agreements, which we refer to the covered persons, arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the completion of the merger, including in connection with the approval of the merger agreement and the transactions contemplated thereby.

For a period of six (6) years after the completion of the merger, Parent will, or will cause the surviving corporation to indemnify and hold harmless each covered person against and from any costs, fees or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission or alleged action or omission in such covered person’s capacity as such, or the merger agreement and any of the transactions contemplated by the merger agreement.  In addition, Parent agrees to pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any covered person upon receipt, to the extent required by the DGCL, of an undertaking by or on behalf of such covered person to repay such amount if it shall ultimately be determined that such covered person is not entitled to be indemnified.

For a period of six (6) years after the completion of the merger, the certificate of incorporation and bylaws of the surviving corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods prior to and including the completion date of the merger than are currently set forth in the Company governing documents and any Company subsidiary’s organizational documents.  The indemnification agreements with covered persons that survive the merger shall continue in full force and effect in accordance with their terms.

For a period of six (6) years after the completion of the merger, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company subsidiaries (provided that Parent may substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the completion date of the merger.  However, Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of August 22, 2012 by the Company for such insurance.

The covered persons (and their successors and heirs) are intended third party beneficiaries of these indemnification and insurance provisions and these provisions can not be amended in a manner that is adverse to the covered persons or terminated without the consent of the covered persons.

 Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) whose shares of common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders.  For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of the Company’s common stock that is, for U.S. federal income tax purposes:

▪	an individual who is a citizen or resident of the United States;

▪	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

▪
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

▪	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, we use the term “non-U.S. holder” to mean a beneficial owner of shares of the Company’s common stock that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership.  A partner of a partnership holding common stock should consult the partner’s tax adviser regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, judicial authorities, and administrative rulings, all of which are subject to change, possibly with retroactive effect.  The discussion applies only to beneficial owners who hold shares of common stock as capital assets, and does not apply to stockholders who hold an equity interest, actually or constructively, in Parent or the surviving corporation after the merger, stockholders who validly exercise their rights under the DGCL to object to the merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers in securities or currencies, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, U.S. expatriates, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold common stock as part of a hedge, straddle, constructive sale or conversion transaction).  This discussion also does not address the receipt of cash in connection with the vesting of shares of restricted stock and options to purchase common stock, or any other matters relating to equity compensation or benefit plans.  This discussion does not address any aspect of state, local or foreign tax laws, nor does it address any aspect of estate or gift taxation.

U.S. Holders

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.

The receipt of cash in exchange for the Company’s common stock in the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares.  A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares.  Gain or loss will be determined separately for each block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction).  Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such shares of common stock is more than 12 months at the effective time.  Short-term capital gains are subject to U.S. federal income tax at the same rates as ordinary income.  Long-term capital gains of non-corporate U.S. holders currently are eligible for reduced rates of taxation.  There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting.

Backup withholding of tax may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number and otherwise complies with the backup withholding rules.  Each of our U.S. holders should complete the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax.  Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

Non-U.S. Holders

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.

Any gain realized upon the receipt of cash in exchange for the Company’s common stock in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, (ii) the non-U.S. holder is a nonresident alien individual who will be present in the United States for 183 days or more during the taxable year of the merger, and certain other requirements are met, or (iii) the common stock constitutes a “United States real property interest” for U.S. federal income tax purposes with respect to the non-U.S. holder by reason of the Company’s status as a “United States real property holding corporation” (a “USRPHC”) at any time within the shorter of the five-year period preceding the merger or the non-U.S. holder’s holding period for the common stock.  Even if the Company is or has been a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax as long as the non-U.S. holder actually or constructively holds or held, during the applicable period, 5% or less of the Company’s common stock.  A non-U.S. holder that actually or constructively holds or has held more than 5% of the Company’s common stock should consult its own tax adviser regarding any U.S. federal income tax consequences applicable to it with respect to the USRPHC rules.

Unless an applicable income tax treaty provides otherwise, gain described in (i) in the preceding paragraph will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder recognizing such gain were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Gain recognized by an individual non-U.S. holder described in (ii) in the preceding paragraph will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides otherwise), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States for U.S. federal income tax purposes).

Backup Withholding and Information Reporting.

Backup withholding of tax may apply to cash payments to which a non-U.S. holder is entitled under the merger agreement unless the non-U.S. holder furnishes the required certification as to its non-U.S. status by providing the applicable Internal Revenue Service Form W-8 or by otherwise establishing that such non-U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax.  Any amounts withheld from cash payments to a non-U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger may also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax adviser regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the vesting of restricted stock and options to purchase common stock.

 Regulatory Approvals

We do not believe that any regulatory approvals are required to complete the Merger.  If any approvals are required, there can be no assurance as to the timing of any such approvals or the absence of any litigation challenging such approvals.

LITIGATION RELATING TO THE MERGER

Two putative class action lawsuits relating to the merger have been filed in the Superior Court, Judicial District of Stamford, Connecticut. The complaints, which purport to be brought as class action on behalf of all of the Company’s public stockholders, excluding the defendants and their affiliates, allege the Company’s directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement by means of an unfair process and for inadequate consideration. The complaints further allege that the Company, Parent and Purchaser aided and abetted the alleged breaches by the Company’s directors. The complaints seek various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms. The defendants believe that the complaints are without merit and intend to defend the actions vigorously.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement.  The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read the merger agreement carefully and in its entirety.  This section is not intended to provide you with any factual information about us.  Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page 70.

 Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms.  Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement.  The representations, warranties and covenants made in the merger agreement by the Company, Parent and Purchaser were qualified and subject to important limitations agreed to by the Company, Parent and Purchaser in connection with negotiating the terms of the merger agreement.  In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and to reports and documents filed with the SEC and, in some cases, were qualified by disclosures that were made by each party to the other that were not reflected in the merger agreement.  Moreover, information concerning the subject matter of the representations and warranties, which is not purported to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement.

 Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Purchaser with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement.  As the surviving corporation, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Purchaser until their successors have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal.  The officers of the Company at the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

The certificate of incorporation of the surviving corporation will be in the form of the certificate of incorporation of Purchaser (except with respect to the name of the Company), until amended in accordance with its terms or by applicable law.  Also, except as described below, unless otherwise determined by Parent prior to the effective time, the bylaws of the surviving corporation will be in the form of the bylaws of Purchaser (except with respect to the name of the Company) until amended in accordance with its terms, the terms of the certificate of incorporation of the surviving corporation or applicable law.  The certificate of incorporation and bylaws of the surviving corporation will include provisions with respect to the indemnification, advancement of expenses and exculpation of the covered persons that are the same as those currently set forth in the Company’s certificate of incorporation for a period of six years after the effective time.

Following the completion of the merger, the common stock of the Company will be delisted from Nasdaq and deregistered under the Exchange Act, and will cease to be publicly traded.

 Closing and Effective Time of the Merger

The closing of the merger is expected to occur no later than the second business day following the date on which the last of the conditions to the closing of the merger (described under “—Conditions to the Merger”) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or written waiver of those conditions).

The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Parent may agree and specify in the certificate of merger).

 Treatment of Equity Interests

Common Stock

At the effective time, each issued and outstanding share of the Company’s common stock immediately prior thereto (other than shares of the Company’s common stock held by Parent, shares held by the Company in treasury or shares held by any of their respective subsidiaries, and shares of the Company’s common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will be cancelled and converted into the right to receive the merger consideration, without interest, less any applicable withholding taxes.  Common stock owned by Parent, Purchaser or any other subsidiary of Parent will remain issued and outstanding after the effective time, but no merger consideration will be paid with respect to such common stock.  Common stock owned by the Company or any of its wholly owned subsidiaries will be cancelled without payment of any merger consideration with respect thereto.  Common stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will not be converted into the right to receive merger consideration.  Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights.”

Employee Stock Options

At the effective time, the Company will terminate the Company’s 2008 Omnibus incentive Plan, as Amended and Restated, 2003 Stock Option and Incentive Plan, the 1998 Stock Incentive Plan and any other plan, agreement or arrangement of the Company or any Company subsidiary, including any foreign equity plan, agreement or arrangement, which we refer to as the

Company equity plans.  At the effective time, each outstanding option to purchase shares of the common stock of the Company granted under a Company equity plan that is outstanding and unexercised, whether or not vested or exercisable, shall become fully vested and exercisable.  The Company will also cancel each outstanding and unexercised stock option granted under the Company equity plans.  Each holder of a stock option of the Company that is outstanding and unexercised immediately prior to the effective time and that has an exercise price per share of common stock of the Company that is less than the per-share consideration being paid in the merger agreement will be entitled to be paid by the Company, a per share amount in cash equal to the excess, if any, of the per share merger consideration over the applicable per share exercise price of such stock option, less any applicable withholding taxes.  Parent will provide the Company with sufficient cash to pay the aggregate amount of such payments promptly after the effective time, and promptly thereafter the Company will make such payments.  The Company will take all necessary action to approve the cancellation and payment in respect of the stock options by virtue of the merger to the extent necessary to exempt any such deemed dispositions and acquisitions under Rule 16b-3 of the Exchange Act.

Restricted Stock

At the effective time,  all issued and outstanding restricted stock units of the Company granted under the Company equity plans that is subject to forfeiture prior to the effective time shall become immediately vested and distributable upon the consummation of the Merger, and each vested Restricted Stock Award shall be canceled and converted into the right to receive the merger consideration in respect of each share underlying the canceled vested Restricted Stock Award Parent will provide the Company with sufficient cash to pay the aggregate amount of such payments in respect of such shares of restricted common units and restricted stock awards of the Company, and promptly thereafter, the Company will make such payments, less any applicable withholding taxes.  The Company will take all necessary action to approve the cancellation and payment in respect of the restricted common units and restricted stock awards by virtue of the Merger to the extent necessary to exempt any such deemed dispositions and acquisitions under Rule 16b-3 of the Exchange Act.

 Exchange and Payment Procedures

At the effective time, Parent or Purchaser will deposit, or will cause to be deposited, with the paying agent, an amount in immediately available funds necessary for the paying agent to pay the aggregate merger consideration to the holders of shares of the Company's common stock.

Each record holder of shares of the Company’s common stock (other than shares of the Company’s common stock held by Parent, shares held by the Company in treasury or shares held by any of their respective subsidiaries, and shares of the Company’s common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will receive a letter of transmittal describing how it may exchange its shares of common stock for the merger consideration shortly after the completion of the merger.  With respect to shares of the Company's common stock held by The Depository Trust Company, or DTC, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of shares of the Company's common stock held of record by DTC immediately prior to the effective time, multiplied by the per share merger consideration.  DTC will then appropriately credit the accounts of the holders of the Company's common stock that is held by DTC.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent.  If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent.  If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the merger consideration as provided above.  Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration.  Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the effective time, there will be no transfers on our stock transfer books of shares of common stock that were outstanding immediately prior to the effective time.  If, after the effective time, any person presents to the surviving corporation, Parent or the paying agent, any certificates or any transfer instructions relating to shares cancelled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

Any portion of the merger consideration deposited with the paying agent that remains unclaimed by former record holders of our common stock for one year after the effective time may be delivered to the surviving corporation.  After such delivery, record holders of our common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the merger consideration.  Neither the surviving corporation nor the paying agent will be liable to any former record holders of our common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to complete an affidavit of the loss, theft or destruction, and, if required by the surviving corporation, post a bond in a reasonable amount as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.  These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

 No Financing Covenants or Conditions

The merger is not subject to any financing condition.  We anticipate that the total funds needed to complete the merger will be approximately $21.0 million which consists of the merger consideration and certain expenses.  Parent has received and delivered to the Company an executed equity commitment letter from American Industrial Partners Capital Fund IV, L.P., which we refer to as AIP Capital, pursuant to which AIP Capital has committed to provide to Parent up to $30,000,000 or any additional amount required to pay the aggregate merger consideration and Parent’s expenses in connection with the merger, at the time of the consummation of the merger.  Parent has informed us that it has no reason to believe the equity financing will not be made available to Parent and Purchaser and that, assuming the satisfaction of the terms of the merger agreement and the equity financing is funded in accordance with its conditions, Parent and Purchaser will have sufficient funds to pay the aggregate merger consideration.

 Representations and Warranties

The Company made customary representations and warranties in the merger agreement that are subject to matters the Company disclosed in certain documents filed with the SEC and to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter the Company delivered to Parent in connection therewith.  These representations and warranties relate to, among other things:

▪	the organization, existence, good standing and authority to carry on our and our subsidiaries’ businesses;

▪	the accuracy and validity of and compliance with our certificate of incorporation and our by-laws;

▪	our capitalization;

▪	the absence of any stockholders’ rights plan;

▪	our corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against us;

▪	the approval of the merger agreement by our board of directors and the required adoption of the same by our stockholders;

▪
the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing our obligations under the merger agreement;

▪	any required governmental permits, consents and approvals;

▪	compliance with applicable laws, licenses, permits and agreements;

▪	our SEC filings since January 1, 2009 and the financial statements included therein;

▪	our disclosure controls and procedures and internal controls over financial reporting;

▪	the absence of a material adverse effect (as described below) and the absence of certain other changes or events since December 31, 2011;

▪	the absence of material undisclosed liabilities;

▪	the absence of legal proceedings and governmental orders against us and our subsidiaries;

▪	employee benefit plans and ERISA;

▪	tax matters;

▪	material contracts;

▪	real and personal property owned or leased by us or our subsidiaries;

▪	intellectual property;

▪	labor and employment matters;

▪	compliance with laws, permits and regulatory compliance;

▪	the accuracy of certain information contained in this proxy statement.

▪	our top customers and suppliers;

▪	the receipt of the fairness opinion from GCA Savvian;

▪	matters related to the maintenance of insurance coverage;

▪	the absence of any undisclosed broker’s, finder’s or investment banker’s fees;

▪	the exemption of the merger, merger agreement and the transactions thereby from the prohibitions on business combinations set forth in Section 203 of the DGCL; and

▪	the applicability of takeover statutes.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company material adverse effect.” The phrase “Company material adverse effect” is defined in the merger agreement to mean any change, effect, development, circumstance, condition, change or occurrence, which we refer to as an effect, that, individually or in the aggregate, has or would reasonably be expected to have, a material adverse effect on (A) the condition (financial or otherwise), business or results of operations of the Company, properties or assets or (B) the ability of the Company to consummate the Merger or any other transaction contemplated by the Agreement, provided that no effects resulting from the following shall be deemed to constitute a Company material adverse effect or shall be taken into account when determining whether a Company material adverse effect exists, has occurred or is reasonably likely to exist or occur:

(i)
conditions (or changes therein) in any industry or industries in which the Company operates (including the graphic communications, commercial printing or digital offset solutions industries), which we refer to as a specified industry, to the extent that such effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in such industry or industries (provided, that any such determination of whether a material adverse effect has occurred in connection with such effects shall be measured with respect to the Company after giving effect to the impact of such effects at the level of impact generally experienced by other companies operating in such industry or industries);

(ii)
general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions to the extent that such effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in the specified industry;

(iii)	any generally applicable change in law or GAAP or interpretation of any of the foregoing;

(iv)
any actions taken, or the failure to take any action, pursuant to or in accordance with the terms of the merger agreement or at the request or with the consent of Parent or Purchaser and any effect attributable to the negotiation, execution or announcement of the merger agreement and the transactions contemplated thereby, including any litigation arising therefrom, and any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent;

(v)
changes in the common stock price or the trading volume of the common stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company material adverse effect” may be taken into account),

(vi)
any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account),

(vii)	the outcome of any litigation, investigation or inquiry involving the Company or any Company subsidiary that has been disclosed in the company disclosure letter to the merger agreement,

(viii)
the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, Company benefit plans, severance arrangements or other arrangements in existence as of the date hereof, and

(ix)
conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the merger agreement to the extent that such effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in such industry or industries.

The merger agreement also contains customary representations and warranties made by Parent and Purchaser that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement.  The representations and warranties of Parent and Purchaser relate to, among other things:

▪	their organization, existence, good standing and authority to carry on their businesses;

▪	their corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

▪
any required governmental consents and approvals and the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing their obligations under the merger agreement and completing the merger;

▪	the absence of legal proceedings and governmental orders against Parent or its subsidiaries that would reasonable be expected to prevent or materially delay the consummation of the merger;

▪	the accuracy of certain information contained in this proxy statement.

▪	the receipt of the AIP Capital equity commitment letter

▪	the financial ability of Parent to permit the Purchaser to consummate the merger;

▪	the absence of any “interested stockholders” of the Company;

▪	the ownership by Parent of the Purchaser’s capital stock;

▪	the absence of any undisclosed broker’s, finder’s or investment banker’s fees; and

▪	the solvency of Parent and Purchaser.

Neither the Company, on the one hand, nor Parent and Purchaser, on the other hand, make any other express or implied representations or warranties to the other, except as set forth in the merger agreement.  The representations and warranties in the merger agreement of each of the Company, Parent and Purchaser will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

 Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and in the disclosure letter we delivered to Parent in connection with the merger agreement, between the date of the merger agreement and the effective time, unless required by applicable law, or unless Parent gives its prior written approval (which cannot be unreasonably withheld or delayed), (i) we and our subsidiaries will conduct our businesses, and not take any action except in, the ordinary course of business and in a manner consistent with past practice, (ii) we will use our reasonable efforts to preserve and maintain our and our subsidiaries existing relations with material customers, suppliers, distributors, employees and other persons with whom the Company or the Company subsidiaries have material business relationships and (iii) neither the Company nor any of its subsidiaries will, directly or indirectly, do or propose to do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed:

▪	amend its certificate of incorporation or bylaws or equivalent organizational documents;

▪	split, combine, subdivide or reclassify any shares of capital stock of the Company;

▪
declare, authorize, set aside, make or pay any dividend or other distribution payable in cash, stock or property (or any combination thereof) with respect to the Company’s capital stock or enter into any agreement with respect to voting of its capital stock other than the voting agreement.

▪
redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any equity interests, except (i) from holders of Company options in full or partial payment of the exercise price and any applicable taxes payable by such holder upon exercise of the Company options to the extent required or permitted under the terms of such Company options or (ii) only from former employees, directors and consultants in accordance with written agreements in effect as of August 22, 2012 providing for the repurchase of shares at their original issue price in connection with the terms thereof;

▪
issue, sell, grant, pledge, deliver, transfer, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or grant any Company options under the Company equity plans or warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class, or grant to any person any right the value of which is based on the value of shares other capital stock, other than the issuance of shares reserved for issuance August 22, 2012 pursuant to the exercise of the Company options or granted after August 22, 2012 in compliance with the terms of the merger agreement, (ii)  the grant of Company options pursuant to previously existing contractual arrangements of the Company and (iii) issuances and grants permitted under the merger agreement;

▪
acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or any series of related transactions any equity interests in any person or any business or division of any person or all or substantially all of the assets of any person (or business or division thereof), in each case, that is material to the Company;

▪
transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, in a single transaction or series of related transactions, other than (i) sales, leases and licenses in the ordinary course of business consistent with past practice, and (ii) dispositions of assets no longer used in the operation of the business, and (iii) sales, leases and licenses that are not material to the Company;

▪
(i) incur or assume any long-term or short-term indebtedness except short-term indebtedness made in the ordinary course of business consistent with past practice, or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than the Company and any Company subsidiary) for borrowed money; (iii) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course consistent with past practices; or (iv) cancel any material indebtedness or waive any claims or rights of substantial value, in each case, other than in the ordinary course of business; or (v) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business;

▪
except (i) as required by the terms of any benefit plan, agreement or other contract in effect on the date hereof, or (ii) to the extent necessary to comply with, or satisfy an exemption from, Section 409A of the Code without increasing the benefits provided to any person, (A) increase the compensation or other benefits payable or to become payable to officers, directors or employees of the Company, (B) grant any officer, director, or employee of the Company any material increase in severance or termination pay, (C) enter into any employment, consulting, severance or termination agreement with any officer, director or senior employee of the Company, (D) establish, adopt or enter into any collective bargaining agreement or benefit plan, or (E) accelerate any rights or benefits, or make any material determinations, under any benefit plan; provided, however, the foregoing clauses (A), (B) and (C) shall not restrict the Company from entering into or making available to newly hired employees or to employees in the context of promotions, provided such employees are not officers or directors of the Company, in each case in the ordinary course, plans, agreements, benefits and compensation arrangements (including grants under the Company equity plans);

▪
incur any capital expenditures or any obligations or liabilities in respect thereof in excess of $125,000, in the aggregate, except those contemplated in the capital expenditures budgets for the Company previously made available to Parent;

▪
enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company, or upon completion of the merger, Parent or its subsidiaries or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Parent or any of its subsidiaries;

▪	change any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP, applicable laws or any government entity;

▪
except as required by law, make, revise or amend any material tax election, settle or compromise any tax liability, including via any voluntary disclosure agreement, file any amended tax return, consent to any waiver of the limitation period applicable to any tax claim or assessment, or change any annual tax accounting period;

▪
pay, discharge, compromise or settle any material claim or material litigation, in each case made or pending against the Company, or any of its officers and directors in their capacities as such, other than the settlement of claims or litigation in the ordinary course of business;

▪	enter into, terminate, materially modify, renew or waive any material provision of any Company material contract;

▪
enter into any new contract or agreement that contains a change in control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the merger;

▪	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the merger);

▪
elect not take any material action with respect to the maintenance of any Company IP, which term is defined in the merger agreement, that is material to the conduct of the business, enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such Company IP, grant any material refunds, credits, rebates or other allowances by the Company or Company subsidiaries to any supplier, vendor or distributor, in each case, other than in the ordinary course of business consistent with past practice; and

▪	enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize in writing any of the foregoing

 No Solicitation of Other Offers

The merger agreement provides that the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers, employees, consultants, financial advisers, accountants, legal counsel, investment bankers or other agents, advisors or other representatives to, directly or indirectly:

▪
solicit, initiate or knowingly facilitate or encourage (including by way of providing non-public information), any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to a submission of any competing proposal.

▪	participate in any negotiations regarding, or furnish to any person any material nonpublic information with respect to, any competing proposal;

▪	engage in discussions with any person with respect to any competing proposal;

▪	enter into any letter of intent, memorandum of understanding or similar document or any agreement, document or commitment providing for any competing proposal;

▪	approve or recommend, or propose publicly to approve or recommend, any competing proposal;

▪	withdraw, amend, or modify or otherwise propose publicly to withdraw, amend or modify, in a manner adverse to Parent or Purchaser, the Company board recommendation;

▪	or

▪
agree to do any of the foregoing, and in the event the Company takes any of such actions described in the two immediately preceding bullet points above, it shall have deemed to have effected a change of recommendation.

In addition, in the event that a tender or exchange offer relating to the Company’s securities shall have been commenced by a Person unaffiliated with Parent, and the Company (i) fails to send a statement pursuant to Rule 14e-2 promulgated under the Exchange Act within ten (10) business days after such tender or exchange offer is first published, or (ii) sends a statement pursuant to such Rule 14e-2 that (x) the Company board of directors recommends acceptance of such tender or exchange offer, or (y) that the Company board of directors expresses no opinion and is remaining neutral toward the bidder's tender offer or is unable to take a position with respect to the bidder's tender offer without the Company board of directors (or any committee thereof) having determined in good faith (after consulting with its legal counsel and financial advisors) that the failure to send such a statement described in (y) is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company board of directors (or any committee thereof) to the Company’s stockholders under applicable Law, then any such action in (i) and (ii) shall also constitute a change of recommendation. In addition, the Company has agreed that it will not, except as described below:

▪
release any person from, or waive any provisions of, any confidentiality or similar agreement in favor of the Company, except to the extent necessary to enable the parties subject thereto to make a competing proposal (as described below).

However, in response to an unsolicited competing proposal that is made after the date of the merger agreement but prior to receipt of the requisite stockholder approval and which the Company board of directors determines in good faith (after consultation with legal and financial advisors) constitutes or could reasonably be expected to lead to, after the taking of any of the actions referred to below, a superior proposal (as described below), the Company may take any of the following actions:

▪	enter into negotiations with respect to and execute an acceptable confidentiality agreement;

▪	engage in discussions or negotiations with such person with respect to the competing proposal; and

▪
furnish non-public information to the person making such competing proposal, if, and only if, prior to so furnishing such information, the Company receives from such person a signed acceptable confidentiality agreement;

provided, that as promptly as reasonably practicable following the Company taking such actions as described above, the Company shall provide written notice to Parent of such competing proposal and such notice shall identify the person making, and indicate in reasonable detail the terms and conditions of, such competing proposal.  The Company shall keep Parent informed, on a reasonably current basis of any material developments of the status and details of any competing proposal or inquiry (including whether such competing proposal or inquiry has been withdrawn or rejected).

However, in response to a competing proposal, the Company shall have the right to:

▪	waive the provisions of any acceptable confidentiality agreement to make a competing proposal on a non-public basis to the Company and the Company board of directors; and

▪
following the receipt of a written and unsolicited competing proposal, contact the person submitting the competing proposal in order to clarify and understand the terms and conditions of the competing proposal so as to determine whether the competing proposal constitutes or could reasonably be expected to lead to a superior proposal.

However, at any time prior to receipt of the requisite stockholder approval, if the Company receives a competing proposal that the Company board of directors concludes in good faith (after consultation with legal and financial advisors) constitutes a superior proposal and the Company board of directors (or any committee thereof) has determined in good faith that the failure to accept such superior proposal is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company board of directors (or any committee thereof) to the Company’s stockholders under applicable law, the Company board of directors may take any of the following actions:

▪	effect a change of recommendation; and/or

▪	terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal;

provided, that in each case, such action may be taken only after the fourth business day following Parent and Purchaser’s receipt of written notice from the Company that describes, among other things, which of the foregoing actions the board of directors has determined to take.   Prior to effecting such change of recommendation or terminating the merger agreement to enter into a definitive agreement with respect to such superior proposal, the Company shall, and shall cause its representatives to negotiate with Parent, at Parent’s discretion, in good faith to make such adjustments in the terms and conditions of the merger so that such competing proposal ceases to constitute a superior proposal.  In the event of any material improvement to the material terms of such superior proposal during the negotiation period, the Company shall, in each case, have delivered to Parent an additional notice, except that the notice period shall one day instead of four business days.

In addition, the board of directors may make a change of recommendation in response to an intervening event, as such term is defined in the merger agreement, if it determines in good faith after consulting with outside counsel that a failure to do so would be inconsistent with its fiduciary duties under applicable law.

For purposes of this discussion, the term “competing proposal” means any proposal made by a person or group, within the meaning of Section 13(d) of the Exchange Act  (other than a proposal or offer by Parent or any of its subsidiaries) at any time which is structured to permit such person or group to acquire beneficial ownership of at least 20% of the assets of, equity interest in, or businesses of, the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), in each case other than the merger.

For purposes of this discussion, the term “superior proposal” means a bona fide written competing proposal for or in respect of at least a majority of the outstanding Company common stock or all or substantially all of the Company’s assets, made by any person that the Company board of directors determines in good faith (after consultation with the Company’s financial and legal advisors) and considering such factors as the Company board of directors considers to be appropriate, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the person making the proposal, and that, if consummated, would result in a transaction more favorable from a financial point of view to the stockholders of the Company than the merger.

 Stockholders Meeting

Subject to the provisions of the merger agreement described above under “—No Solicitation of Other Offers,” we are required to convene and hold a meeting of our stockholders as promptly as practicable after the execution of the merger agreement to in order to obtain the approval of our stockholders of the merger agreement.  Subject to the provisions of the merger agreement discussed above under “—No Solicitation of Other Offers,” we must use our reasonable best efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement.

 Filings; Other Actions; Notification

Each of the Company, Parent and Purchaser will use its best efforts to (i) take, or cause to be taken, all appropriate action under any applicable law to consummate the merger and the other transactions contemplated by the merger as promptly as practicable, but in no event later than December 31, 2012, (ii) obtain all consents, licenses, permits, waivers, clearances approvals, authorizations or orders of governmental entities and (iii) make or cause to be made the applications or filings required to be made by Parent, Purchases or the Company and any of their respective subsidiaries with respect to any applicable required governmental approval or laws and (iv) comply at the earliest reasonably practicable date with any request under or with respect to any required governmental approvals and any such other applicable laws for additional information, documents or other materials received by Parent or the Company or any of their respective Subsidiaries from or any other governmental entity in connection with such applications, filings, the merger or the other transactions contemplated thereby.  Each of Company and Parent will use its reasonable best efforts to obtain any third-party consents necessary, proper or advisable to consummate the merger or the other transactions contemplated by the merger.

Each of Parent and the Company shall promptly forward to the other all notices, inquiries and other written communications received by it from any governmental authority relating to the merger.   If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity challenging the merger or the other transactions contemplated by the merger, each of the Company and Purchaser shall cooperate and use their reasonable best efforts to contest and resist any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the merger and the other transactions contemplated by the merger.

The Company, Parent and Purchaser have agreed to give each other prompt notice of:

▪
the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause (x) any representation or warranty of the notifying party contained in the merger agreement to be untrue or inaccurate as if made as of any time prior to the effective time, such that the applicable conditions to closing would fail to be satisfied or (y) any covenant, condition or agreement of the notifying party contained the merger agreement not to be complied with or satisfied such that the applicable condition to closing would fail to be satisfied;

▪
any notice or other communication received by such party from any governmental entity in connection with the merger agreement, the merger or the other transactions contemplated by the merger, or from any person alleging that the consent of such person is or may be required in connection with the merger or the other transactions contemplated by the merger, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the surviving corporation or Parent;

▪
any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party which relate to the merger agreement, the merger or the other transactions contemplated by the merger; and

▪	any breach of the equity commitment letter or any event or circumstance that occurs that materially adversely impacts Parents and Purchaser’s ability to finance the merger.

 Investments

Pursuant to the merger agreement, prior to the effective time, Parent, Purchaser and the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the merger or the other transactions contemplated by the merger by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

 Credit Agreement

In connection with the merger agreement, the Company has entered into an amendment to its credit agreement with will become effective upon the completion of the merger and the satisfaction of certain conditions.  The amendment to the credit agreement, if and when it becomes effective, would amend the borrowing availability under the credit agreement and the EBITDA covenants and provide that the merger shall not be deemed to be a change of control event triggering an event of default under the Agreement.

 Conditions to the Merger

The respective obligations of the Company, Parent and Purchaser to consummate the merger are subject to the satisfaction or waiver of the following mutual conditions:

▪	the merger agreement must have been duly adopted by our stockholders; and

▪
no statute, rule or regulation shall have been enacted or promulgated by any governmental entity of competent jurisdiction which has the effect of making the merger illegal or otherwise prohibits the consummation of the merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the merger.

The obligations of Parent and Purchaser to effect the merger are also subject to the satisfaction or (where permissible) waiver by Parent at or prior to the effective time of the following additional conditions:

▪	our representation and warranty that no material adverse effects have occurred with respect to the Company since December 31, 2011 must be true and correct as of the completion date of the merger;

▪
our representations and warranties regarding certain aspects of our capitalization and indebtedness without giving effect to any materiality or material adverse effect qualifications therein, shall be true and correct in all material respects at and as of completion date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date); if one or more inaccuracies in these representations and warranties would increase the aggregate merger consideration required to be paid by Parent or Purchaser to effectuate the merger or cause the Company’s indebtedness amount disclosed as of August 22, 2012 to be incorrect, by an aggregate amount of $250,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of this condition;

▪
our representations and warranties regarding the entitlement of brokers, investment bankers, financial advisors or other person to fees or commission, without given effect to any materiality or qualifications, shall be true and correct in all material respects at and as of completion date of the merger;

▪
all other representations and warranties contained in the merger agreement must be true and correct, except as would not constitute a Company material adverse effect (but without regard to materiality qualifiers contained therein), in each case, as of the completion date of the merger, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

▪	no Company material adverse effect shall have occurred or existed following the execution and delivery of the merger agreement that is continuing as of the effective time of the merger;

▪	we have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the effective time;

▪
we have delivered to Parent a certificate, dated as of the date of the closing of the merger, signed by an executive officer of the Company, certifying on our behalf that this condition above has been satisfied; and

▪	The dissenting shares with respect to which appraisal rights under the DGCL have been properly demanded shall not exceed more than 7% of the outstanding common stock.

Our obligation to effect the merger is subject to the satisfaction or (where permissible) waiver by us at or prior to the effective time of the following additional conditions:

▪
(i) the representations and warranties of Parent and Purchaser relating to their authorizing ability to authorize the merger agreement and take all necessary action to effect the merger and the other transactions contemplated by the merger, their organization and qualifications and their solvency must be true and correct in all respects and (ii) all other representations and warranties must be true and correct, except where such failures would not prevent the consummation of the merger, in each case, as of the effective time of the merger, as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

▪
each of Parent and Purchaser have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by Parent and Purchaser on or prior to the effective time, and

▪	Parent has delivered to us a certificate, dated as of the date of the closing of the merger, signed by an executive officer of Parent, certifying that the condition above has been satisfied.

 Termination

The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by the Company’s stockholders, by mutual written consent of the Company and Parent.

The merger agreement may also be terminated at any time prior to the completion of the merger, notwithstanding the adoption of the merger agreement by the Company’s stockholders, by either the Company or Parent if:

▪
the merger is not completed on or before December 31, 2012, which date, we refer to as the outside date, except that this right to terminate the merger agreement will not be available to any party whose failure to comply with the merger agreement has been the cause of or results in the failure of the merger to be completed by that date;

▪
the Company’s stockholders fail to adopt the merger agreement at the special meeting of the Company’s stockholders or at any adjournment or postponement thereof at which the merger agreement is voted upon; and

▪
if a court of competent jurisdiction or other governmental entity of competent jurisdiction issues a final, non-appealable order, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the  consummation of the merger or the transactions contemplated by the merger agreement; provided, however, that the party seeking to terminate the merger agreement will have complied with its obligations under the merger agreement to use reasonable best efforts to prevent the entry of and to remove such order, decree or ruling and the right to terminate merger agreement shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling was primarily due to the breach in any respect of such party (and in the case of Parent, including Purchaser) of its obligations under the merger agreement.

Parent may terminate the merger agreement if:

▪
the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to Parent’s and Purchaser’s obligation to close to be satisfied, and such breach is not curable or cured within twenty (20) business days after receipt of notice of such breach, and except that this right to terminate the merger agreement will not be available if Parent or Purchaser is then in material breach of any representation, warranty, covenant or agreement in the merger agreement; or

▪
our board of directors or any committee thereof makes a change of recommendation (as defined in the merger agreement), the Company fails to include in this proxy statement its recommendation to stockholders to adopt the merger agreement or the Company materially breaches the nonsolicitation provisions contained in the merger agreement.

The Company may terminate the merger agreement if:

▪
Parent or Purchaser has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to the Company’s obligation to close to be satisfied, and such breach is not curable or cured within twenty (20) business days after receipt of notice of such breach, and except that this right to terminate the merger agreement will not be available if the Company is then in material breach of any representation, warranty, covenant or agreement in the merger agreement; or

▪
Prior to the receipt of the requisite stockholder vote and concurrently with such termination, the Company enters into a definitive agreement providing for a superior proposal, provided that prior to or simultaneously with the entry into such definitive agreement, the Company has paid to Parent the termination fee and applicable expenses described below.

In the event that the merger agreement is terminated as described above, the merger agreement will (subject to certain exceptions) become void, and there will be no liability under the merger agreement on the part of any party to the merger agreement, except for the parties’ material breaches of its covenants or agreements contained in the merger agreement or fraud by the breaching party prior to the termination.  The parties agreed that damages shall not be limited to reimbursement of expenses or out-of–pocket costs, and may include the benefit of the bargain lost by a party or its stockholders, taking into consideration relevant matters, including the total amount payable to such party or its stockholders under the merger agreement and the time value of money, which shall be deemed in such event to be damages of the such party.

Termination Fee

The Company has agreed to pay Parent a termination fee of $1.5 million, which amount represents approximately 8.0% of the equity value of the transaction or 4.9% of the enterprise value of the transaction (based on merger consideration multiplied by outstanding shares of common stock, plus outstanding debt as of the date of the merger agreement), if the merger agreement is terminated under any of the following circumstances:

(i)
Parent terminates the merger agreement because the Company board of directors or any committee thereof makes a change of recommendation, failed to include the Company board recommendation in the proxy statement or the Company materially breaches the non-solicitation provisions in the merger agreement and Parent and Purchaser are not in breach of the merger agreement;

(ii)	the Company terminates the merger agreement prior to the receipt of the requisite stockholder vote, because it enters into a definitive agreement providing for a superior proposal;

(iii)
Parent or the Company terminates the merger agreement because the effective time of the merger shall not have occurred before the outside date or the Company’s stockholders fail to adopt the merger agreement at the special meeting of the Company’s stockholders or any adjournment thereof; and

prior to the time of such termination a competing proposal shall have been publicly announced with respect to the Company and not withdrawn prior to the special meeting or prior to the termination if there has not been no special meeting; and

within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to  a transaction contemplated by a competing proposal and thereafter such competing proposal is consummated, in each case, whether or not such competing proposal was the same as the one announced prior to the termination of the agreement (provided that all references to 20% in the definition of “competing proposal” shall be replaced with 50%).

However, with respect to clause (iii), the termination fee payable to Parent shall be reduced by the amount of any expenses that are in excess of $500,000 and have been already paid to Parent upon the termination of the merger agreement as described in the section titled “Expenses” below.

The termination fee will be payable by the Company to Parent no later than five business days following such termination or consummation of the competing proposal, as applicable.

 Expenses

Except as otherwise set forth below, all expenses (as defined in the merger agreement) incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is consummated.

The merger agreement that the Company reimburse Parent for its expenses, up to a maximum of $500,000, if the merger agreement is terminated as a result of clauses (i) or (ii) above. Further, the Company will reimburse Parent for expenses up to $950,000 if either party terminates the merger agreement under circumstances that the termination fee described above will not be payable, that is, as a result of the Company’s stockholders failure to adopt the merger agreement at the special meeting of the Company’s stockholders or if Parent terminates the merger agreement because of an uncured or incurable breach of any representation, warranty, covenant or agreement in the merger agreement by the Company that would cause the failure of the related conditions to Parent’s obligation to close under the merger agreement, provided Parent is not itself in material breach of any of its representations, warranties, covenants or agreements in the merger agreement.

The expenses will be payable in cash no later than 10 business days after demand thereof following the occurrence of the termination event giving rise to the payment obligation described in the foregoing paragraph.

 Remedies

Upon termination of the merger agreement, if Parent is entitled to a terminate fee or expenses, then such termination fee and expenses, as applicable, will be the sole and exclusive remedy of Parent and Purchaser against the Company, regardless of the circumstances of such termination.

The parties are entitled to specific performance of the terms of the merger agreement in addition to any other remedy at law or in equity.

Assignment

The merger agreement may not be assigned by any of the parties to the merger agreement (whether by operation of law or otherwise) without the prior written consent of the other parties, except that (A) Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (a) Parent, (b) Parent and one or more direct or indirect wholly-owned subsidiaries of Parent, or (c) one or more direct or indirect wholly-owned subsidiaries of Parent and (B) Parent may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more entities affiliated with the AIP Capital.

 Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, Parent will, or will cause the surviving corporation to, honor and fulfill in all respects the obligations of the Company to the fullest extent permissible under applicable law, under the Company governing documents (as defined in the merger agreement), the organizational documents of the Company subsidiaries or indemnification agreements in effect on August 22, 2012 to the individuals covered by such Company governing documents, organizational documents of the Company Subsidiaries or indemnification agreements, which we refer to the covered persons, arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the completion of the merger, including in connection with the approval of the merger agreement and the transactions contemplated thereby.

For a period of six (6) years after the completion of the merger, Parent will, or will cause the surviving corporation to indemnify and hold harmless each covered person against and from any costs, fees or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission or alleged action or omission in such covered person’s capacity as such, or the merger agreement and any of the transactions contemplated by the merger agreement.  In addition, Parent agrees to pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any covered person upon receipt, to the extent required by the DGCL, of an undertaking by or on behalf of such covered person to repay such amount if it shall ultimately be determined that such covered person is not entitled to be indemnified.

For a period of six (6) years after the completion of the merger, the certificate of incorporation and bylaws of the surviving corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods prior to and including the completion date of the merger than are currently set forth in the Company governing documents and any Company subsidiary’s organizational documents.  The indemnification agreements with covered persons that survive the merger shall continue in full force and effect in accordance with their terms.

For a period of six (6) years after the completion of the merger, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company subsidiaries (provided that Parent may substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the completion date of the merger.  However, Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of August 22, 2012 by the Company for such insurance.

The covered persons (and their successors and heirs) are intended third party beneficiaries of these indemnification and insurance provisions and these provisions can not be amended in a manner that is adverse to the covered persons or terminated without the consent of the covered persons.

 Access

Subject to certain limitations, we have agreed to afford Parent, Purchaser and their authorized representatives, reasonable access during normal business hours to the Company (contracts, books, records, analyses, projections, plans, systems, senior management, agents, customers, tax returns and records, offices and other facilities and properties of the Company) and to furnish Parent in advance a copy of each report, schedule, registration statement and other document to be filed by it during such period pursuant to the requirements of federal securities laws.

 Modification or Amendment

At any time prior to the effective time, the parties to the merger agreement may modify or amend the merger agreement in writing, by action taken by their respective boards of directors.  After the approval and adoption of the merger agreement and the merger by the stockholders of the Company, however, no amendment may be made that would require further approval of the stockholders of the Company under applicable law without such further approval.

VOTING AGREEMENT

This section describes the voting agreement among Parent and IAT Reinsurance Company Ltd. and related parties listed on Schedule I of the voting agreement, which we refer to as the significant stockholders, solely in their capacities as stockholders of the Company.  The description is not complete, and you should read the form of voting agreement for a more complete understanding of its terms.  The complete text of the form of voting agreement is attached to this proxy statement as Annex C and is incorporated by reference into this proxy statement.

Under the voting agreement, which was entered into concurrently with the execution of the merger agreement, the significant stockholders, solely in their capacity as stockholders, entered into a voting agreement with Parent under which the significant stockholders severally and not jointly agreed to appear at every meeting of the Company’s stockholders and every postponement or adjournment thereof, and to vote all of his shares of Company common stock (and any other such shares it may acquire after the date of the merger agreement):

▪	in favor of the proposal to adopt the merger agreement; and

▪	in favor of any adjournment of the meeting in order to solicit favorable votes.

The significant stockholders each have granted Parent an irrevocable proxy to vote its shares in accordance with the foregoing.  As of September 20, 2012, the record date for the special meeting, the significant stockholders collectively were entitled to vote 9,187,055 shares, or approximately 24.5% of the Company’s outstanding common stock.

The significant stockholders also have agreed among other things that, except as contemplated by the merger agreement, it will not, directly or indirectly, on or after the date of the merger agreement:

▪
sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other agreement with respect to any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of its common stock or beneficial ownership thereof;

▪
deposit any of its shares of common stock into a voting agreement, voting trust similar agreement with respect to any of the shares under the voting agreement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with the voting agreement;

▪	enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition, sale, assignment, transfer or other disposition of its shares;

▪
 solicit, initiate, knowingly facilitate or knowingly take any action designed to encourage or facilitate any inquiries regarding or the making of any  proposal or offer that constitutes, or may reasonably be expected to constitute, a competing proposal; or

▪
enter into or participate in any discussions with, or furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the property, books or records of the Company or its subsidiaries to, any person that, to the knowledge of such significant stockholder, is seeking to make, or has made, a competing proposal; provided, however, that such significant stockholder may participate in discussions or negotiations with any person regarding a competing proposal or superior proposal if at that time the Company is permitted to engage, and is engaging in discussions or negotiations with such person in accordance with the terms of the merger agreement.

The voting agreement will terminate upon the earliest to occur of:

▪	the effective time of the Merger;

▪	the termination of the merger agreement in accordance with its terms;

▪
the making of any material change, by amendment, waiver or other modification to any provision of the merger agreement that reduces the amount, changes the form or imposes any restrictions or additional conditions on the receipt of the consideration to the significant stockholders or is otherwise materially adverse to the significant stockholders;

▪	midnight, New York City Time, on December 31, 2012;

▪
if a bona fide proposal for or in respect of at least a majority of the outstanding common stock or all or substantially all of the Company’s assets, is being made by a person publicly or to the Company and the significant stockholders in accordance with the merger agreement, and the significant stockholders determine, in the exercise of their good faith judgment, that the proposal is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the person making the proposal, and that, if consummated, would result in a transaction more favorable from a financial point of view (including, resulting in a price per share of common stock pursuant to such proposal greater than the price per share payable for common stock under the merger agreement) to all stockholders of the Company than the transactions contemplated by the merger agreement; or

▪	any withdrawal or modification of, or any amendment to, the Company board recommendation by the Company board of directors in a manner adverse to Parent.

MARKET PRICE OF COMMON STOCK

The common stock is listed for trading on the Nasdaq Global Market under the symbol “PRST”. The table below shows, for the periods indicated, the high and low closing sales prices of the common stock, during each of the calendar quarters of 2010 and 2011 and the first two quarters of 2012.  To date, the Company has not paid any cash dividends on its common stock.  The merger agreement does not permit the Company to pay any dividends on its common stock without the prior written consent of Parent.

Common Stock Price
	High	Low

2010
Quarter ended April 3	$ 5.09	$ 2.15
Quarter ended July 3	$ 5.19	$ 2.35
Quarter ended October 2	$ 3.58	$ 1.55
Quarter ended January 1, 2011	$ 2.43	$ 1.73
2011
Quarter ended April 2	$ 2.73	$ 1.98
Quarter ended July 2	$ 2.11	$ 1.36
Quarter ended October 1	$ 1.91	$ 0.63
Quarter ended December 31	$ 0.87	$ 0.40
2012
Quarter ending March 31	$ 0.68	$ 0.54
Quarter ending June 30	$ 0.82	$ 0.42
Quarter ending September 29	$ 0.53	$ 0.38

On the record date, we had 1,890 holders of common stock.

The closing price of the common stock on the Nasdaq on August 22, 2012, the last trading day prior to the public announcement of the execution of the merger agreement, was $0.42 per share of common stock.  On September 28, 2012, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on the Nasdaq was $0.49 per share of common stock.  You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock at the special meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company common stock as of September 28, 2012 (except as otherwise indicated in the notes below) by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock;  (ii) each of the named executive officers who are currently employed by the Company; (iii) each of our current directors; and (iv) all current executive officers and directors as a group.  The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated.  The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(2)
Peter Kellogg and IAT Reinsurance Company Ltd c/o IAT Reinsurance Company Ltd. 48 Wall Street New York, NY 10005	9,187,055	(3)	24.5%
Scott Kimelman and Daeg Capital Management LLC Daeg Capital Management LLC 100 Park Avenue New York, NY 10017	2,133,973	(4)	5.7
Edward E. Barr	91,866	(5)	*
Daniel S. Ebenstein	243,178	(6)	*
Stanley E. Freimuth	50,015	(7)	*
Steven N. Rappaport	246,679	(8)	*
Donald C. Waite, III	310,783	(9)	*
James R. Van Horn	230,841	(10)	*

All current executive officers and directors as a group (7 persons)	1,173,362	(11)	3.1%

* Less than 1%.

(1)
Except as otherwise noted below, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(2)
Applicable percentage of ownership is based upon 37,425,228 shares of Common Stock outstanding as of September 28, 2012.  Beneficial ownership is determined in accordance with applicable SEC rules.  Options for shares of Common Stock which are currently exercisable or exercisable within 60 days of the record date are referred to below as “exercisable stock options.” Exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)
As of April 15, 2010 based on Amendment No. 2 to a Schedule 13D filed with the SEC by Mr. Kellogg and IAT Reinsurance Company Ltd.  (“IAT”) on April 2, 2010 (the “Amended Schedule 13D”) and a Form 4 filed by Mr. Kellogg on April 15, 2010.  According to the Amended Schedule 13D: (i) Mr. Kellogg is the sole owner of the voting stock of IAT and is a director, President and CEO of IAT; (ii) 9,146,055 such shares were held by IAT (as to which shares Mr. Kellogg disclaims beneficial ownership) and its wholly-owned subsidiaries, (ii) 100,000 shares were held by a foundation controlled by Mr. Kellogg and his wife, (iii) 100,000 shares were held by Mr. Kellogg’s wife (as to which shares Mr. Kellogg disclaims beneficial ownership), (iv) 92,000 shares were held by companies and partnerships controlled by Mr. Kellogg; (v) Mr. Kellogg had sole power to vote or direct the vote of, dispose of or direct the disposal of all but 200,000 of the shares reported in the Amended Schedule 13D, as to which he had such shared voting and investment power.  All of the shares listed as beneficially owned by Mr. Kellogg and IAT are subject to the voting agreement.

(4)
As of December 31, 2011 based a Schedule 13G/A (the “Amended Schedule 13G”)  filed by Mr. Kimelman, Daeg Capital Management, LLC and Daeg Partners, L.P. with the SEC on January 19, 2012.  According to the Amended Schedule 13G, Mr. Kimelman has sole voting and dispositive power with respect to 68,700 such shares and shared voting and dispositive power with respect to 2,065,273 such shares collectively with Daeg Capital Management, LLC and Daeg Partners, L.P.

(5)	Consists of shares issuable pursuant to exercisable stock options.

(6)
Consists of 240,178 shares issuable pursuant to exercisable stock options and 3,000 shares held of record by Mr. Ebenstein’s child with respect to which Mr. Ebenstein disclaims any beneficial ownership interest.

(7)	Includes 50,015 shares issuable pursuant to exercisable stock options.
(8)	Includes 177,381 shares issuable pursuant to exercisable stock options.

(9)	Includes 197,885 shares issuable pursuant to exercisable stock options.

(10)	Includes 175,000 shares issuable pursuant to exercisable stock options.

(11)	Includes 1,012,267 shares issuable pursuant to exercisable stock options.

ADVISORY VOTE ON COMPENSATION

 Background; Shareholder Resolution

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve or disapprove, on an advisory basis, the compensation of the named executive officers of the Company that is based on or otherwise relates to the Merger as disclosed in this proxy statement, which compensation is referred to in this proxy statement as the “merger-related compensation.” The terms of the merger-related compensation are described in this proxy statement under “The Merger—Interests of Certain Persons in the Merger.”

In accordance with the above requirements, the Company is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger, as disclosed in the Merger-Related Compensation table and narrative discussion as set forth in this proxy statement under “The Merger— Interests of Certain Persons in the Merger” beginning on page 38, is hereby APPROVED.”

The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented and voting either in person or by proxy at the special meeting and entitled to vote is required for approval of the proposal to approve, on an advisory basis, the merger-related compensation. Because the vote on this proposal is advisory, it will not be binding on the Company’s board of directors. Thus, regardless of the outcome of this advisory vote, such compensation will be payable if the Merger is approved, subject only to other applicable conditions.

The advisory vote on the merger-related compensation is a vote separate and apart from the vote to adopt and approve the Merger Agreement. Accordingly, you may vote to approve, on an advisory basis, the merger-related compensation and vote against the proposal to adopt and approve the Merger Agreement; or you may vote against this proposal to approve, on an advisory basis, the merger-related compensation and vote to adopt and approve the Merger Agreement. Approval of this proposal to approve, on an advisory basis, the merger-related compensation is not a condition to the completion of the Merger, and the approval or failure of this proposal will have no impact on the completion of the Merger.

Abstentions and broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect in determining whether or not the proposal is approved.

Our board of directors recommends that you vote “FOR” the proposal to approve, on an advisory basis, the merger-related compensation as described in this proxy statement.

APPRAISAL RIGHTS

Under the DGCL, and as more fully described below, if you do not wish to accept the merger consideration provided for in the merger agreement and the merger is consummated, you have the right to seek appraisal of your shares of the Company’s common stock and to receive payment in cash for the fair value of your common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value.  The “fair value” of your shares of common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $0.50 per share that you are otherwise entitled to receive under the terms of the merger agreement.  These rights are known as appraisal rights.  The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must comply with the provisions of Section 262 of the DGCL, which we refer to as Section 262, in order to perfect their rights.  Strict compliance with the statutory procedures in Section 262 is required.  Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights.  This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262, the full text of which appears in Annex D to this proxy statement.  The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders must be notified not less than 20 days before the meeting to vote on the merger that appraisal rights will be available.  A copy of Section 262 must be included with such notice.  This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262.  If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D.  Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of common stock, you must deliver to the Company a written demand for appraisal of your shares of common stock before the vote is taken to approve the proposal to adopt the merger agreement.  That demand must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the holder of record of the Company’s common stock and the intention of such stockholder to demand appraisal of his, her or its shares of common stock.  Holders of the Company’s common stock who desire to exercise their appraisal rights must not vote or submit a proxy in favor of the proposal to adopt the merger agreement.  Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.  The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

A holder of shares of the Company’s common stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold the shares of common stock of record through the effective time of the merger, because appraisal rights will be lost if the shares of common stock are transferred prior to the effective time.  If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of the Company’s common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company’s common stock.  A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal.  Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement.  All demands for appraisal should be addressed to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Secretary of the Company.

To be effective, a demand for appraisal by a holder of the Company’s common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or, in the case of uncertificated shares, in the transfer agent’s records.  The demand cannot be made by the beneficial owner if he or she does not also hold the shares of the Company’s common stock of record.  The beneficial holder must, in such cases, have the registered owner, such as a bank, broker or other nominee, submit the required demand in respect of those shares of common stock.  If you hold your shares of the Company’s common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of the Company’s common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, a demand for appraisal must be executed by or for such record holder. If the shares of the Company’s common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.  An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. If a stockholder holds shares of the Company’s common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co.  (the nominee for The Depository Trust Company), a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record owner, such as a broker, who holds shares of the Company’s common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners.  In that case, the written demand should state the number of shares of common stock as to which appraisal is sought.  Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner.

Within ten days after the effective time of the merger, the surviving corporation in the merger must give notice that the merger has become effective to each of the Company’s stockholders who did not vote in favor of the proposal to adopt the merger agreement and otherwise complied with Section 262.  At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration for that stockholder’s shares of the Company’s common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal.  However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation.  Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just.  If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal.  Upon the filing of such a petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation.  Parent has no present intent to file such a petition and has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition.  Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.  In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of the Company’s common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  The statement must be mailed within 10 days after such written request has been received by the surviving corporation.  A person who is the beneficial owner of shares of the Company’s common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of the Company’s common stock and with whom agreements as to the value of their shares of the Company’s common stock have not been reached.  After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262.  The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of the Company’s common stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s common stock, the Delaware Court of Chancery will appraise the shares of common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value.  When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of common stock.  Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262.  Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration.  Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of the Company’s common stock is less than the merger consideration.  In determining “fair value,” the Delaware Court is required to take into account all relevant factors.  In Weinberger v.  UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.  Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co.

v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.  In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances.  Each stockholder seeking appraisal is responsible for his or her attorneys’ and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of the Company’s common stock entitled to appraisal.  Any stockholder who duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote shares of common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of common stock, other than with respect to payment as of a record date prior to the effective time.  However, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $0.50 per share cash payment (without interest) for his, her or its shares of the Company’s common stock pursuant to the merger agreement.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisers.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the merger is completed, the Company’s common stock will be delisted from the Nasdaq and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

STOCKHOLDER PROPOSALS

If the merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders.  As of the date of this proxy statement, the 2013 annual meeting of stockholders has been indefinitely postponed.  However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2013 annual meeting of stockholders.  Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

As the rules of the SEC make clear, merely submitting a proposal does not guarantee its inclusion.  Under our bylaws, and as permitted by SEC rules, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders.  These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Secretary of the Company.

If a stockholder would like a proposal to be included in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, the stockholder must (i) submit the proposal in writing and addressed to the Company’s Secretary no later than December 27, 2012, and (ii)  satisfy the conditions established by the Securities and Exchange Commission and the Company’s Certificate of Incorporation and By-Laws for stockholder proposals in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting.  Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the December 27, 2012 deadline, a stockholder may submit a nomination for director or present a proposal suitable for stockholder action at the Company’s 2013 Annual Meeting if it is submitted to the Company’s Secretary at the address set forth below, although the Company is not obligated to present the matter or nominee in its proxy statement.  Our proxy for the 2013 Annual Meeting will give discretionary authority to the proxy holders to vote on all proposals that we receive after March 12, 2013.

Any such stockholder proposal or director nomination should be submitted in accordance with the Company’s Certificate of Incorporation and By-Laws to Presstek, Inc., 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Secretary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC website at www.sec.gov.  You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the “Investor Relations” page of our corporate website at www.presstek.com.  The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

▪	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed with the SEC on March 27, 2012);

▪	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 (filed with the SEC on May 15, 2012), and the quarter ended June 30, 2012 (filed with the SEC on August 10, 2012);

▪	Current Reports on Form 8-K filed with the SEC on January 26, 2012, February 1, 2012, February 10, 2012, April 19, 2012, June 18, 2012 and August 24, 2012; and

▪	Definitive Proxy Statement and Notice Annual Meeting of Stockholders for our 2012 Annual Meeting, each filed with the SEC on April 25, 2012.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Presstek, Inc. 10 Glenville Street, Greenwich, Connecticut 06831, Attention: Secretary of the Company, by Telephone (203) 769-8056, on the “Investor Relations”  page of our corporate website at www.presstek.com; or from our proxy solicitor, Alliance Advisors, LLC toll-free at 877-777-5603 (banks and brokers please call: 973-873-778); or from the SEC through the SEC website at the address provided above.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS DATED OCTOBER 1, 2012.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

between

MAI HOLDINGS, INC.,

MAI MERGER CORP

and

PRESSTEK, INC.

dated as of

August 22, 2012

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TABLE OF CONTENTS

Page

ARTICLE I THE MERGER	2

Section 1.1	The Merger	2
Section 1.2	Closing.	2
Section 1.3	Effective Time.	3
Section 1.4	Directors and Officers of the Surviving Corporation.	3
Section 1.5	Subsequent Actions.	3
Section 1.6	Stockholders’ Meeting	3

ARTICLE II CONVERSION OF SECURITIES	5

Section 2.1	Conversion of Capital Stock.	5
Section 2.2	Payment for Securities; Surrender of Certificates.	6
Section 2.3	Dissenting Shares.	9
Section 2.4	Treatment of Company Options and Restricted Stock Awards.	9
Section 2.5	Additional Benefits Matters.	11
Section 2.6	Withholding Rights.	11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	11

Section 3.1	Organization and Qualification; Subsidiaries.	12
Section 3.2	Capitalization.	12
Section 3.3	Authorization; Validity of Agreement; Company Action.	14
Section 3.4	Board Approvals.	15
Section 3.5	Consents and Approvals; No Violations.	15
Section 3.6	Company SEC Documents and Financial Statements.	15
Section 3.7	Internal Controls; Sarbanes-Oxley Act.	16
Section 3.8	Absence of Certain Changes.	17
Section 3.9	No Undisclosed Liabilities.	17
Section 3.10	Litigation.	17
Section 3.11	Employee Benefit Plans; ERISA.	18
Section 3.12	Taxes.	19
Section 3.13	Contracts.	21
Section 3.14	Title to Properties; Encumbrances.	23
Section 3.15	Intellectual Property.	24
Section 3.16	Labor Matters.	25
Section 3.17	Compliance with Laws; Permits; Regulatory Compliance.	26
Section 3.18	Information in the Proxy Statement.	26
Section 3.19	Customers and Suppliers	27
Section 3.20	Opinion of Financial Advisor.	27
Section 3.21	Insurance.	28
Section 3.22	Brokers; Expenses.	28
Section 3.23	Takeover Statutes.	28
Section 3.24	No Other Representations or Warranties.	28

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER	28

Section 4.1	Organization and Qualification.	29
Section 4.2	Authorization; Validity of Agreement; Necessary Action.	29
Section 4.3	Consents and Approvals; No Violations.	29
Section 4.4	Litigation.	30
Section 4.5	Information in the Proxy Statement.	30
Section 4.6	Equity Financing.	30
Section 4.7	Sufficient Funds.	31
Section 4.8	Ownership of Company Capital Stock.	31
Section 4.9	Ownership and Operations of Purchaser.	31
Section 4.10	Brokers and Other Advisors.	31
Section 4.11	Solvency.	31
Section 4.12	Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties.

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER	33

Section 5.1	Conduct of Business by the Company Pending the Closing.	33
Section 5.2	Nonsolicitation / Competing Proposals.	36

ARTICLE VI ADDITIONAL AGREEMENTS	39

Section 6.1	Notification of Certain Matters.	39
Section 6.2	Access; Confidentiality.	39
Section 6.3	Consents and Approvals.	40
Section 6.4	Publicity.	42
Section 6.5	Directors’ and Officers’ Insurance and Indemnification.	42
Section 6.6	State Takeover Laws.	44
Section 6.7	Obligations of Purchaser.	44
Section 6.8	WARN Act.	44
Section 6.9	Rule 16b-3.	44
Section 6.10	Control of Operations.	45
Section 6.11	Director Resignations.	45
Section 6.12	SEC Filings.	45
Section 6.13	Credit Agreement Amendment.	45
Section 6.14	FIRPTA Certificate.	45

ARTICLE VII CONDITIONS	46

Section 7.1	Conditions to Each Party’s Obligations to Effect the Merger.	46
Section 7.2	Conditions to the Obligations of Parent and Purchaser.	46
Section 7.3	Conditions to the Obligations of the Company.	47
Section 7.4	Frustration of Conditions.	48

ARTICLE VIII TERMINATION	48

Section 8.1	Termination.	48
Section 8.2	Effect of Termination.	49

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ARTICLE IX MISCELLANEOUS	51

Section 9.1	Amendment and Modification; Waiver.	51
Section 9.2	Non-Survival of Representations and Warranties.	52
Section 9.3	Expenses.	52
Section 9.4	Notices.	52
Section 9.5	Certain Definitions.	53
Section 9.6	Terms Defined Elsewhere.	58
Section 9.7	Interpretation.	60
Section 9.8	Counterparts.	60
Section 9.9	Entire Agreement; Third-Party Beneficiaries.	61
Section 9.10	Severability.	61
Section 9.11	Governing Law; Jurisdiction.	61
Section 9.12	Waiver of Jury Trial.	62
Section 9.13	Assignment.	62
Section 9.14	Enforcement; Remedies.	63

Annex I                      Form of Company Certificate

Annex II                      Form of Surviving Corporation Bylaws

Exhibit A                      Form of Press Release

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated August 22, 2012, is by and among MAI Holdings, Inc., a Delaware corporation (“Parent”), MAI Merger Corp, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and Presstek, Inc., a Delaware corporation (the “Company”).  All capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise.

RECITALS

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement, Purchaser will be merged with and into the Company with the Company as the Surviving Corporation (the “Merger,” and together with the other transactions contemplated by this Agreement, the “Transactions”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Share”), not owned directly or indirectly by Parent, Purchaser or the Company will be converted into the right to receive the Merger Consideration in cash upon the terms and conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, on the terms and subject to the conditions set forth herein, (i) determined that the Transactions are advisable and in the best interests of its stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and the Transactions, including the Merger, and (iii) resolved to recommend that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the boards of directors of Parent and Purchaser have, on the terms and subject to the conditions set forth herein, approved and declared advisable this Agreement and the Transactions, including the Merger; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, each of IAT Reinsurance Company Ltd., Peter Kellogg and certain other holders of Shares affiliated to such Persons, shall be entering into a voting agreement (each a “Voting Agreement” and collectively, the “Voting Agreements”) with Parent.

WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

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AGREEMENT

ARTICLE I

THE MERGER

Section 1.1 The Merger

(a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Purchaser shall consummate the Merger pursuant to which (i) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the DGCL, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.”  The Merger shall have the effects set forth in the DGCL.

(b) At the Effective Time, the Company Certificate shall, by virtue of the Merger, be amended and restated in its entirety so as to read in the form attached hereto as Annex I, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.  At the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in the form attached hereto as Annex II.

Section 1.2 Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, on a date to be specified by the parties, such date to be no later than the second (2nd) business day after satisfaction or waiver of all of the conditions set forth in Article VII (the “Closing Date”), other than those conditions that, by their terms, are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions), at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois, unless another date or place is agreed to in writing by the Company and Purchaser.

Section 1.3 Effective Time.  Parent, Purchaser and the Company shall cause an appropriate certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL.  The Merger shall become effective at the time such Certificate of Merger shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”  From and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Purchaser, and all of the claims, obligations, liabilities, debts and duties of the Company and Purchaser shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

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Section 1.4 Directors and Officers of the Surviving Corporation.  The directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be appointed as the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

Section 1.5 Subsequent Actions.  If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.6 Stockholders’ Meeting.

(a) As promptly as practicable following the date hereof, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”), a proxy statement (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) for a special meeting of its stockholders ((including any adjournment or postponement thereof) the “Special Meeting”) relating to the Merger and this Agreement; provided, that Parent, Purchaser and their counsel shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Purchaser and their counsel.  Subject to Section 5.2, the Company shall include in the Proxy Statement the Company Board Recommendation (unless the Company Board of Directors withdraws or modifies its Company Board Recommendation in accordance with Section 5.2).   The Company shall use its reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Purchaser, respond promptly to any comments made by the SEC with respect to the Proxy Statement.  The Company shall provide Parent, Purchaser and their counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the Company’s receipt of such comments, and any written or oral responses thereto.  Parent, Purchaser and their counsel shall be given a reasonable opportunity to review any such written responses and the Company shall give due

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consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Purchaser and their counsel.  The Company, on the one hand, and Parent and Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Laws, and the Company further agrees to cause the Proxy Statement, as so corrected (if applicable), to be filed with the SEC and, if any such correction is made following the mailing of the Proxy Statement as provided in Section 1.6(b), mailed to holders of the Shares, in each case as and to the extent required by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or the SEC (or its staff).

(b) Subject to Section 1.6(a), the Company, acting through the Board of Directors, shall take all actions in accordance with applicable Law, its Company Governing Documents and the rules of the Nasdaq to establish a record date for, duly call, give notice of, convene and hold as promptly as practicable the Special Meeting for the purpose of obtaining the Requisite Stockholder Approval; provided, that such record date shall be established no later than ten (10) business days after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement and shall cause the Proxy Statement to be mailed to its stockholders at the earliest possible time after resolution of such comments.  Subject to Section 5.2, the Company shall use its reasonable efforts to solicit and obtain from its stockholders proxies giving the Requisite Stockholder Approval and proxies necessary to adjourn or postpone the Special Meeting to solicit additional proxies if there are insufficient votes at the time of the Special Meeting for the Requisite Stockholder Approval and shall take other actions reasonably necessary to secure the vote or consent of the stockholders of the Company required by the Company Charter Documents and the rules of the Nasdaq.  Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders Meeting (i) after consultation with Parent, and with Parent’s consent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Special Meeting, (ii) if as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting; provided that, in each case, such adjournment or postponement does change the record date.  Notwithstanding the foregoing, Parent may require the Company to adjourn or postpone the Special Meeting one (1) time (for a period of not more than 30 calendar days but not past the Outside Date), unless prior to such adjournment the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement and the Transactions, which have not been withdrawn, such that the condition in Section 7.1(a) will be satisfied at such meeting. Once the Company has established a record date for the Special Meeting, the Company shall not change such record date or establish a different record date for the Special Meeting without the prior written consent of Parent, unless required to do so by applicable Law (including, in the

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event that the Special Meeting is adjourned or postponed in accordance with this Section 1.6, by implementing such adjournment or postponement in such a way that the Company does not establish a new record date for the Special Meeting, as so adjourned or postponed). The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) business days prior to the date of the Special Meeting as to the aggregate tally of proxies received by the Company with respect to the Requisite Stockholder Approval. Without the prior written consent of Parent, except as required by applicable Law, the adoption of this Agreement and the Transactions shall be the only matter (other than procedure matters) which the Company shall propose to be acted on by the stockholders of the Company at the Special Meeting.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1 Conversion of Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of the Company or common stock of Purchaser (the “Purchaser Common Stock”):

(a) Purchaser Common Stock.  Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  All Shares owned by the Company and all Shares owned by Parent, Purchaser and any of their respective Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Common Stock.  Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $0.50, without interest (the “Merger Consideration”), payable in accordance with this Agreement.  From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Share in accordance with Section 2.2, without interest thereon.

(d) Adjustment to Merger Consideration.  The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring on or after the date hereof and prior to the Effective Time.

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Section 2.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent.  Prior to the Effective Time, the Company shall designate a reputable bank or trust company, which shall be reasonably acceptable to Parent, to act as the payment agent in connection with the Merger (the “Paying Agent”).  The Paying Agent agreement pursuant to which the Company shall appoint the Paying Agent shall be in form and substance reasonably acceptable to Parent.  Prior to or at the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration with respect to Shares converted into Merger Consideration pursuant to Section 2.1(c) (the “Exchange Fund”).  In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.1(c), Parent shall, or shall cause Purchaser to, promptly deposit additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment.  The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement.  The Exchange Fund shall be invested by the Paying Agent as reasonably directed by the Company; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book Entry Shares pursuant to this Article II.  Any interest and other income resulting from such investments shall be paid to the Surviving Corporation on the earlier of one year after the Effective Time or full payment of the Exchange Fund.

(b) Procedures for Surrender.  Promptly after the Effective Time (but in no event later than two (2) business days), Parent shall, and shall cause the Surviving Corporation to, cause the Paying Agent to mail (and make available for collection by hand) to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) and whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the Merger Consideration.  Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent or the Surviving Corporation, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be

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entitled to receive in exchange therefor the applicable Merger Consideration, without interest, for each Share formerly represented by such Certificate or Book-Entry Share, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five (5) business days following the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled.  The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid.  Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.  Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.

(c) Transfer Books; No Further Ownership Rights in Shares.  The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.  From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law.  If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund; No Liability.  At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with

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respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon.  Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.3 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands, exercises and perfects its, his or her appraisal rights with respect to such Shares (“Dissenting Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such holder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the Appraisal Rights and, at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration.

(b) The Company shall give prompt notice, and in any event prior to the Effective Time, to Purchaser of any demands received by the Company for appraisal of any Shares, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, the Company shall not, without the prior written consent of Purchaser, make any payment with respect

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to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.4 Treatment of Company Options and Restricted Stock Awards.

(a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, (i) immediately prior to the Effective Time, each outstanding option to purchase Shares (the “Company Options”), under any stock option plan of the Company, including the 2003 Plan, the 2008 Plan or the ESPP, or any other plan, agreement or arrangement of the Company or any Company Subsidiary, including any foreign equity plan, agreement or arrangement (collectively, the “Company Equity Plans”), shall become immediately vested and exercisable in full, (ii) the holders of such Company Options shall have the right to exercise such Company Options until immediately prior to the Effective Time, and (iii) with respect to any Company Options that remain outstanding and are unexercised as of immediately prior to the Effective Time, all such Company Options shall be cancelled and, in exchange therefore, each holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefore, a payment in cash of an amount equal to the product of (A) the total number of Shares previously subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share (subject to applicable adjustments) previously subject to such Company Option (such amount being hereinafter referred to as the “Option Consideration”). The Option Consideration shall be paid by the Surviving Corporation as soon as practicable (but in no event later than five (5) business days) following the Effective Time.  From and after the Effective Time, any such cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration.

(b) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, (i) immediately prior to the Effective Time, each outstanding restricted stock unit (the “Restricted Stock Units”) and outstanding restricted stock award (the “Restricted Stock Awards”) under the Company Equity Plans shall become immediately vested and distributable upon the consummation of the Merger, and (ii) each vested Restricted Stock Award shall be cancelled and the holder thereof shall be entitled to receive the Merger Consideration in respect of each Share underlying the cancelled vested Restricted Stock Award in accordance with Section 2.1(c) hereof.

(c) The Company shall take all corporate actions necessary to effectuate the treatment of the Company Options, and Restricted Stock Awards (collectively, the “Company Equity Awards”) as contemplated by this Section 2.4 and to ensure that (i) all awards issued under the Company Equity Plans shall be settled as of the Effective Time, and (ii) neither any holder of Company Equity Awards, nor any other participant in any Company Equity Plan shall have any right thereunder to acquire any securities of the

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Company, the Surviving Corporation, Parent, or to receive any payment or benefit with respect to any award previously granted under the Company Equity Plans, except as provided in this Section 2.4.

(d) As soon as practicable after the Effective Time, and to the extent applicable or required, Parent shall deliver to the holders of Company Equity Awards, appropriate notices setting forth such holders’ rights pursuant to the Company Equity Plans and this Agreement.

(e) After the Effective Time, all Company Equity Plans shall be terminated and no further Company Equity Awards or other rights with respect to Shares shall be granted thereunder.

Section 2.5 Additional Benefits Matters.  The Company shall take all necessary actions, including obtaining any required consents from holders of outstanding Company Options that are necessary to effect the transactions described in Section 2.4 above pursuant to the terms of the applicable Company Equity Plan and agreements evidencing the Company Options.  All amounts payable pursuant to Section 2.4 shall be paid without interest (unless otherwise noted).

Section 2.6 Withholding Rights.  Notwithstanding anything in this Agreement to the contrary, Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration, Option Consideration and any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any holder of Company Equity Awards, as applicable, any transfer taxes and such amounts as Parent, Purchaser, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable tax Law.  To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by Parent, Purchaser, the Surviving Corporation or the Paying Agent, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of the Company Equity Award, as the case may be, in respect of which such deduction and withholding was made by Parent, Purchaser, the Surviving Corporation or the Paying Agent.  All transfer taxes payable in connection with the Transactions shall be borne by the relevant holder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The following representations and warranties by the Company are qualified in their entirety by reference to the disclosure (i) in the Company SEC Documents filed or furnished on or after December 31, 2011 and prior to the date hereof (the “Filed SEC Documents”), other than the disclosures in such Filed SEC Documents referred to in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in the Filed SEC Documents which are forward looking in nature (it being acknowledged that clause (i) shall not apply to any

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of Sections 3.2, 3.3, 3.22 and 3.23) and (ii) set forth in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter“).  Disclosure of any item in any section or subsection of the Company Disclosure Letter shall provide an exception to or otherwise qualify the representations and warranties of the Company specifically referred to in such disclosure and such other representations and warranties only to the extent that such disclosure shall reasonably appear from the substance of such disclosure to be applicable to such other representations and warranties.  The Company hereby represents and warrants to Parent and Purchaser as follows:

Section 3.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to conduct its business as now being conducted.  The Company is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company has delivered to or made available to Parent and Purchaser, prior to the execution of this Agreement, true and complete copies of any amendments to the Company Governing Documents not filed as of the date hereof with the SEC.  The Company is in compliance with the terms of the Company Governing Documents, except such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Schedule 3.1 sets forth a true and complete list of the Subsidiaries of the Company (each a “Company Subsidiary”), together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).  As of the close of business on August 22, 2012 (the “Capitalization Date”), (A) 37,425,228 shares of Common Stock were issued and outstanding, (B) no shares of Preferred Stock were issued and outstanding, (C) no shares of Common Stock were held in the treasury of the Company or otherwise owned by the Company or any Company Subsidiary, (D) 10,753,139 shares of Common Stock were reserved for issuance pursuant to the Company Equity Plans, all of which are reserved for issuance upon exercise of the Company Options or vesting and distribution of Restricted Stock Awards and (E) 100,000 Restricted Stock Units outstanding.   All of the outstanding shares of the Company’s capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the terms

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thereof, duly authorized, validly issued, fully paid and non-assessable.  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except for the Company Equity Awards described in the second sentence of this Section 3.2(a), there are no (x) options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind, including any stockholder rights plan, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment (collectively, “Equity Interests”), (y) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or any capital stock of, or other Equity Interests in, the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company or (z) other obligations by the Company or any Company Subsidiary to make any payments based on the price or value of any Equity Interests or dividends paid thereon. Since the Capitalization Date, neither the Company nor any of its Subsidiaries has (1) issued any Equity Interests or incurred any obligation to make any payments based on the price or value of any Equity Interests or dividends paid thereon, other than pursuant to the Options referred to above that were outstanding as of the Capitalization Date or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of its capital stock.

(b) Schedule 3.2(b) sets forth a listing of all outstanding Company Equity Awards as of the Capitalization Date, including (i) a list of all holders of Company Options under the Company Equity Plans, the date of grant, the number of shares of Common Stock subject to such Option and the price per share at which such Option may be exercised, (ii) a list of all holders of Restricted Stock, the date of grant, the number of restricted shares owned by each such holder and the vesting schedule thereof and (iii) a list of all holders of Restricted Stock Units under the Company Equity Plans, the date of grant, the number of Restricted Stock Units owned by each such holder and the number of shares of Common Stock subject to such Restricted Stock Unit.  Each Company Option, Restricted Stock and Restricted Stock Unit (A) was granted in compliance with all applicable Laws in all material respects and all of the terms and conditions of the Company Equity Plan pursuant to which it was issued in all material respects, and (B) in the case of Company Options, has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant.

(c) There are no voting trusts or other agreements to which the Company or any Company Subsidiary is a party with respect to the voting of the Common Stock or any capital stock of, or other Equity Interest, of the Company or a Company Subsidiary.  Neither the Company nor any Company Subsidiary has granted any preemptive rights,

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anti-dilutive rights or rights of first refusal or similar rights with respect to any of its capital stock or other Equity Interests.

(d) Schedule 3.2(d) sets forth, as of the Capitalization Date, the name and jurisdiction of organization of each Company Subsidiary.  Except as set forth on Schedule 3.2(d), the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  Except for Equity Interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any Equity Interest in any Person, or has any obligation to acquire any such Equity Interest, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.  There are no outstanding obligations to which the Company or any Company Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any Equity Interests in any Company Subsidiary.

(e) There is no outstanding Indebtedness of the Company or any Company Subsidiary other than Indebtedness identified in Schedule 3.2(e).

Section 3.3 Authorization; Validity of Agreement; Company Action.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Requisite Stockholder Approval, if applicable, to consummate the Transactions.  The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and no other corporate action on the part of the Company, pursuant to the DGCL or otherwise, is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the Transactions, subject to the adoption of this Agreement by the Requisite Stockholder Approval and the filing of the Certificate of Merger.  This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.4 Board Approvals.  The Company Board of Directors has unanimously (a) determined that this Agreement, the Merger and the other Transactions are advisable and in the best interests of the stockholders of the Company, (b) approved this Agreement and the Transactions, which approval, to the extent applicable and subject to the accuracy of the representations and warranties in Section 4.7, constituted approval under the provisions of

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Section 203 of the DGCL as a result of which the Transactions, including the and the Merger, are not and will not be subject to the restrictions on “business combinations” under the provision of Section 203 of the DGCL and (c) subject to Section 5.2, directed that this Agreement be submitted to the holders of the Company’s  Common Stock for their adoption and determined to recommend that the stockholders of the Company adopt this Agreement.

Section 3.5 Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other Transaction or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the Company Governing Documents or of any similar organizational documents of any of the Company Subsidiaries, (b) require any filing by the Company with, or the obtaining of any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, local or supernational (a “Governmental Entity”) (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) any Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of the NASDAQ in connection with this Agreement and the Merger), (c) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract, or (d) violate any order, writ, injunction, decree or Law applicable to the Company or any of its properties or assets; except in each of clauses (b), (c) or (d) where (i) any failure to obtain such permits, authorizations, consents or approvals, (ii) any failure to make such filings or (iii) any such modifications, violations, rights, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the Merger and the other Transactions.

Section 3.6 Company SEC Documents and Financial Statements.

(a) The Company has filed or furnished (as applicable) with the SEC all forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including January 1, 2009 under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) (such documents and any other documents filed by the Company with the SEC, as have been amended since the time of their filing, collectively, the “Company SEC Documents”).  As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents (a) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

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necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder.  To the Company’s Knowledge, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no correspondence between the SEC and the Company since January 1, 2012. To the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. None of the Company Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b) All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”), (i) have been or will be, as the case may be, prepared from and, are in accordance with, the books and records of the Company in all material respects, (ii) have been or will be, as the case may be, prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial position of the Company and Company Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of such companies as of the times and for the periods referred to therein.

Section 3.7 Internal Controls; Sarbanes-Oxley Act.  The Company has designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting.  The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) to the Company’s knowledge, has disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (and made summaries of such disclosures available to Parent) (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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Section 3.8 Absence of Certain Changes.

(a) Except as contemplated by this Agreement or in the Company SEC Documents filed or furnished prior to the date hereof, since June 30, 2012, the Company has conducted, in all material respects, its business in the ordinary course consistent with past practice.

(b) From December 31, 2011 through the date of this Agreement, no fact(s), change(s), event(s), development(s) or circumstances have occurred, which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) From March 31, 2012 through the date of this Agreement, there has not occurred any action or event that, had such action or event occurred after the date of this Agreement and prior to the Effective Time, would have breached in any material respect any of the covenants contained in Section 5.1(c), (g), (h), (i), (j),  (m), (q), or (r) (in case of (r), only as it relates to the foregoing subsections).

Section 3.9 No Undisclosed Liabilities.  Except (a) as reflected or otherwise reserved against on the Financial Statements, (b) for liabilities and obligations incurred since December 31, 2011 in the ordinary course of business, (c) for liabilities and obligations incurred under this Agreement or in connection with the Transactions, (d) for liabilities and obligations incurred under any Company Agreement other than liabilities or obligations due to breaches thereunder, and (e) for liabilities incurred in accordance with this Agreement, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued or contingent, other than as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Litigation.  Except as set forth on Schedule 3.10 and except for any claims that are not proceedings before a Governmental Entity and which involve solely a claim of monetary damages of less than $5,000 individually (“De-Minimis Claims”)”) and which De-Minimis Claims do not exceed $100,000 in the aggregate, as of the date hereof, there is no claim, action, suit, arbitration, investigation of a Governmental Entity, alternative dispute resolution action or any other judicial or administrative proceeding, in Law or equity ( (collectively, a “Legal Proceeding”) pending against (or to the Company’s knowledge, threatened in writing against or naming as a party thereto), the Company, a Company Subsidiary or any executive officer or director of the Company (in their capacity as such),.  Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Entity.

Section 3.11 Employee Benefit Plans; ERISA.

(a) Schedule 3.11(a) sets forth a correct and complete list of all material “employee benefit plans” as that term is defined in Section 3(3) of ERISA, and any other material employee benefit plans (including, for the avoidance of doubt, any non-U.S. benefit plans), programs or arrangements of any kind, that are maintained by the

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Company, or to which the Company contributes or is obligated to contribute thereunder, or with respect to which the Company has or may have any material liability (contingent or otherwise) (the “Benefit Plans”).

(b) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Benefit Plan and intended to be tax exempt under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code or exempt from taxation under Section 501(a) of the Code, as applicable, and, to the knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Benefit Plan or related trust.  Each Benefit Plan and any related trust complies in all material respects, and has been administered in compliance in all material respects, with ERISA, the Code, and other applicable Laws. As of the date hereof, no (i) audits or investigations involving any Benefit Plan by or on behalf of any Governmental Entity or (ii) proceedings (other than routine benefit claims), are pending or, to the knowledge of the Company, threatened against or relating to any Benefit Plan, or any fiduciary thereof (in his, her or its capacity as a fiduciary of a Benefit Plan).

(c) No Benefit Plan (i) is a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA or in the Ontario Pension Benefits Act), (ii) is subject to Title IV of ERISA or Section 412 of the Code, (iii) provides for post-retirement or other post-employment welfare benefits (other than health care continuation coverage as required by applicable Law), or (iv) provides for a “defined benefit provision” as defined in the Income Tax Act  (Canada)  All material contributions and payments required to be made in relation to any Benefit Plan and all premiums due or payable with respect to insurance policies funding any Benefit Plan, as of the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the Financial Statements.

(d) Except as set forth on Schedule 3.11(d), neither the execution of this Agreement, nor the consummation of the Transactions (whether alone or together with any other  event) will (i) entitle any current or former director, officer, employee or independent contractor of the Company to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, or (iii) cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.  Except as set forth on Schedule 3.11(d), neither this Agreement (nor the consummation of the Transactions) nor any Benefit Plan or other agreement or contract between the Company and an employee or other individual, could reasonably be expected to result in any “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code or shall fail to be deductible under Section 4999 of the Code.

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(e) With respect to the Benefit Plans, each to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by the Company:  (i) all Benefit Plans (including all amendments and attachments thereto); (ii) written summaries of any Benefit Plan not in writing; (iii) all related trust documents; (iv) all insurance contracts or other funding arrangements; (v) the most three recent annual report (Form 5500) filed with the Internal Revenue Service; (vi) the most recent determination letter from the Internal Revenue Service; (vii) the most recent summary plan description and any summary of material modification thereto; (viii) any other material communications with and notices to employees regarding changes in the terms of Benefit Plans offered; and (ix) any material Company policies or employee manuals provided to employees.

(f) To the knowledge of the Company, no compensation paid pursuant to any Benefit Plan by the Company to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and Internal Revenue Service guidance thereunder), violates the requirements of Section 409A of the Code and the regulations promulgated thereunder.

Section 3.12 Taxes.

(a) The Company and the Company Subsidiaries have timely and properly filed all Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns), and all such Tax Returns were and are true, complete and correct in all material respects.  Except as set forth on Schedule 3.12(a), the Company and the Company Subsidiaries have paid all Taxes required to be paid, whether or not shown to be due on such Tax Returns, or have established an adequate reserve therefor on the Financial Statements in accordance with GAAP.

(b) To the knowledge of the Company or the Company Subsidiaries, (i) there currently are no audits, examinations or other proceedings pending with regard to any Taxes of the Company or the Company Subsidiaries, nor have any deficiencies for any Taxes been proposed, asserted or assessed against the Company or the Company Subsidiaries; and (ii) the Company and the Company Subsidiaries have not received a written notice or announcement of any audits, examination or other proceedings with regard to any Taxes of the Company or the Company Subsidiaries.

(c) There are no Liens with respect to Taxes upon any property or assets of the Company or the Company Subsidiaries, other than with respect to Taxes not yet due and payable.

(d) None of the Company or any Company Subsidiary is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar contract or arrangement (other than customary gross-up or indemnification provisions in credit agreements, derivatives, leases and similar agreements entered into in the ordinary course of business).

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(e) Neither the Company nor the Company Subsidiaries has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of the Company or the Company Subsidiaries, and no such extensions or waivers have been requested.

(f) The Company and the Company Subsidiaries have withheld and collected all amounts required by Law or contract to be withheld or collected, including sales and use Taxes and amounts required to be withheld from the wages, salaries and other payments to employees, independent contractors, creditors, stockholders of or consultants to the Company or the Company Subsidiaries, as applicable, and any other third party, except for such failures to withhold or collect as could not otherwise be expected to result in a liability to the Company in excess of $50,000.  The Company and the Company Subsidiaries have complied with all record keeping and reporting requirements in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party in all material respects.

(g) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other Person (other than Taxes of any member of a consolidated group of which the Company is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(h) Neither the Company nor the Company Subsidiaries has made any payments that have, or has been or is a party to any agreement, contract, arrangement or plan that have, resulted or will result, separately or in the aggregate, in the payment of any compensation which would be subject to the deduction limit imposed by Section 162(m) of the Code.

(i) Neither the Company nor any Company Subsidiary has distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Sections 355 or 361 of the Code.

(j) Since December 31, 2010, neither the Company nor the Company Subsidiaries has (i) changed any financial or Tax accounting methods, policies or practices of the Company or any of the Company Subsidiaries, except as required by a change in GAAP or SEC rules, regulations or guidelines or applicable Law, (ii) made, revoked, or amended any material Tax election of the Company or any of the Company Subsidiaries, (iii) filed any amended Tax Return or claim for refund of the Company or any of the Company Subsidiaries, (iv) entered into any closing agreement affecting any material Tax liability or refund of the Company or any the Company Subsidiaries, or (v) settled or compromised any material Tax liability or refund of the Company or any of the Company Subsidiaries.

(k) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from,

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Taxable income for any Taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment under Section 481 of the Code (or any corresponding or similar provisions of state, local or non-U.S. Tax Law) made prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provisions of state, local or non-U.S. Tax Law) executed during the six (6) year period ending on the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign law), or (v) deferral under Section 108(i) of the Code.

(l) Neither the Company nor any of the Company Subsidiaries has engaged in any “reportable transaction” identified pursuant to Treasury Regulation Section 1.6011-4 or any corresponding or similar provisions of state, local or non-U.S. Law.

Section 3.13 Contracts.

(a) Except as filed as exhibits to the Filed SEC Documents, Schedule 3.13(a) sets forth a list of each note, bond, mortgage, lien, indenture, lease, license, contract or agreement, or other instrument or obligation to which the Company is a party or by which any of its properties or assets are bound (the “Company Agreements”) which, to the Company’s knowledge and as of the date hereof:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) involves annual expenditures in excess of $250,000 and was not entered into in the ordinary course of business;

(iii) contains any non-compete agreement with an Person who is not an employee of the Company, exclusivity, right of first refusal, rights of first negotiation provisions, including, without limitation, those that restrict the Company or any of its Subsidiaries with respect to the conduct of any line of business, that is material to the Company or that grant to a Person a most favored nation or similar right against the Company;

(iv) relates to a partnership, joint venture, limited liability company or similar arrangement, unless immaterial to the Company business;

(v) is an employment or consulting contract with any current executive officer of the Company or any member of the Company Board of Directors (other than a Benefit Plan listed on Schedule 3.11(a));

(vi) relates to the borrowing of money or extension of credit, in each case having a principal amount of indebtedness in excess of $250,000, other than (A) accounts receivables and payables incurred or arising in the ordinary course of business and (B) any borrowing under the credit facility set up pursuant to the

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Revolving Credit and Security Agreement, dated as of March 5, 2010,  by and among PNC Bank, National Association and the Company (as amended, restated, supplemented or otherwise modified from time to time);

(vii) involve the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license or otherwise), of assets or capital stock (constituting a business or a line of business) or other equity interests of another Person (A) for aggregate consideration under such Contract (or series of related Contracts) in excess of $250,000 and which occurred since January 1, 2011 or (B) and that contain representations, warranties covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually, could reasonably be expected to result in future payments by the Company or any of its Subsidiaries in excess of $250,000 (in the case of each of clause (A) and (B), other than acquisitions or dispositions of inventory, products, properties and other assets in the ordinary course of business);

(viii) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of any guaranty by the Company or any Subsidiary of the Company;

(ix)  provides for the payment, increase or vesting of any employee benefits or compensation in connection with the Transactions;

(x)  provides for an obligation of the Company to any investment bank, broker, financial advisor, finder or other similar Person in connection with this Agreement or the Transactions; and

(xi) are primarily license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in Intellectual Property Rights or licenses out Company IP (other than license agreements for commercially available software on standard terms).

(b) Each contract of the type described above in Section 3.13(a), whether or not set forth in Schedule 3.13(a), is referred to herein as a “Company Material Contract.”  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is valid and binding on the Company and, to the knowledge of the Company, each other party thereto, as applicable, and in full force and effect (except that (x) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (y) general equitable principles), (ii) neither the Company nor any of its Subsidiaries has received notice of a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default, either individually or in the aggregate, would not reasonably

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(c) be expected to have a Company Material Adverse Effect, and (iii) there is no event or condition which has occurred or exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a default or breach under any Company Material Contract by the Company.

(d) The Company has delivered or made available to Parent or provided to Parent for review, prior to the execution of this Agreement, true and complete copies in all material respects of all of the Company Material Contracts.

Section 3.14 Title to Properties; Encumbrances.  Schedule 3.14 sets forth a list of all real property owned by the Company (the “Owned Real Property”).  Except as would not have a Company Material Adverse Effect, the Company has good and valid title to the Owned Real Property and to all of the buildings, structures and other improvements thereon, free and clear of all Liens other than Permitted Liens.  To the Company’s knowledge, the Company has valid leasehold interest in all of its material Company Property, subject to no Liens, except for (a) Liens reflected in a balance sheet as of December 31, 2011 (“Balance Sheet Date”), (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such property by the Company in the operation of its business, (c) Liens for current Taxes, assessments or governmental charges or levies on property not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements, and (d) Liens which would not materially interfere with the use of such property or assets by the Company (the foregoing Liens (a)-(d), “Permitted Liens”).  The Company is in compliance with the terms of all leases relating to the Company Property to which they are a party, except such compliance which has not had or would not reasonable be expect to have, individually or in the aggregate, a Company Material Adverse Effect.  To the Company’s knowledge, all such material leases relating to the Company Property are in full force and effect, and the Company enjoys peaceful and undisturbed possession under all such leases.  The Company or a Company Subsidiary owns or leases all of the material personal property shown to be owned or leased by the Company or a Company Subsidiary reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the ordinary course of business since the date of the latest audited financial statements included in the Company SEC Documents.

Section 3.15 Intellectual Property.

(a) Schedule 3.15(a) sets forth for the Owned Company IP: (i) for each patent and patent application, the patent number or application serial number, the jurisdiction in which the patent or application has been filed or issued, and the date filed or issued; (ii) for each registered trademark or service mark, the application serial number or registration number, the jurisdiction of the application or registration, and the date filed or issued; (iii) each URL or domain name registered; (iv) for each registered copyrighted work, the number and date of registration and the jurisdiction of the registration; and (v)

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for each registered item of industrial property or European Community design, the number and date of registration and the jurisdiction of the registration.

(b) There are no pending disputes against the Company regarding any agreement (1) under which the Company uses or has the right to use any material Licensed Company IP or (2) under which the Company has licensed or otherwise permitted others the right to use any material Company IP (such agreements described in clauses (1) and (2) above, the “Company IP Agreements”).

(c) The Company owns or otherwise has all Intellectual Property Rights necessary to conduct the business of the Company as conducted prior to the Closing Date except such Intellectual Property Rights that, if not possessed by the Company, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The Company owns the Owned Company IP free and clear of all Liens, other than Permitted Liens and the Company IP Agreements.

(e) The operation of the Company’s business has not infringed upon or misappropriated, and is not infringing upon or misappropriating, the Intellectual Property Rights of any third party, except for any such infringement or misappropriation that has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  To the knowledge of the Company, no Person or any of such Person’s products or services or other operation of such Person’s business is infringing upon or misappropriating any Company IP in any material respect.

(f) To the knowledge of the Company, no action, claim or proceeding alleging infringement, misappropriation, or other violation of any Intellectual Property Right of another Person is pending against the Company.  Since January 1, 2009, the Company has not received any written notice relating to any actual or alleged infringement, misappropriation, or violation of any Intellectual Property Right of another Person by Company.

(g) Except for such proceedings or actions that, if resolved against the Company, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no proceedings or actions pending before any Governmental Entity challenging the ownership, validity or enforceability of the Owned Company IP or, to the knowledge of the Company, the Licensed Company IP and, to the knowledge of the Company, no such proceedings or actions have been threatened against the Company.

(h) Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries maintain policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and, if followed, ensure that the Company and its Subsidiaries are in compliance with all applicable Laws.  Except as has not had and would not

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reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all such policies and other legal requirements pertaining to data privacy and data security.  To the Knowledge of the Company, there have been (i) no material losses or thefts of data or security breaches relating to data used in the business of the Company and its Subsidiaries; (ii) violations of any security policy regarding any such data; (iii) any unauthorized access or unauthorized use of any data; and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or a Subsidiary or a contractor or agent acting on behalf of the Company or a Subsidiary.

Section 3.16 Labor Matters.

(a) The Company is not a party and has never been a party to any collective bargaining or other labor union contract as of the date of this Agreement.  As of the date of this Agreement, there is no pending or, to the knowledge of the Company; (1) threatened labor dispute, strike or work stoppage against the Company that may materially interfere with the business activities of the Company or, to the knowledge of the Company or (2) union organizational activity or application for certification of a collective bargaining agent with respect to the employees of the Company.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company, the Company is not the subject of any proceeding asserting that the Company has committed a material unfair labor practice.

(c) The Company is, and for the past three (3) years has been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including but not limited to wages and hours and the classification of employees and independent contractors, and has not been and is not engaged in any unfair labor practice as defined in the National Labor Relations Act, that in each case has or would reasonably be likely to have a Company Material Adverse Effect.

(d) The Company has not during the three (3) year period prior to the date hereof taken any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment Retraining and Notification (“WARN”) Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice law except to the extent such liability would not have a Company Material Adverse Effect.

Section 3.17 Compliance with Laws; Permits; Regulatory Compliance.

(a) As of the date hereof, the Company is in compliance with all Laws which affect the business, properties or assets of the Company, except such non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and no notice, charge or assertion has

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been received by the Company or, to the Company’s knowledge, threatened in writing against the Company alleging any material violation of any such Laws.  Notwithstanding anything to the contrary in this Section 3.17(a), the provisions of this Section 3.17(a) shall not apply to matters discussed in Section 3.6, Section 3.7, Section 3.12, Section 3.18, and Section 3.20.

(b) The Company is in possession of all material authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business substantially in the manner described in the Company SEC Documents filed prior to the date hereof and substantially as is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except such invalidities or failures that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.18 Information in the Proxy Statement.  The Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company’s stockholders and at the time of any meeting of Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Purchaser in writing expressly for inclusion therein.  The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.19 Customers and Suppliers

(a)  Schedule 3.19(a) sets forth a true, correct and complete list of the ten largest customers (excluding one-time customers of presses sold by the Company) to the Company (“Customers”) and the Company Subsidiaries (based on revenue from January 1, 2011, through the date of this Agreement).  None of the Customers have altered, canceled or otherwise terminated, or to the Company’s knowledge, threatened to alter, cancel or otherwise terminate its relationship with the Company or any Company Subsidiary, except to the extent that such alteration, cancellation or termination has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Schedule 3.19(b) sets forth a true, correct and complete list of the ten largest suppliers or vendors (“Suppliers”) to the Company and the Company Subsidiaries (based on purchases from January 1, 2011, through the date of this Agreement), together with the volume of purchases made from such Suppliers during such period.  No Supplier is a sole source of supply of any material goods, materials or services used by the Company or any Company Subsidiary.  None of the Suppliers has altered, canceled or otherwise terminated, or to the Company’s knowledge, threatened to alter, cancel or otherwise terminate its relationship with the Company or any Company Subsidiary,

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except to the extent that such alteration, cancellation or termination has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.20 Opinion of Financial Advisor.  The Company Board of Directors has received the opinion of GCA Savvian Advisors, LLC (the “Company Financial Advisor”), dated as of the date hereof, to the effect that, as of the date hereof and subject to the limitations, qualifications and assumptions set forth in such opinion, the aggregate Merger Consideration to be received by the holders of the Shares (other than Parent and Purchaser) pursuant to this Agreement is fair from a financial point of view to such holders and a copy of such opinion will promptly be provided to Parent, solely for informational purposes, following receipt thereof by the Company.

Section 3.21 Insurance.  The Company has all material policies of insurance necessary to provide reasonable coverage of the Company or any of its employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, directors’ and officers’ liability, and other casualty and liability insurance, and such policies are in a form and amount which the Company believes is adequate for the operation of its business.  All such insurance policies are in full effect, no written notice of cancellation has been received by the Company under such policies, and there is no existing default or event which, with the giving of notice of lapse or time or both, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material increase in premiums with respect to, any such policies.

Section 3.22 Brokers; Expenses.  No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

Section 3.23 Takeover Statutes.  Assuming the accuracy of the representation and warranty contained in Section 4.7, the Company Board of Directors and the Company have taken all action necessary to exempt the Merger, this Agreement and the Transactions from the prohibitions on business combinations set forth in Section 203 of the DGCL.

Section 3.24 No Other Representations or Warranties.  Except for the representations and warranties set forth in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Purchaser in connection with the Transactions.  Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Purchaser or any other Person resulting from the distribution to Parent or Purchaser, or Parent’s or Purchaser’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Purchaser in certain “data rooms” or management presentations in expectation of the Transactions, unless any such information is expressly included in a representation or warranty contained in this Article III.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Except as set forth in Parent’s disclosure schedule delivered to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Purchaser represent and warrant to the Company, jointly and severally, as set forth in this Article IV.  Each disclosure set forth in the Parent Disclosure Letter shall qualify or modify each of the representations and warranties set forth in this Article IV to the extent the applicability of the disclosure to such other section is reasonably apparent from the text of the disclosure made.

Section 4.1 Organization and Qualification.  Each of Parent and Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to conduct its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not impair in any material respect the ability of each of Parent and Purchaser, as the case may be, to perform its obligations under this Agreement or prevent or materially delay the consummation of the Transactions.

Section 4.2 Authorization; Validity of Agreement; Necessary Action.  Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by each of them of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Purchaser, subject to the adoption of this Agreement by Parent as the sole stockholder of Purchaser, and no other corporate action on the part of either Parent or Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement and the consummation of the Transactions.  This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.3 Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by Parent and Purchaser, the consummation by Parent and Purchaser of the Transactions or compliance by Parent or Purchaser with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or Purchaser, (b) require any filing by Parent or Purchaser with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) such filings

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with the SEC as may be required on behalf of Purchaser and Parent in connection with this Agreement and the Merger or (iv) such filings as may be required under the rules and regulations of the NASDAQ in connection with this Agreement and the Merger), or (c) violate any order, writ, injunction, decree or Law applicable to Parent or Purchaser, any of their Subsidiaries, or any of their properties or assets; except in the case of clause (b) or (c), such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and Purchaser to perform their obligations under this Agreement, as the case may be, or prevent the consummation of the Transactions.

Section 4.4 Litigation.  As of the date hereof, there is no Legal Proceeding pending against (or, to the knowledge of Parent, threatened in writing against or naming as a party thereto) Parent or any of its Subsidiaries, nor, to the knowledge of Parent, is there any investigation of a Governmental Entity pending or threatened against Parent or any of its Subsidiaries, and none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree, in each case, which would, individually or in the aggregate, impair in any material respect the ability of each of Parent and Purchaser to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any of the Transactions.

Section 4.5 Information in the Proxy Statement.  None of the information supplied by Parent or Purchaser expressly in writing for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to the Company’s stockholders or at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Equity Financing.   Parent has received and delivered to the Company a true, correct and complete copy, as of the date of this Agreement, of an executed commitment letter (the “Equity Commitment Letter”) from AIP Capital Fund IV, L.P. (the “Equity Provider”) pursuant to which the Equity Provider has committed to provide to Parent (directly or indirectly), subject to the terms and conditions therein, equity financing in an aggregate amount of $30,000,000 at the Closing (being referred to as the “Equity Financing”).  The Equity Commitment Letter has not been amended or modified and the commitments contained in such letter have not been withdrawn or rescinded in any respect and is in full force and effect and constitutes a valid binding obligation.  There are no side letters or other agreements, arrangements, contracts or understandings relating to the Equity Financing to which Parent, Purchaser or any of their respective Subsidiaries are a party other than as expressly set forth in the Equity Financing.  Parent has fully paid any and all commitment and other fees in connection with the Equity Financing that are due as of the date of this Agreement.  Except as otherwise set forth in or contemplated by the Equity Commitment Letter, no event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of Parent, Purchaser, or any of the other parties to the Equity Financing Letter.  Parent has no reason to believe that any of the conditions to the Equity Financing contemplated by the Equity Commitment Letter will not be satisfied or that the Equity Financing will not be made available to Parent and Purchaser on the Closing Date.

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Section 4.7 Sufficient Funds.  Assuming (i) the Equity Financing is funded in accordance with the Equity Commitment Letter, and (ii) the satisfaction of the conditions set forth in Sections 7.1 and 7.2, Parent has, and Parent will have at the Closing Date and Effective Time the funds necessary to consummate the Merger and to pay all fees and expenses incurred by Parent, Purchaser and the Company in connection with this Agreement and the Transactions.

Section 4.8 Ownership of Company Capital Stock.  Neither Sponsor, Parent, Purchaser nor any of their respective affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 4.9 Ownership and Operations of Purchaser.  Parent owns beneficially and of record all of the outstanding capital stock of Purchaser.  Purchaser was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.10 Brokers and Other Advisors.  No broker, investment banker, financial advisor, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s, agent’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Purchaser or any of their Subsidiaries.

Section 4.11 Solvency.  Neither Parent nor Purchaser is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors.  To the Knowledge of Parent, based on information available to Parent as of the date of this Agreement, immediately after giving effect to all of the Transactions, including the payment of the aggregate Merger Consideration and all expenses and any other repayment or refinancing of debt that may be contemplated in the Equity Commitment Letter, assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger as set forth herein, or the waiver of such conditions and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects), and payment of all related fees and expenses, the Surviving Corporation will be Solvent.  For purposes of this Section 4.10, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination, (x) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, on its and their existing debts (including contingent liabilities) as such debts become absolute and matured; (y) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (z) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.

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Section 4.12 Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties.  Each of Parent and Purchaser has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and acknowledges that each of Parent and Purchaser has been provided access to personnel, properties, premises and records of the Company and the Company Subsidiaries for such purposes.  In entering into this Agreement, each of Parent and Purchaser has relied solely upon its independent investigation and analysis of the Company and the Company Subsidiaries, and each of Parent and Purchaser acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any Company Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or Company Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally.  Each of Parent and Purchaser acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and the Company Subsidiaries, and their respective affiliates, stockholders, controlling persons or Company Representatives shall not have any liability or responsibility whatsoever to Parent, Purchaser, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Parent Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Purchaser, any Parent Subsidiary or any of their Representatives, or any affiliates, stockholders, or controlling persons of Parent or Purchaser, except as and only to the extent expressly set forth in this Agreement (as qualified by the Company Disclosure Letter) or for fraud in connection therewith.  Parent and Purchaser each acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement (a) the Company does not make, and has not made, any representations or warranties relating to the Company or its business or otherwise in connection with the Merger and Parent and Purchaser are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no Person has been authorized by the Company to make any representation or warranty relating to the Company or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Purchaser as having been authorized by the Company and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Purchaser or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article III of this Agreement.

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ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Conduct of Business by the Company Pending the Closing.  The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Schedule 5.1, (b) as required pursuant to this Agreement, (c) as may be required by Law or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall conduct its businesses in all material respects in the ordinary course consistent with past practice.  To the extent consistent with the foregoing, the Company shall, and shall cause the Company Subsidiaries to, use its and their reasonable efforts to maintain existing relations with material customers, suppliers, distributors, employees and other Persons with whom the Company or the Company Subsidiaries have material business relationships.  Without limiting the generality of the foregoing, except (a) as set forth in Schedule 5.1, (b) as required pursuant to or permitted by this Agreement, (c) as may be required by Law or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall not, and shall not permit any Company Subsidiary to:

(a) amend its certificate of incorporation or bylaws or equivalent organizational documents;

(b) split, combine, subdivide or reclassify any shares of capital stock of the Company;

(c) declare, authorize, set aside, make or pay any dividend or other distribution payable in cash, stock or property (or any combination thereof) with respect to the Company’s capital stock or enter into any agreement with respect to voting of its capital stock other than the Voting Agreement.

(d) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any Equity Interests, except (i) from holders of Company Options in full or partial payment of the exercise price and any applicable Taxes payable by such holder upon exercise of the Company Options to the extent required or permitted under the terms of such Company Options or (ii) only from former employees, directors and consultants in accordance with written agreements in effect as of the date hereof providing for the repurchase of shares at their original issue price in connection with the terms thereof;

(e) issue, sell, grant, pledge, deliver, transfer, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or grant any Company Options under the Company Equity Plans or warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class, or grant to any Person any right the value of which is based on the value of Shares or other capital stock, other than

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the issuance of Shares reserved for issuance on the date hereof pursuant to the exercise of the Company Options or granted after the date hereof in compliance with the terms of the Agreement;

(f) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or any series of related transactions any Equity Interests in any Person or any business or division of any Person or all or substantially all of the assets of any Person (or business or division thereof), in each case, that is material to the Company;

(g) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, in a single transaction or series of related transactions, other than (i) sales, leases and licenses in the ordinary course of business consistent with past practice, and (ii) dispositions of assets no longer used in the operation of the business, and (iii) sales, leases and licenses that are not material to the Company;

(h) (i) incur or assume any long-term or short-term indebtedness except short-term indebtedness made in the ordinary course of business consistent with past practice, or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person (other than the Company and any Company Subsidiary) for borrowed money; (iii) make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course consistent with past practices; or (iv) cancel any material indebtedness or waive any claims or rights of substantial value, in each case, other than in the ordinary course of business; or (v) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business;

(i) except (i) as required by the terms of any Benefit Plan, agreement or other contract in effect on the date hereof, or (ii) to the extent necessary to comply with, or satisfy an exemption from, Section 409A of the Code without increasing the benefits provided to any Person, (A) increase the compensation or other benefits payable or to become payable to officers, directors or employees of the Company, (B) grant any officer, director, or employee of the Company any material increase in severance or termination pay, (C) enter into any employment, consulting, severance or termination agreement with any officer, director or senior employee of the Company, (D) establish, adopt or enter into any collective bargaining agreement or Benefit Plan, or (E) accelerate any rights or benefits, or make any material determinations, under any Benefit Plan; provided, however, the foregoing clauses (A), (B) and (C) shall not restrict the Company from entering into or making available to newly hired employees or to employees in the context of promotions, provided such employees are not officers or directors or senior employees of the Company, in each case in the ordinary course, plans, agreements, benefits and compensation arrangements;

(j) incur any capital expenditures or any obligations or liabilities in respect thereof in excess of $125,000, in the aggregate, except those contemplated in the capital expenditures budgets for the Company previously made available to Parent;

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(k) enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company, or upon completion of the Transactions, Parent or its Subsidiaries or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Parent or any of its Subsidiaries;

(l) change any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP, applicable Laws or any Government Entity;

(m) except as required by Law, make, revise or amend any material Tax election, settle or compromise any Tax liability, including via any voluntary disclosure agreement, file any amended Tax Return, prepare or file any Tax Return in a manner materially inconsistent with past practice, surrender any right to claim a material Tax refund, consent to any extension or consent to any waiver of the limitation period applicable to any Tax claim or assessment, or change any annual Tax accounting period;

(n) pay, discharge, compromise or settle any material claim or material litigation, in each case made or pending against the Company, or any of its officers and directors in their capacities as such, other than the settlement of claims or litigation in the ordinary course of business;

(o) (i) enter into, terminate, materially modify, renew or waive any material provision of any Company Material Contract; and (ii) enter into any new contract or agreement that contains a change in control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Transactions;

(p) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger); and

(q) elect not take any material action with respect to the maintenance of any Company IP that is material to the conduct of the business, enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such Company IP, grant any material refunds, credits, rebates or other allowances by the Company or Company Subsidiaries to any supplier, vendor or distributor, in each case, other than in the ordinary course of business consistent with past practice;

(r) enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize in writing any of the foregoing.

Section 5.2 Nonsolicitation / Competing Proposals.

(a) From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VIII, and except as otherwise provided in this Agreement, the Company shall not, and shall not

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permit any Company Subsidiary, and shall cause its Representatives not to, directly or indirectly:

(t)           solicit, initiate or knowingly facilitate or encourage (including by way of providing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to the submission of any Competing Proposal;

(u)           participate in any negotiations regarding, or furnish to any Person any material nonpublic information with respect to, any Competing Proposal;

(v)           engage in discussions with any Person with respect to any Competing Proposal;

(w)           approve or recommend, or propose publicly to approve or recommend, any Competing Proposal;

(x)           withdraw, amend, or  modify or otherwise propose publicly to withdraw, amend or modify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation;

(y)           enter into any letter of intent, memorandum of understanding or similar document or any agreement, document or commitment providing for any Competing Proposal; or

(z)           agree to do any of the foregoing (any act or failure to act relating to clauses (w) and (x) above, a “Change of Recommendation”).

(b) In the event that a tender or exchange offer relating to the Company’s securities shall have been commenced by a Person unaffiliated with Parent, and the Company (i) fails to send a statement pursuant to Rule 14e-2 promulgated under the Exchange within ten (10) business days after such tender or exchange offer is first published, or (ii) sends a statement pursuant to such Rule 14e-2 that (x) the Company Board of Directors recommends acceptance of such tender or exchange offer, or (y) that the Company Board of Directors expresses no opinion and is remaining neutral toward the bidder's tender offer or is unable to take a position with respect to the bidder's tender offer without the Board of Directors (or any committee thereof) having determined in good faith (after consulting with its legal counsel and financial advisors) that the failure to send such a statement described in (y) is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors (or any committee thereof) to the Company’s stockholders under applicable Law, then any such action in (i) and (ii) shall constitute a Change of Recommendation. Notwithstanding the limitations set forth in Section 5.2(a), if at any time after the date hereof but prior to the receipt of the Requisite Stockholder Vote, the Company receives an unsolicited written Competing Proposal which the Company Board of Directors determines in good faith after consultation with legal and financial advisors constitutes or could reasonably be expected

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to lead to, after the taking of any of the actions referred to in either of clause (x) or (y) below, a Superior Proposal, then the Company may (x) enter into negotiations with respect to and execute an Acceptable Confidentiality Agreement with such Person and direct any Person to the provisions of this Agreement, (y) furnish non-public information to the Person making such Competing Proposal, if, and only if, prior to so furnishing such information, the Company receives from such Person a signed Acceptable Confidentiality Agreement and (z) engage in discussions or negotiations with such Person with respect to the Competing Proposal, provided, however, that as promptly as reasonably practicable following the Company taking such actions as described in clauses (x), (y) or (z) above, the Company shall provide written notice to Parent of such Competing Proposal; provided, further, such notice to Parent shall identify the Person making, and indicate in reasonable detail the terms and conditions of, such Competing Proposal.  The Company shall keep Parent informed, on a reasonably current basis of any material developments of the status and details of any Competing Proposal or inquiry (including whether such Competing Proposal or inquiry has been withdrawn or rejected and any material change to the terms thereof). Notwithstanding the foregoing, the Company shall have the right to (1) waive the provisions of any Acceptable Confidentiality Agreement to allow another person to make a Competing Proposal on a non-public basis to the Company and the Company Board of Directors, and (2) following the receipt of a written and unsolicited Competing Proposal, contact the Person submitting the Competing Proposal in order to clarify and understand the terms and conditions of the Competing Proposal so as to determine whether the Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board of Directors may, if the Company receives a Competing Proposal that the Company Board of Directors concludes in good faith (after consultation with legal and financial advisors) constitutes a Superior Proposal and the Company Board of Directors (or any committee thereof) has determined in good faith (after consulting with its legal counsel and financial advisors) that the failure to accept such Superior Proposal is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors (or any committee thereof) to the Company’s stockholders under applicable Law, (i) effect a Change of Recommendation and/or (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Board of Directors may not effect a Change of Recommendation relating to a Superior Proposal pursuant to the foregoing clause (i) or terminate this Agreement pursuant to the foregoing clause (ii) unless the Company shall have provided prior written notice to Parent and Purchaser, at least four (4) business days in advance of such Change of Recommendation or such termination (the “Notice Period”), of its intention to effect a Change of Recommendation in response to such Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the Person making such Superior Proposal).  Prior to effecting such Change of Recommendation or terminating this Agreement to enter into a

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definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its Representatives to, during the Notice Period, negotiate with Parent, if Parent wishes to, in good faith to make such adjustments in the terms and conditions of this Agreement so that such Competing Proposal ceases to constitute a Superior Proposal and in the event of any material change to the material terms of such Superior Proposal during the Notice Period, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above and the Notice Period shall have recommenced, except that the Notice Period shall be at least one (1) business day, In addition, prior to the Effective Time, the Company Board of Directors may effect a Change of Recommendation in response to an Intervening Event if Company Board of Directors has determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(d) The Company shall not release any Person from, or waive any provisions of, any confidentiality or similar agreement in favor of the Company; provided, however, that the Company may waive its rights under any confidentiality or similar agreement to the extent necessary to enable the parties subject thereto to make Competing Proposals to the Company.

(e) Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9, 14e-2(a) and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board of Directors has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with any applicable Law; provided, that disclosures under this Section 5.2(f) shall not be a basis, in themselves, for Buyer to terminate this Agreement pursuant to Section 8.1.  In addition, it is understood and agreed that, for purposes of this Agreement, any disclosure that constitutes a stop, look, and listen communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act or similar communication to the stockholders of the Company shall not constitute a Change of Recommendation.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Notification of Certain Matters.  The Company shall give prompt notice to Parent and Purchaser, and Parent and Purchaser shall give prompt notice to the Company, of the (i) occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause (x) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate as if made as of any time prior to the Effective Time, such that the applicable conditions to closing set forth in Article VII would fail to be satisfied or (y) any covenant, condition or agreement of the notifying party contained in this Agreement not to be complied with or satisfied such that the applicable condition to closing

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set forth in Article VII would fail to be satisfied. or (ii) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (v) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party which relate to this Agreement, the Merger or the Transactions, provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto or otherwise be deemed to be an admission of a Company Material Adverse Effect or, unless expressly stated therein, a breach of a covenant, condition, agreement or representation or warranty contained in this Agreement.  Parent shall notify the Company promptly of any breach of the Equity Commitment Letter or any event or circumstance that occurs that materially adversely impacts Parents and Purchaser’s ability to finance the Merger.

Section 6.2 Access; Confidentiality.  From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall and shall cause the Company Subsidiaries to, upon reasonable prior notice, give Parent and Purchaser, their officers, directors and a reasonable number of their employees and their authorized Representatives, reasonable access during normal business hours to the Company Agreements, contracts, books, records, analyses, projections, plans, systems, senior management, agents, customers, Tax Returns and records (including the work papers of independent accountants subject to the consent of such independent accountants), offices and other facilities and properties of the Company and other information as Parent may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company and, during such period, furnish in advance to Parent a copy of each report, schedule, registration statement and other document to be filed by it during such period pursuant to the requirements of federal securities laws.  The terms of the Confidentiality Agreement shall apply to any information provided to Parent or Purchaser pursuant to this Section 6.2.  Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would (a) jeopardize the attorney-client privilege of the Company or (b) contravene any applicable Law or any applicable antitrust principles or contractual restriction.

Section 6.3 Consents and Approvals.

(a) Each of the Company, Parent and Purchaser shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, but in no event later than the Outside Date, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, clearances approvals, authorizations or orders required to be obtained or made by Parent, Purchaser or the Company or any of their respective Subsidiaries, or avoid any action or proceeding by any Governmental Entity (including, without limitation, to the

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extent applicable, those in connection with any antitrust or competition Law or regulation) (the “Required Governmental Approvals”), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) make or cause to be made the applications or filings required to be made by Parent, Purchaser or the Company or any of their respective Subsidiaries under or with respect to any applicable Required Governmental Approvals or any other applicable Laws in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iv) comply at the earliest reasonably practicable date with any request under or with respect to any Required Governmental Approvals and any such other applicable Laws for additional information, documents or other materials received by Parent or the Company or any of their respective Subsidiaries from or any other Governmental Entity in connection with such applications or filings or the Transactions, and (v) coordinate and cooperate with, and give due consideration to all reasonable additions, deletions or changes suggested by the other party in connection with, making (A) any filing under or with respect to any other Required Governmental Approvals or any such other applicable Laws and (B) any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Entity.

(b) Each of the Company and Parent shall, and Parent shall cause its Subsidiaries to, furnish to the other party all information necessary for any application or other filing to be made in connection with the Transactions.  Each of the Company and Parent shall promptly inform the other of any material communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such application or filing.  If a party hereto intends to independently participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry, then such party shall give the other party reasonable prior notice of such meeting and invite Representatives of the other party to participate in the meeting with the Governmental Entity unless prohibited by such Governmental Entity.  The parties shall coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with all meetings, actions and proceedings under or relating to any such application or filing.

(c) The Company and Parent shall give (and Parent shall cause its Subsidiaries to give) any notices to third parties, and use (and Parent shall cause its Subsidiaries to use) reasonable best efforts to obtain any third-party consents necessary, proper or advisable to consummate the Transactions, or set forth in the Company Disclosure Letter.

(d) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity challenging the Transactions as violative of any applicable Law, each of the Company and Purchaser shall, and shall cause their respective affiliates to, cooperate and use their reasonable best efforts to contest and resist any such action or proceeding, including any action or proceeding that

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(e) seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Transactions.

(f) Parent shall vote (or act by written consent with respect to) all of the shares of capital stock of Purchaser beneficially owned by it in favor of the adoption of this Agreement in accordance with applicable Law.

Section 6.4 Publicity.  On the date hereof, the Company shall issue a press release substantially in the form of Exhibit A hereto.  So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any other press release or other announcement with respect to the Merger, the Transactions, this Agreement or the Voting Agreements without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the Merger, the Transactions or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company shall not be required to provide any such review or comment to Parent in connection with the receipt and existence of a Competing Proposal and matters related thereto or a Change of Recommendation; provided, further, each party hereto and their respective controlled affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.4.

Section 6.5 Directors’ and Officers’ Insurance and Indemnification.

(a) Parent shall, or shall cause the Surviving Corporation to, honor and fulfill in all respects the obligations of the Company to the fullest extent permissible under applicable Law, under the Company Governing Documents and the organizational documents of the Company Subsidiaries, in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof (the “Indemnification Agreements”) to the individuals covered by such Company Governing Documents, the organizational documents of the Company Subsidiaries or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Effective Time, including in connection with the approval of this Agreement and the Transactions.

(b) Without limiting the provisions of Section 6.5(a), for a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Covered Person against and from any costs, fees or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such

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claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement and any of the Transactions; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by the DGCL, of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified.  Notwithstanding anything to the contrary contained in this Section 6.5 or elsewhere in this Agreement, (i) neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation of a covered Person for which indemnification may be sought under this Section 6.5(b) unless such settlement, compromise, consent or termination includes an unconditional release of such covered Person from all liability arising out of such claim, action, suit, proceeding or investigation and (ii) the Covered Persons as a group shall retain only one law firm to represent them with respect to each matter as long as such Covered Persons do not have any defenses which conflict with each other, in which case separate counsel may be retained.

(c) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are currently set forth in the Company Governing Documents and any Company Subsidiary’s organizational documents.  The Indemnification Agreements with Covered Persons that survive the Merger shall continue in full force and effect in accordance with their terms.

(d) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the “Base Premium”); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, Parent shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Base Premium; provided, further, if the Parent in its sole discretion elects, by giving written notice to the Company at least five (5) business days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company shall purchase, at Parent’s expense, a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly

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committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s and Company Subsidiaries’ existing directors’ and officers’ liability policy, and in all other respects shall be comparable to such existing coverage).  If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.5(d) and the Surviving Corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(e) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 6.5.

(f) The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.5, and this Section 6.5 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

Section 6.6 State Takeover Laws.  If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal Laws becomes or is deemed to become applicable to the Company, the Merger or any other Transaction, then the Company Board of Directors shall use its reasonable best efforts to render such statute (or the relevant provisions thereof) inapplicable to the foregoing.

Section 6.7 Obligations of Purchaser.  Parent shall take all action necessary to cause Purchaser and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transactions, including the Merger and the Transactions, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.8 WARN Act.  Parent and Purchaser shall not take any actions that are not in compliance with WARN Act or similar local laws.

Section 6.9 Rule 16b-3.  Prior to the Effective Time, Parent, Purchaser and the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.10 Control of Operations.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in

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this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.11 Director Resignations.  Prior to the Closing, other than with respect to any directors identified by Parent in writing to the Company two days prior to the Closing Date, the Company shall deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time and which resignations shall not have been revoked or be revoked prior to the Effective Time.

Section 6.12 SEC Filings.  The Company shall make available to Parent prior to filing with the SEC all financial results filed with the SEC after the date of this Agreement.

Section 6.13 Credit Agreement Amendment.  The Company shall use commercially reasonable efforts to provide, and shall cause the Company Subsidiaries and their respective Representatives to provide, such cooperation in connection with any proposed amendments or modifications to the Company’s credit facility as may be reasonably requested by Parent.

Section 6.14 FIRPTA Certificate.  It shall be a condition to the consummation of the Merger that the Company shall have delivered to Parent a certificate substantially in the form provided by, and in accordance with, Treasury Regulation sections 1.1445-2(c)(3) and 1.897-2(h), such form to be reasonably satisfactory to Parent, certifying that the Shares do not constitute “United States real property interests” within the meaning of Section 897(c)(1) of the Code and the regulations thereunder, establishing that no withholding is required with respect to payments in connection with the Transactions (a “FIRPTA Certificate”).  Notwithstanding any provision of this Agreement to the contrary, if Parent does not receive a FIRPTA Certificate prior to the consummation of each of the Offer and the Merger, Parent may waive the conditions set forth in this Section 6.14, and withhold, or cause to be withheld, from any amounts payable or otherwise deliverable in connection with the Transactions in accordance with the requirements of section 1445 of the Code.

Certain Tax Matters.                                           All parties hereto agree that Transaction Deductions shall be deducted on the Tax Return of the Company, Parent or its Subsidiaries, as applicable, based on the rules provided under Treasury Regulations Section 1.1502-76, including the “next day” rule of Treasury Regulations § 1.1502-76(b)(1)(ii)(B) or any similar provision of state or local Tax law as applying to Transaction Deductions.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligations to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be

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waived in whole or in part by Parent, Purchaser and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval.  This Agreement shall have been adopted by the Requisite Stockholder Approval;

(b) Statutes; Court Orders.  No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which has the effect of making the Merger illegal or otherwise prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Merger; and

(c) Termination of the Agreement.  This Agreement shall not have been terminated in accordance with its terms.

Section 7.2 Conditions to the Obligations of Parent and Purchaser.  The obligations of Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver by Parent of the following further conditions:

(a) The representations and warranties of the Company (i) set forth in Section 3.8(b)  shall be true and correct in all respects as of the Effective Time as if made on and as of the Effective Time, (ii) set forth in Section 3.2  and Section 3.22, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, shall be true and correct in all material respects at and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) set forth in this Article III other than those Sections specifically identified in clause (i) or (ii) of this Section 7.2(a) (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) be true and correct in all respects as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect. Solely for the purposes of clause (ii) above, if one or more inaccuracies in the representations and warranties as of the date hereof set forth in Section 3.2 would increase the aggregate Merger Consideration required to be paid by Parent or Purchaser to effectuate the Merger or cause the Company’s Indebtedness amount disclosed as of the date hereof and provided under Section 3.2(e) to be incorrect, by an aggregate amount of $250,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (ii) of this Section 7.2(a);

(b) no Company Material Adverse Effect shall have occurred or existed following the execution and delivery of the Agreement that is continuing as of the Effective Time;

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(c) (i) the Company shall have performed, in all material respects, all agreements or covenants required to be performed or complied with by it under the Agreement at or prior to the Effective Time, and (ii) Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

(d) The Dissenting Shares with respect to which Appraisal Rights have been properly demanded shall not exceed more than 7% of the Shares.

Section 7.3 Conditions to the Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct in all respects as of the Effective Time as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) except where such failures to be so true and correct would not prevent consummation of the Merger provided, that the representations and warranties in Sections 4.2 (Authorizing Validity of Agreement; Necessary Action), 4.1 (Organization and Qualification) and 4.10 (Solvency) shall be true and correct in all material respects as of the Effective Time as though made at and as of the Effective Time.  The Company shall have received a certificate signed on behalf of Parent and Purchaser by an officer of Parent and Purchaser as to the effect of the preceding sentence; and

(b) Performance of Obligations of Parent and Purchaser.  Parent and Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

Section 7.4 Frustration of Conditions.  None of the Company, Parent or Purchaser may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or in Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or use the standard of efforts required from such party to consummate the Merger and the other Transactions as required by and subject to Articles I and II and Section 6.3.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

(a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be

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abandoned, whether before or after the Requisite Stockholder Approval, (except as otherwise provided below) as follows:

(i) by mutual consent of each of Parent and the Company;

(ii) by either Parent or the Company, if there has been a breach or failure to perform by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform (A) in the case of a breach by the Company shall result in a condition in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied and (B) in the case of a breach by Parent or Purchaser, shall result in a condition in Section 7.3(a), or Section 7.3(b) not being satisfied (and in each case such breach is not curable, or if curable, has not been cured within twenty (20) business days after the receipt of notice thereof by the defaulting party from the non-defaulting party); provided, however, this Agreement may not be terminated pursuant to this Section 8.1(a)(ii) by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(iii) by either Parent or the Company, if the Effective Time shall not have occurred by midnight, New York City time on or before December 31, 2012, (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(a)(iii) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure to consummate the Merger on or prior to the Outside Date;

(iv) by Parent, if the Company Board of Directors shall (a) have effected a Change of Recommendation, (b) shall have failed to include the Company Board Recommendation in the Proxy Statement or (c) the Company materially breaches any of its obligations set forth in Section 5.2;

(v) by the Company by written notice to Parent if, prior to the receipt of the Requisite Stockholders Vote, the Company Board of Directors (or any committee thereof) has received a Superior Proposal, and the Company terminates this Agreement and enters into a definitive agreement with respect to the Superior Proposal pursuant to and in compliance with Section 5.2 and the Company pays the Termination Fee and Parent Expenses on the date of such termination in accordance with Section 8.2;

(vi)  by Parent or the Company if the Requisite Stockholder Approval shall not have been obtained at a duly held Special Meeting or at any adjournment or postponement thereof at which this Agreement has been voted upon; or

(vii) by either the Company or Parent if a court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, decree or ruling in each case permanently

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restraining, enjoining or otherwise prohibiting the  consummation of the Merger or other Transactions; provided, however, that (x) the party seeking to terminate this Agreement pursuant to this Section 8.1(a)(vii) shall have complied with its obligations under Section 6.3 to use reasonable best efforts to prevent the entry of and to remove such order, decree or ruling and (y) the right to terminate this Agreement under this Section 8.1(a)(vii) shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling was primarily due to the breach in any respect of such party (and in the case of Parent, including Purchaser) of its obligations under this Agreement.

Section 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Purchaser or the Company, except that the Confidentiality Agreement, Section 6.4, Section 8.2 and Section 9.3 through Section 9.14 shall survive such termination; provided, however, that subject to Section 8.2(c) and Section 9.14, nothing herein shall relieve any party hereto from liability for a material breach of its covenants or agreements set forth in this Agreement or fraud by such breaching party prior to such termination (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of–pocket costs, and may include the benefit of the bargain lost by a party or its stockholders (taking into consideration relevant matters, including the total amount payable to such party or its stockholders under this Agreement and the time value of money), which shall be deemed in such event to be damages of the such party).

(b) Termination Fee, Expenses.

(i) If (A) a Competing Proposal shall have been publicly announced after the date hereof and not withdrawn prior to the Special Meeting or prior to the termination of this Agreement if there has been no Special Meeting, (B) following the occurrence of a public announcement described in the preceding clause (A), this Agreement is terminated by Parent or the Company pursuant to Section 8.1(a)(iii) or Section 8.1(a)(vi), and (C) within twelve (12) months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to any Competing Proposal and thereafter such Competing Proposal is consummated (in each case whether or not the Competing Proposal was the same Competing Proposal referred to in clause (A));

(ii) If Parent terminates this Agreement pursuant to Section 8.1(a)(iv) and Parent and Purchaser are not in breach of this Agreement at the time of such termination;

(iii) If the Company terminates this Agreement pursuant to Section 8.1(a)(v);

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then, in any such event under clauses (i), (ii) or (iii) of this Section 8.2(b), within five (5) business days after the date of termination of the Agreement or the consummation of the Competing Proposal, as applicable, the Company shall pay a fee of $1,500,000 in cash (the “Termination Fee”) and, following such termination  upon the payment of the Termination Fee and Parent Expenses as provided in Section 8.2(b)(v), the Company shall have no further liability with respect to this Agreement or the Transactions to Parent or Purchaser, provided however, that, in the event of a termination pursuant to clause (i) of this Section 8.1(b), the Termination Fee payable to Parent shall be reduced by the amount of any Parent Expenses paid or payable to Parent pursuant to Section 8.1(b)(v) that are in excess of the Lower Cap.

(iv) For purposes of this Section 8.2(b), the term “Competing Proposal” used in Section 8.2(b)(i)(C) shall have the meaning assigned to such term in Section 9.5, except that the reference to “at least 20%” in the definition of “Competing Proposal” shall be deemed to be a reference to “at least 50%.”

(v) In the event that, (A) The Company shall terminate this Agreement pursuant to Section 8.1(a)(v) or Section 8.1(a)(vi); or (B) Parent shall terminate this Agreement pursuant to Section 8.1(a)(ii), Section 8.1(a)(iv) or Section 8.1(a)(vi)  then in any such event the Company shall pay Parent or its designees, as promptly as possible (but in any event within five (5) business days) following the delivery by Parent of an invoice therefor, all reasonable out-of-pocket fees and expenses incurred by Parent, Purchaser and their respective Affiliates in connection with the Transactions, including, without limitation, an equity commitment fee in connection with the arrangement of the Equity Financing payable by Parent to AIP Capital Fund IV, L.P. in the amount of $450,000  (“Parent Expenses”), provided however, that, the Parent Expenses payable by the Company shall not exceed, (i) in the event that the Termination Fee is payable by the Company upon any such termination, an aggregate amount of $500,000 (the “Lower Cap”), and (ii) in the event the Termination Fee is not payable by the Company upon any such termination, an aggregate amount of $950,000.  The expenses payable pursuant to this Section 8.2(b)(v) shall be paid in cash within ten business days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.2(b)(v).

(c) The Termination Fee and Parent Expenses shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent.  For the avoidance of doubt, in no event shall the Company be obligated to pay any termination fee on more than one occasion.  Each of the parties hereto acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that the Termination Fee and Parent Expenses are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and Purchaser, in the circumstances in which such Termination Fee or Parent Expenses is payable for the efforts and resources expended and opportunities foregone while negotiating this

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Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.  Notwithstanding anything to the contrary in this Agreement, Parent’s right to receive payment of the Termination Fee or Parent Expenses, as applicable, from the Company shall be the sole and exclusive remedy of Parent and Purchaser against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement, the Voting Agreements or the Transactions.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Requisite Stockholder Approval, if applicable, by written agreement of the parties hereto (by action taken by their respective Boards of Directors); provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 9.2 Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

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Section 9.3 Expenses.   Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

Section 9.4 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Purchaser, to:

MAI Holdings, Inc.
c/o American Industrial Partners
535 Fifth Avenue, 32nd Floor
New York, NY 10017
Attention: Kim Marvin
Facsimile: (212) 627-2372

with a copy to:

Ropes & Gray, LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Daniel Evans
Facsimile: (617) 235-0028

and

(b)	if to the Company, to:
Presstek, Inc.
10 Glenville Street
Greenwich, CT 06831
Attention: James R. Van Horn
Facsimile: (203) 769-8099

with copies to:

McDermott Will & Emery LLP
28 State Street
Boston, MA 02109-1775
Attention: David Cifrino
Facsimile: (617) 535-3800

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Section 9.5 Certain Definitions.  For the purposes of this Agreement, the term:

“2003 Plan” means the 2003 Stock Option and Incentive Plan of the Company.

“2008 Omnibus Incentive Plan” means the Amended and Restated 2008 Omnibus Incentive Plan of the Company.

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that contains terms (including a standstill) that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the bylaws of the Company, as amended.

“Company Certificate” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company IP” means Owned Company IP and Licensed Company IP.

“Company Material Adverse Effect” means any change, effect, development, circumstance, condition, change or occurrence (an “Effect”) that, individually or in the aggregate, has or would reasonably be expected to have, a material adverse effect on (A) the condition (financial or otherwise), business or results of operations of the Company, properties or, assets or (B) the ability of the Company to consummate the Offer, the Merger or any other Transaction contemplated by this Agreement; provided, however, that no Effects resulting from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists, has occurred or is reasonably likely to exist or occur: (i) conditions (or changes therein) in any industry or industries in which the Company operates (including the graphic communications, commercial printing or digital offset solutions industries) (the “Specified Industry”) to the extent that such Effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in such industry or industries (provided, that any such determination of whether a Company Material Adverse Effect has occurred in connection with such Effects shall be measured with respect to the Company after giving effect to the impact of such Effects at the level of impact generally experienced by other companies operating in such industry or industries), (ii) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions to the extent that such Effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in the Specified Industry (iii) any generally applicable change in Law or GAAP or interpretation of any of the foregoing, (iv) any actions

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taken, or the failure to take any action, pursuant to or in accordance with the terms of this Agreement or at the request or with the consent of Parent or Purchaser and any Effect attributable to the negotiation, execution or announcement of this Agreement and the Transactions (including the Offer and the Merger), including any litigation arising therefrom, and any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship arising therefrom, including as a result of the identity of Parent, (v) changes in the Common Stock price or the trading volume of the Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (vi) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (vii) the outcome of any litigation, investigation or inquiry involving the Company or any Company Subsidiary that has been disclosed in the Company Disclosure Letter, (viii) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, Company Benefit Plans, severance arrangements or other arrangements in existence as of the date hereof, and (ix) conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement to the extent that such Effects do not materially and disproportionately have a greater adverse impact on the Company relative to other companies of comparable size to the Company operating in such industry or industries.

“Company Property” means any real property and improvements, now or heretofore, leased or operated by the Company.

“Competing Proposal” shall mean any proposal made by a Person or group, within the meaning of Section 13(d) of the Exchange Act  (other than a proposal or offer by Parent or any of its Subsidiaries) at any time which is structured to permit such Person or group to acquire beneficial ownership of at least 20% of the assets of, equity interest in, or businesses of, the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), in each case other than the Merger.

“Confidentiality Agreement” means the Confidentiality Agreement, dated March 2, 2012 between Parent and the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

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“ESPP” means the 2002 Employee Stock Purchase Plan of the Company.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“Indebtedness” means (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company or any of its Subsidiaries, (iii) any obligations for the deferred purchase price of property, goods or services to any Person other than the Company or any of its Subsidiaries (other than trade payables incurred in the ordinary course of business), (iv) any capital lease obligations to any Person other than the Company or any of its Subsidiaries, (v) any obligations in respect of letters of credit and bankers’ acceptances, or (vi) any guaranty of any such obligations described in clauses (i) through (v) of any Person other than the Company or any of its Subsidiaries.

“Intellectual Property Rights” means all rights in or to all U.S. or foreign: (a) inventions (whether or not patentable) and improvements thereto, patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions, certificate of invention, and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications and any other governmental grant for the protection of inventions or industrial designs, (b) trademarks, service marks, trade dress, logos, brand names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof , (d) trade secrets and confidential information, including, for example, know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, and business plans, (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases), (f) URL and domain name registrations, and (g) other rights to industrial property and European Community designs.

“Intervening Event” means a event or circumstance affecting the business, results of operations,  financial condition or value of the Company and its Subsidiaries taken as a whole that was not known to the Company Board of Directors on the date of this Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Company Board of Directors as of the date hereof), which event or circumstance, or any consequences

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thereof, becomes known to the Company Board of Directors prior to the time at which the Company receives the Requisite Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of a Competing Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

“knowledge” will be deemed to be the actual knowledge after reasonable investigation in the case of the Company any of Stanley E. Freimuth, Arnon Dror, Cathleen Cavanna and James R. Van Horn and in the case of Parent, Purchaser will be deemed to be the actual knowledge after reasonable investigation of Kim Marvin, John Becker and Richard Hoffman.

“Law” means any statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.

“Licensed Company IP” means all Intellectual Property Rights that are licensed to the Company by third parties and are material to the conduct of the business of the Company.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

 “NASDAQ” means the NASDAQ Global Market LLC.

“on a fully diluted basis” means, as of the relevant date, (i) all Shares and other capital stock of the Company entitled to vote in the election of directors or upon the adoption of this Agreement plus (ii) all Shares and other capital stock of the Company that the Company may be required to issue or deliver pursuant to Company Options or other Equity Interests, whether or not then vested or exercisable.

“Owned Company IP” means all Intellectual Property Rights that are owned by the Company or any of its Subsidiaries and are material to the conduct of the business of the Company.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Representatives” means, when used with respect to Parent, Purchaser or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Parent or the Company, as applicable, and its Subsidiaries.

“Requisite Stockholder Approval” means the vote of the holders of a majority of Company Common Stock entitled to vote thereon shall voted for the adoption of this Agreement.

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“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (ii) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written Competing Proposal for or in respect of at least a majority of the outstanding Company Common Stock or all or substantially all of the Company’s assets, made by any Person that the Company Board of Directors determines in good faith, after consultation with the Company’s financial and legal advisors, and considering such factors as the Company Board of Directors considers to be appropriate, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the Person making the proposal, and that, if consummated, would result in a transaction more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the Transactions (including any revisions to the terms of this Agreement proposed by Parent in response to such proposal or otherwise).

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or domestic or foreign taxing authority, including, without limitation, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any liability for taxes of a predecessor entity), including any interest, penalty, or addition thereto, in each case, whether disputed or not.

 “Transaction Deductions” means the sum of all items of loss or deduction for U.S. federal income tax purposes resulting from or attributable to (A) payment of any cash bonuses payable in connection with the Closing, (B) payment of severance benefits to employees in connection with the Closing, and (C) the payment of legal, financial advisory, accounting and other fees and expenses of the Company in connection with the transactions contemplated.

“Tax Return” means any report, return, certificate, document, claim for refund, election, estimated tax filing, tax shelter disclosure statements, information return, statement or declaration filed or required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

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Section 9.6 Terms Defined Elsewhere.  The following terms are defined elsewhere in this Agreement, as indicated below:

Agreement	Preamble
Appraisal Rights	Section 2.3(a)
Balance Sheet Date	Section 3.14
Base Premium	Section 6.5(d)
Benefit Plans	Section 3.11(a)
Book-Entry Shares	Section 2.2(b)
Capitalization Date	Section 3.2(a)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(b)
Change of Recommendation	Section 5.2(a)(z)
Closing	Section 1.2
Closing Date	Section 1.2
Common Stock	Section 3.2(a)
Company	Preamble
Company Agreements	Section 3.13(a)
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	Article III
Company Equity Awards	Section 2.4(c)
Company Equity Plans	Section 2.4(a)
Company Financial Advisor	Section 3.20
Company IP Agreements	Section 3.15(b)
Company Material Contract	Section 3.13(b)
Company Options	Section 2.4(a)
Company Permits	Section 3.17(b)
Company SEC Documents	Section 3.6(a)
Company Subsidiary	Section 3.1(b)
Covered Persons	Section 6.5(a)
Customers	Section 3.19(a)
De-Minimis Claims	Section 3.10
DGCL	Recitals
Dissenting Shares	Section 2.3(a)
Effect	Section 9.5
Effective Time	Section 1.3
Equity Commitment Letter	Section 4.6
Equity Financing	Section 4.6
Equity Interests	Section 3.2(a)
Equity Provider	Section 4.6
Exchange Act	Section 1.6(a)
Exchange Fund	Section 2.2(a)
Filed SEC Documents	Article III

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Financial Statements	Section 3.6(b)
FIRPTA Certificate	Section 6.14
GAAP	Section 3.6(b)
Governmental Entity	Section 3.5
Indemnification Agreements	Section 6.5(a)
Legal Proceeding	Section 3.10
Lower Cap	Section 8.2(b)(v)
Merger	Recitals
Merger Consideration	Section 2.1(c)
Notice Period	Section 5.2(c)
Option Consideration	Section 2.4(a)
Outside Date	Section 8.1(a)(iii)
Owned Real Property	Section 3.14
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Expenses	Section 8.2(b)(v)
Paying Agent	Section 2.2(a)
Permitted Liens	Section 3.14
Preferred Stock	Section 3.2(a)
Proxy Statement	Section 1.6(a)
Purchaser	Preamble
Purchaser Common Stock	Section 2.1
Required Governmental Approvals	Section 6.3(a)
Restricted Stock Awards	Section 2.4(b)
Restricted Stock Units	Section 2.4(b)
Sarbanes-Oxley Act	Section 3.6(a)
SEC	Section 1.6(a)
Securities Act	Section 3.6(a)
Share	Recitals
Solvent	Section 4.10
Special Meeting	Section 1.6(a)
Specified Industry	Section 9.5
Suppliers	Section 3.19(b)
Surviving Corporation	Section 1.1(a)
Termination Fee	Section 8.2(b)(iv)
Transactions	Recitals
Voting Agreement or Voting Agreements	Recitals
Voting Debt	Section 3.2(a)

Section 9.7 Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.  All references

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to this Agreement shall be deemed to include references to the “plan of merger” contained herein (as such term is used in the DGCL). The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.  When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.8 Counterparts.  This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

Section 9.9 Entire Agreement; Third-Party Beneficiaries.  This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement:

(a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be amended so that until the termination of this Agreement in accordance with Section 8.1 hereof, Parent and Purchaser shall be permitted to take the action contemplated by this Agreement) and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof; and

(b) except (i) as provided in Section 6.5 and Section 6.8 (ii) the right of the Company, on behalf of its stockholders, to pursue damages in the event of Parent’s or Purchaser’s breach of this Agreement or the Equity Provider’s or Parent or Purchaser’s breach of the Equity Commitment Letter, such agreements are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.10 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.

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Section 9.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.4.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 9.12 Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE OFFER AND MERGER CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF

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SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13 Assignment.  This Agreement shall not be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that (A) Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (a) Parent, (b) Parent and one or more direct or indirect wholly-owned Subsidiaries of Parent, or (c) one or more direct or indirect wholly-owned Subsidiaries of Parent and (B) Parent may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more entities affiliated with the Equity Provider.  Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.14 Enforcement; Remedies.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties hereto (on behalf of themselves and any third-party beneficiaries of this Agreement, including the stockholders of the Company) shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, and in the case of the Company, to prevent breaches of the Equity Commitment Letters and to seek to specifically enforce the terms hereof and thereof, and specific performance shall be the sole and exclusive remedy with respect to breaches by the Equity Provider under the Equity Commitment Letter or, subject to Section 9.14(b) below, by the Purchaser or Parent under this Agreement.

(b) The Company may not seek any award of damages under this Agreement except in the event that the Company has first sought specific performance in accordance with Section 9.14(a), and a court of competent jurisdiction has declined to specifically enforce the obligations of Parent or Purchaser to consummate the Merger or the obligations of the Equity Provider under the Equity Commitment Letter pursuant to a claim for specific performance brought against Parent or Purchaser in connection with this Agreement.  In the event that (i) a court of competent jurisdiction has under such circumstances entered a judgment awarding damages against Parent or Purchaser at a time at or prior to the Outside Date and (ii) Parent or Purchaser have, within two (2) weeks following such court’s determination, irrevocably committed in writing to the Company to consummate the Merger in accordance with the terms and provisions of this Agreement, then the Company may not seek to enforce any such award of damages granted by such court or accept damages for such alleged breach and  the parties to this Agreement shall cooperate with one another to consummate the Merger as promptly as practicable after the giving of such irrevocable commitments. The Company agrees to cause any pending legal proceeding seeking any such other relief to be dismissed with

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prejudice at such time as Parent and Purchaser consummate the Merger in accordance with this Agreement.

(c) Except as otherwise provided in Section 9.14(a), Section 9.14(b), and Section 8.2(c), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

MAI Holdings, Inc.

By	/s/ Paul J. Bamatter
Name: Paul J. Bamatter
Title: Secretary and Treasurer

MAI Merger Corp

By	/s/ Paul J. Bamatter
Name: Paul J. Bamatter
Title: Secretary and Treasurer

Presstek, Inc.

By	/s/ Stanley E. Freimuth
Name: Stanley E. Freimuth
Title: Chairman, President & CEO

Annex B

OPINION OF GCA SAVVIAN

August 22, 2012
Board of Directors
Presstek, Inc.
10 Glenville Street
Greenwich, CT 06831

Members of the Board:

We understand that MAI Holdings, Inc. (“Parent”), MAI Merger Corp., a wholly-owned subsidiary of Parent (“Purchaser”), and Presstek, Inc. (the “Company”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things,  Purchaser will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than any shares of Common Stock owned by the Company, Parent, Purchaser and or any of their respective subsidiaries, all of which shares will be cancelled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $0.50 in cash (the “Merger Consideration”). The terms of and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

For purposes of the opinion set forth herein, we have:

(i)	reviewed the draft of the Merger Agreement dated August 21, 2012 and certain related documents;

(ii)	reviewed certain publicly available financial statements and other information;

(iii)	reviewed certain internal financial statements, other financial and operating data, and other information concerning the Company, prepared by the management of the Company;

(iv)
reviewed certain financial projections relating to the Company prepared by the management of the Company for calendar years 2012, 2013 and 2014 only, having been advised by management of the Company that it did not prepare any financial projections beyond such period;

(v)
discussed the past and current operations, financial condition and the prospects of the Company with the management and the board of directors of the Company, including the challenges confronting the Company’s current business model and the risks and uncertainties of achieving the financial forecasts described in clause (iv) above;

(vi)	reviewed the recent reported closing prices and trading activity for the Common Stock;

(vii)
reviewed the financial performance of the Company and the share trading price history and valuation multiples for the Common Stock and compared them with those of certain other publicly-traded companies that we deemed relevant;

(viii)	compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain transactions that we deemed relevant;

(ix)	contacted certain parties on behalf of the Company regarding their interest with respect to a possible acquisition of all or a portion of the Company and considered the results of those efforts;

(x)	participated in discussions and negotiations among representatives of the Company and Parent and their respective legal and financial advisors with respect to the Merger; and

(xi)	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not undertaken any responsibility for the accuracy, completeness or independent verification of such information. With respect to the financial projections of the Company, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the draft Merger Agreement (without any amendments or modifications thereto), without waiver by any party of any material rights thereunder, that the representations and warranties contained in the Merger Agreement made by the parties thereto are true and correct in all respects material to our analysis, and that the Merger Agreement executed by the parties thereto does not differ in any material respect from the last draft reviewed by us.  We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent, Purchaser or on the expected benefits of the Merger in any way material to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility to update or revise our opinion based upon events or circumstances occurring or becoming known to us after the date hereof.

We have not made any independent investigation of any legal, accounting or tax matters affecting the Company or the Merger, and we have assumed the correctness of all legal, accounting and tax advice given to the Company and its board of directors. We have not been asked to prepare, nor have we prepared, a formal appraisal of any of the assets, liabilities or securities of the Company, nor have we been furnished with any such appraisals, and our opinion should not be construed as such. We have taken into account our experience in transactions that we believe to be generally comparable or relevant, as well as our experience in securities valuation in general.

This opinion does not address the Company’s underlying business decision to enter into the Merger, or the relative merits of the Merger as compared to any other alternatives that may be available to the Company, and it does not constitute a recommendation to the Company, its board of directors or any committee thereof, its stockholders, or any other person as to any specific action or vote that should be taken in connection with the Merger. We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the structure of the Merger. Further, this opinion does not address the fairness of the amount or nature of, or any other aspect relating to, any compensation to any of the Company’s officers, directors or employees, or class of such persons, including, without limitation, in relation to the Merger Consideration.

We have acted as financial advisor to the board of directors of the Company in connection with the Merger and this opinion and will receive fees for our services, a portion of which is payable upon delivery of this opinion and the remainder of which contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the two years prior to the date hereof, we have not provided financial advisory or financing services for the Company, other than pursuant to our engagement in respect of a possible acquisition transaction, or for Parent or its affiliates.  We may seek to provide such services to the Company and certain affiliates of Parent in the future and expect to receive fees for such services.

It is understood that this letter is for the information of the board of directors of the Company and may not be used or summarized for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing of a proxy statement with the Securities and Exchange Commission made by the Company in respect of the Merger. This opinion has been approved by GCA Savvian Advisors LLC’s Fairness Opinion Committee. Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Respectfully submitted,

GCA SAVVIAN ADVISORS, LLC

/s/ GCA Savvian Advisors, LLC

Annex C

VOTING AGREEMENT

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of August 22, 2012 (this “Agreement”), is entered into among MAI Holdings, Inc., a Delaware corporation (“Parent”), and each of the Persons listed on Schedule 1 hereto (each, a “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, MAI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Presstek, Inc., a Delaware corporation (the “Company”)), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date of this Agreement, each Stockholder is the Beneficial Owner (as hereinafter defined) of the number of outstanding shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth opposite such Stockholder’s name on Schedule 1 hereto;

WHEREAS, the Company’s Board of Directors has resolved to recommend the approval of the adoption of the Merger Agreement (the “Company Board Recommendation”) at a meeting of the Company’s stockholders to be held for the purpose of approving the Merger Agreement (the “Company Stockholders Meeting”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

Section 1.1 Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

(a) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any Stockholder.

(b) “Beneficial Ownership” by a Person of any security, means, ownership by such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, where such Person has or shares with another Person: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.  The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

(c) “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(d) “Covered Shares” means, with respect to a Stockholder, the Existing Shares that are Beneficially Owned by such Stockholder, together with any other shares of Common Stock or other voting capital stock of the Company that such Stockholder acquires Beneficial Ownership of after the date of this Agreement.

(e) “Existing Shares” means, with respect to a Stockholder, the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto.

(f)  “Permitted Transfer” means a Transfer by a Stockholder to an Affiliate of such Stockholder; provided, that such transferee Affiliate agrees in writing to assume all of such transferring Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement with respect to the Covered Shares that are subject to such Transfer, to the same extent as such transferring Stockholder is bound hereunder; provided, further, that each Stockholder may from time to time Transfer among and between themselves any of the Covered Shares and each such Transfer shall be deemed a Permitted Transfer.

(g) “Representatives” means the officers, directors, employees, agents and advisors of a Person.

(h) “Requisite Stockholder Approval” means the vote of the holders of a majority of Company Common Stock entitled to vote thereon in favor of the adoption of the Merger Agreement.

(i) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other agreement with respect to any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

(j) “Voting Period” means the period from and including the date of this Agreement through the earlier of (x) the date on which the Company obtains the Requisite Stockholder Approval and (y) the termination of this Agreement in accordance with its terms.

ARTICLE II

VOTING

Section 2.1 Agreement to Vote.

(a) Each Stockholder hereby agrees severally and not jointly that during the Voting Period, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Stockholder shall, in each case to the extent that the Covered Shares are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought:

(i) appear at each such meeting or otherwise cause all of the Covered Shares Beneficially Owned by such Stockholder as of the applicable record date to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Shares over which such Stockholder has voting power as of the applicable record date (w) in favor of the adoption of the Merger Agreement, and (x) in favor of any adjournment of the meeting in order to solicit additional favorable votes (the “Voting Matters”).

(b) Notwithstanding anything herein to the contrary (i) nothing in this Agreement, including this Section 2.1, shall limit or restrict any affiliate or designee of any Stockholder who serves as a member of the Board of Directors of the Company in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities including, without limitation, taking any action in compliance with Section 5.2 of the Merger Agreement; (ii) each Stockholder shall remain free to vote (or execute consents or proxies with respect to) its Covered Shares with respect to any matter not covered by this Section 2.1 in any manner such Stockholder deems appropriate, so long as such vote (or execution of consents or proxies with respect thereto) does not violate this Agreement; and (iii) this Section 2.1 shall not require any Stockholder to vote or consent (or cause any Affiliate to vote or consent) to adopt the Merger Agreement or in favor of the Merger or any of the other transactions contemplated by the Merger Agreement, to the extent that the Merger Agreement has been amended or modified, or a provision therein has been waived, in any such case, in a manner that (x) reduces the amount, changes the form or imposes any restrictions or additional conditions on the receipt of the consideration to the Stockholders or (y) is otherwise materially adverse to the Stockholders; or (iv) vote or consent (or cause any Affiliate to vote or consent) its Covered Shares to amend the Merger Agreement or take any action that could result in the consequences described in the foregoing clauses (iii)(x) and/or (iii)(y)).

Section 2.2  Irrevocable Proxy.  Each Stockholder hereby irrevocably appoints Parent as its attorney-in-fact and proxy with full power of substitution and re-substitution, to the full extent of such Stockholder’s voting rights with respect to such Stockholder’s Covered Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the Delaware General Corporation Law) to vote all such Stockholder’s Covered Shares in accordance with the Voting Matters.  Upon Parent’s reasonable request, each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein.  The proxy granted by each Stockholder in this Section 2.2 shall remain valid until the earlier of (i) the time that the Requisite Stockholder Vote has been obtained or (ii) the termination of this Agreement in accordance with Section 5.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Stockholders.  Each Stockholder represents and warrants severally and not jointly to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action.  Such Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by such Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and subject to the provisions of Section 5.11.

(b) Ownership.  Such Stockholder is, as of the date hereof, the Beneficial Owner of such Stockholder’s Existing Shares, free and clear of any Liens, other than (i) any Liens pursuant to the organizational documents of the Company and this Agreement, and (ii) any transfer restrictions of general applicability as may be provided under the Securities Act, 1933 (as amended) and the “blue sky” laws of the various states of the United States.  .  As of the date of this Agreement, excluding shares of Common Stock Beneficially Owned by such Stockholder’s Affiliates, the Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder.  Such Stockholder is the Beneficial Owner and has and it or its permitted Affiliate transferees will have at all times through the last day of the Voting Period, voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in Article II hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Covered Shares  Beneficially Owned by such Stockholder at all times through the last day of the Voting Period.

(c) Non-Contravention.  The execution, delivery and performance of this Agreement by such Stockholder do not and will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of such Stockholder, (ii)  conflict with, or result in any violation or breach of, any Laws applicable to such Stockholder or by which any of its assets or properties is bound, (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of such Stockholder, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder to perform its obligations hereunder.

(d) Consents and Approvals.  The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require such Stockholder to obtain any consent, approval, authorization or permit of any governmental authority.

(e) No Inconsistent Agreements.  Except for this Agreement such Stockholder has not, as of the date of this Agreement: (i) entered into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares or (ii) granted any proxy, consent or power of attorney with respect to any of the Covered Shares (other than as contemplated by Section 2.1).

Section 3.2 Representations and Warranties of Parent.  Parent represents and warrants to each Stockholder as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action.  Parent is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Parent has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by Parent of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b) Ownership.  None of Parent, Merger Sub or their respective Affiliates owns, directly or indirectly, beneficially or of record, any shares of Common Stock, and none of Parent, Merger Sub or their respective Affiliates holds any rights to acquire or vote any shares of Common Stock.

(c) Non-Contravention.  The execution, delivery and performance of this Agreement by Parent do not and will not (i)  conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of Parent, (ii)  conflict with, or result in any violation or breach of, any laws applicable to Parent or by which any of its assets or properties is bound, (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of Parent, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent to perform its obligations hereunder.

(d) Consents and Approvals.  The execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require such Parent to obtain any consent, approval, authorization or permit of any governmental authority.

ARTICLE IV

OTHER COVENANTS

Section 4.1 Prohibition on Transfers.  During the Voting Period, each Stockholder agrees severally and not jointly that it shall not Transfer Beneficial Ownership of any of the Covered Shares or any other interest therein, unless such Transfer is a Permitted Transfer.

Section 4.2 Stock Dividends, etc.  In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the term “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3 No Solicitation.  Each Stockholder hereby agrees severally and not jointly that during the Voting Period, it shall not, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and Representatives (which term does not include any officer, director or agent of the Company) not to, (i) solicit, initiate, knowingly facilitate or knowingly take any action designed to encourage or facilitate any inquiries regarding or the making of any proposal or offer that constitutes, or may reasonably be expected to constitute, a Competing Proposal, (ii) enter into or participate in any discussions with, or furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the property, books or records of the Company or its Subsidiaries to, any Person that, to the knowledge of such Stockholder, is seeking to make, or has made, a Competing Proposal; provided, however, that such Stockholder may participate in discussions or negotiations with any person regarding a Competing Proposal or Superior Proposal if at that time the Company is permitted to engage, and is engaging in discussions or negotiations with such person in accordance with the terms of the Merger Agreement, or (iii) publicly propose to do any of the foregoing.

Section 4.4 No Inconsistent Agreements.  Except for this Agreement, during the Voting Period, each Stockholder hereby agrees severally and not jointly that it shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares or (b) grant any proxy, consent or power of attorney with respect to any of the Covered Shares (other than as contemplated by Section 2.1).

Section 4.5 Certain Claims.  (a) Each of the Stockholders, on behalf of itself and each of its Affiliates (other than the Company), and (b) Parent, on behalf of itself and each of its Affiliates (including Sponsor), hereby acknowledges and agrees that neither it nor any of its respective Affiliates shall have, and covenants that neither it nor any of its respective Affiliates shall assert, any claim against the other, any of the other’s respective successors, or any of the other’s Non-Recourse Parties in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby, other than (i) claims under this Agreement, (ii) claims under any other written agreement entered into by any such Stockholder and/or any of their Affiliates on the one hand, and any of Sponsor, Parent, Merger Sub and/or any of their Affiliates on the other hand, and (iii) after the Closing, the right to receive the Merger Consideration under and as provided in Section 2 of the Merger Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Interpretation.  Unless the express context otherwise requires:

(a) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 5.1 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(b) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

Section 5.2 Termination.  This Agreement and all obligations of the parties hereunder shall automatically terminate without any further action required by any Person, on the earliest to occur of:  (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the making of any material change, by amendment, waiver or other modification to any provision of the Merger Agreement that (x) reduces the amount, changes the form or imposes any restrictions or additional conditions on the receipt of the consideration to the Stockholders or (y) is otherwise materially adverse to the Stockholders; (iv) midnight, New York City Time, on December 31, 2012; (v) if a bona fide proposal for or in respect of at least a majority of the outstanding Common Stock or all or substantially all of the Company’s assets, is being made by a Person publicly or to the Company and the Stockholders in accordance with this Agreement, and the Stockholders determine, in the exercise of their good faith judgment, that the proposal is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the Person making the proposal, and that, if consummated, would result in a transaction more favorable from a financial point of view (including, resulting in a price per share of Common Stock pursuant to such proposal greater than the price per share payable for Common Stock under the Merger Agreement) to all stockholders of the Company than the transactions contemplated by the Merger Agreement, or (vi) any withdrawal or modification of, or any amendment to, the Company Board Recommendation by the Company Board in a manner adverse to Parent; and after such termination, this Agreement shall be of no further force or effect; provided, however, that the provisions of Article V shall survive any termination of this Agreement.

Section 5.3 Governing Law.  This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 5.4 Submission to Jurisdiction; Service.  Each party to this Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in 5.6 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 5.5 WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE

IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

Section 5.6 Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Parent to:

c/o American Industrial Partners
535 Fifth Avenue, 32nd Floor
New York, NY 10017
Attention:  Kim Marvin
Facsimile: (212) 627-2372
Email: kim@aip4.com

with a copy (which shall not constitute notice or constructive notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:  Daniel S. Evans
                Facsimile:  (617) 235-0028
Email: Daniel.evans@ropesgray.com

If to a Stockholder, to:

c/o IAT Reinsurance Company Ltd.
48 Wall Street
New York, NY 10005
Email: Dpirrung@iat-group.com

If to the Company:

Presstek, Inc.
10 Glenville Street
Greenwich, CT 06831
Attention:  James R. Van Horn
Facsimile: (203) 769-8099
Email: jvanhorn@presstek.com

with a copy (which shall not constitute notice or constructive notice) to:

McDermott Will & Emery, LLP
28 State Street
Boston, MA 02109-1775
Attention:  David Cifrino
                Facsimile:  (617) 535-3800
Email: dcifrino@mwe.com

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second Business Day after the sending thereof.

Section 5.7 Amendment.  This Agreement may not be amended except by an instrument in writing signed by Parent and each Stockholder.

Section 5.8 Extension; Waiver.  At any time before the termination of this Agreement, the parties may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement.  Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 5.9 Entire Agreement.  This Agreement (including the schedule hereto) and the Merger Agreement contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 5.10 No Third-Party Beneficiaries.  The parties hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of one another, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.11 Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any party or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 5.12 Rules of Construction.  The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.13 Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Any purported assignment without such prior written consents shall be void.

Section 5.14 Specific Performance.  The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.  The parties acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.15 No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, general or limited partners, members, controlling persons, directors, officers, employees, mangers, agents or Affiliates of any party hereto or any former, current or future equity holder, general or limited partner, member, controlling person, director, officer, employee, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 5.17 Fees and Expenses.  All costs and expenses of Parent (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.18 Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.  This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

MAI HOLDINGS, INC.

By:
Name:
Title:

IAT REINSURANCE COMPANY LTD.

By:	/s/ Peter R. Kellogg
Peter R. Kellogg, President

Acceptance Casualty Insurance Company

By:	/s/ David G. Pirrung
David G. Pirrung, Treasurer

Acceptance Indemnity Insurance Company

By:	/s/ David G. Pirrung
David G. Pirrung, Treasurer

Harco National Insurance Company

By:	/s/ David G. Pirrung
David G. Pirrung, Treasurer

Occidental Fire & Casualty Company of North Carolina

By:	/s/ David G. Pirrung
David G. Pirrung, Treasurer

Wilshire Insurance Company

By:	/s/ David G. Pirrung
David G. Pirrung, Treasurer

C-1

Annex C

Schedule 1

STOCKHOLDER INFORMATION

Shares of
Name	Common Stock
IAT Reinsurance Company Ltd.	6,168,208
Acceptance Casualty Insurance Company	200,000
Acceptance Indemnity Insurance Company	500,000
Harco National Insurance Company	1,000,000
Occidental Fire & Casualty Company of North Carolina	250,000
Transguard Insurance Company of America, Inc.	568,847
Wilshire Insurance Company	500,000

C-2

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Section 262. Appraisal rights

EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE
STATE OF DELAWARE RELATING TO THE RIGHTS OF
DISSENTING STOCKHOLDERS PURSUANT TO SECTION 262

262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the

Annex D

corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a

Annex D

duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

PRESSTEK, INC.

This proxy is solicited on behalf of the Board of Directors for the Special Meeting on October 31, 2012.

The undersigned hereby makes, constitutes and appoints Stanley E. Freimuth and James R. Van Horn, and each of them, proxies for the undersigned, with full power of substitution, to vote on behalf of the undersigned in accordance with the instructions on the reverse side of this card all shares of common stock of Presstek, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, or any adjournments thereof, to be held on October 31, 2012, at 10:00 a.m., local time, at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York.

This Proxy, when properly executed, will be voted in the manner the undersigned stockholder directs on the reverse side of this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on the reverse side of this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy. Each share of common stock has one vote.

If this Proxy is not returned, or if you do not vote via the telephone or the Internet, then the shares of the Company common stock you own will not be voted.

Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.

IMPORTANT NOTICE  REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL  STOCKHOLDER MEETING TO BE HELD ON OCTOBER 31, 2012.

This proxy statement is available at http://viewproxy.com/presstek/2012sm/.

(continued and to be signed on other side)

PLEASE SEE REVERSE  SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET.

IF YOU HAVE NOT VOTED BY TELEPHONE OR THE INTERNET, PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER  SIDE AND RETURN PROMPTLY IN THE ENCLOSED  ENVELOPE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Please mark your vote as in this sample. ☒

The Board of Directors recommends a vote FOR each of the proposals below:

1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 22, 2012, as it may be amended from time to time, among MAI Holdings, Inc., a Delaware corporation, MAI Merger Corp, a Delaware corporation and a direct wholly owned subsidiary of Parent, and Presstek, Inc.
FOR AGAINST ABSTAIN ☐ ☐ ☐
2.	To consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers.	☐ ☐ ☐
3.
To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Agreement and Plan of Merger referenced in Proposal 1 above.
☐ ☐ ☐
4.
To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.
☐ ☐ ☐

Indicate changes below:

Address Change? ☐ Name Change? ☐

Check appropriate box

PLEASE SIGN PERSONALLY AS NAME APPEARS ON THIS CARD. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If name of two or more persons, all should sign.

Date:

Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
TELEPHONE
Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to
vote your proxy. Have your proxy
card available when you call.
Follow the voting instructions to
vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.